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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 2003

REGISTRATION NO. 333-103749

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAINE & MARITIMES CORPORATION
(Exact Name of Registrant as specified in its Charter)

MAINE (State or other jurisdiction of incorporation or organization)	4911 (Primary Standard Industrial Classification Code Number)	30-0155348 (IRS Employer Identification No.)

209 STATE STREET, PRESQUE ISLE, MAINE 04769
(207) 768-5811
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

LARRY E. LAPLANTE
CLERK
MAINE & MARITIMES CORPORATION
209 STATE STREET, PRESQUE ISLE, MAINE 04769
(207) 768-5811
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

SCOTT L. SELLS, ESQ.
GENERAL COUNSEL
MICHAEL B. PEISNER, ESQ.
CURTIS THAXTER STEVENS BRODER & MICOLEAU LLC
ONE CANAL PLAZA
PORTLAND, MAINE 04101
(207) 774-9000

        APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: At the effective time of the merger described in this proxy statement and prospectus, which is anticipated to be June 30, 2003 or as soon as practicable after this registration statement becomes effective and the satisfaction of all conditions precedent to the merger.

        If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)

Common Stock $7 par value per share	1,574,582	$27.45	$43,222,276	$234

(1)
Based on the number of shares of Maine Public Service Company common stock expected to be outstanding at the effective time of the merger of the Registrant's subsidiary and Maine Public Service Company, as described in this proxy statement and prospectus.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1), based upon the average of the high and low prices of Maine Public Service Company common stock as reported on the American Stock Exchange on April 11, 2003.
(3)
Pursuant to Rule 457(b), the total registration fee required—$3,560—has been reduced by $3,326, which was paid on March 11, 2003 in connection with the filing of preliminary proxy materials relating to this transaction.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

209 STATE STREET
PRESQUE ISLE, MAINE 04769
[MAINE PUBLIC SERVICE COMPANY LOGO]

April     , 2003

Dear Stockholder,

        We are pleased to invite you to our annual meeting of stockholders to be held Friday, May 30, 2003, at 9:30 a.m. (Eastern Daylight Time).

        The meeting will be held at the Northern Maine Technical College, Edmunds Conference Center, 33 Edgemont Drive, Presque Isle, Maine 04769. Directions are on the inside of the back cover page of this proxy statement and prospectus.

        This year's meeting has added importance to you as a stockholder of Maine Public Service Company. The board of directors is recommending that you vote to adopt a new holding company structure for the company.

        We describe the reasons for this holding company structure in the attached proxy statement and prospectus. Your board of directors recommends this action to establish the optimal corporate structure that will position the company to operate more efficiently and effectively in a changing business and regulatory environment and respond to new business opportunities that may arise as a result of these changes, while maintaining the principal business focus on the company's core transmission and distribution business.

        You should consider the matters discussed under "Risk Factors" beginning on page 10 of this proxy statement and prospectus before voting. Please read carefully this entire proxy statement and prospectus.

        Every vote is important. Approval of the holding company structure requires the favorable vote of more than one half of our outstanding common shares. If you do not send in your proxy, and you do not vote in person at the meeting, that will have the effect of a vote "against" the holding company structure. If you own your shares through a stockbroker, and you do not vote, that will also have the effect of a vote "against" the holding company structure.

        We ask that you please vote your proxy—even if you are planning to attend the meeting. This year, more than most years, every share voted has great significance to the future of your company. Without approval by more than a majority vote, your company will be hindered by constraints not applicable to competitors and peers as we continue our pursuit of enhanced value for our investors.

        In addition to the vote on the holding company structure, stockholders will vote on electing four directors. These matters are also described in the attached proxy statement and prospectus.

        We are excited about this holding company proposal and the opportunities it may provide for the company. We thank you in advance for sending in your proxy this year.

Sincerely,

G. Melvin Hovey Chairman

J. Nicholas Bayne President and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT AND PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT AND PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MAINE PUBLIC SERVICE COMPANY
209 STATE STREET, PO BOX 1209
PRESQUE ISLE, MAINE 04769-1209

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 30, 2003

April     , 2003

To the common stockholders of
    MAINE PUBLIC SERVICE COMPANY

        Notice is hereby given that the annual meeting of the stockholders of Maine Public Service Company ("MPS") will be held at the Northern Maine Technical College, Edmunds Conference Center, 33 Edgemont Drive, Presque Isle, Maine, on Friday, May 30, 2003, at 9:30 a.m. (Eastern Daylight Time), for the following purposes:

  1.
  Electing three members of the board of directors to serve until the annual meeting of the stockholders in 2006, and one member of the board of directors to serve until the annual meeting of the stockholders in 2004 or, in either case, until their successors are elected and qualified.

  2.
  To consider and act upon a proposal by the board of directors of MPS to approve an agreement and plan of merger dated as of June 30, 2003, (a copy of which is attached as Appendix A to this proxy statement and prospectus) to effect a reorganization of MPS into a holding company structure.

  3.
  Acting upon any and all other matters in connection with or for the purpose of effecting the foregoing, or as otherwise may properly come before the meeting or any and all adjournments thereof.

        Further information regarding voting rights and the business to be transacted at the meeting is given in the annexed proxy statement and prospectus.

CERTAIN STOCKHOLDERS DISSENTING TO THE AGREEMENT AND PLAN OF MERGER ARE ENTITLED, UPON COMPLIANCE WITH SECTION 909 OF THE MAINE BUSINESS CORPORATION ACT, ATTACHED AS APPENDIX D TO THIS PROXY STATEMENT AND PROSPECTUS, TO BE PAID THE FAIR VALUE OF THEIR SHARES, UNLESS ONE OF THE EXCEPTIONS TO THE RIGHT OF DISSENT SET OUT IN SECTION 908 OF SAID ACT IS APPLICABLE. SPECIFICALLY, HOLDERS OF MPS COMMON STOCK WILL HAVE THE RIGHT TO SUCH PAYMENT UPON FOLLOWING THE SPECIFIED STATUTORY PROCEDURES. SEE "PROPOSAL NO. 2: REORGANIZATION OF MAINE PUBLIC SERVICE COMPANY—RIGHT OF DISSENTING STOCKHOLDERS TO RECEIVE PAYMENT FOR SHARES" IN THE ACCOMPANYING PROXY STATEMENT AND PROSPECTUS.

                      By order of the board of directors,

                      Larry E. LaPlante, Clerk

YOUR VOTE IS VERY IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE ACT PROMPTLY TO VOTE YOUR SHARES. YOU MAY VOTE YOUR SHARES BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE RETURN ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY IN WRITING.

This proxy statement and prospectus is dated April 15, 2003, and is first being mailed to stockholders on April     , 2003.

TABLE OF CONTENTS

PAGE
WHERE YOU CAN FIND MORE INFORMATION	1
QUESTIONS AND ANSWERS ABOUT THE HOLDING COMPANY	3
SUMMARY	5
Cautionary Statement Concerning Forward-Looking Statements	6
Name of New Holding Company	6
Business of HoldCo	6
The Annual Stockholders Meeting	6
Stockholder Vote Required to Approve the Reorganization	6
Our Recommendations to Stockholders	7
Comparative Stockholders' Rights	7
Statutory Dissenters' Rights	7
Regulation of HoldCo and MPS Resulting from the Reorganization	7
Conditions to the Reorganization	7
Amendment or Termination of the Agreement and Plan of Merger	8
Present and Proposed Corporate Structures	8
RISK FACTORS	10
There is no guarantee of future HoldCo dividend payments	10
HoldCo may issue preferred stock in the future having preferential dividend rights that could restrict payments of dividends to holders of HoldCo common stock	10
HoldCo may invest in unregulated activities that may prove to be riskier than the current activities of MPS which could cause losses and result in declines in HoldCo's stock price	10
Maine state law and HoldCo's articles of incorporation and by-laws contain anti-takeover provisions which could discourage or impede unsolicited attempts to acquire control of HoldCo without the approval of the board of directors	10
THE ANNUAL STOCKHOLDERS MEETING	11
Adjournments	11
Common Stock Outstanding and Voting Rights	12
Security Ownership by Management	13
PROPOSAL 1 ELECTION OF DIRECTORS	14
Nominees and Current Directors	15
Directors and Committee Meetings	17
Business Relationships with Directors	18
Audit Committee Report	18
Audit Fees	19
All Other Fees	19
Executive Compensation	19
Stock Option Plan	20
Retirement Plan	21
Section 16(a) Beneficial Ownership Reporting Compliance	22
Directors' Compensation	22
Performance and Compensation Committee Interlocks and Insider Participation	22
Performance and Compensation Committee Report on Executive Compensation	23
Independent Public Accountants	25
Corporate Performance Graph	26

i

ii

iii

WHERE YOU CAN FIND MORE INFORMATION

        MPS files annual, quarterly and current reports, and proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of those materials we file at the Securities and Exchange Commission's public reference room:

  Public Reference Room
  Judiciary Plaza
  450 Fifth Street, N.W.
  Room 1024
  Washington, D.C. 20549

        You may obtain information on the operation of the Securities and Exchange Commission's public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of this material from the public reference section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Securities and Exchange Commission filings of MPS are also available to the public from commercial document retrieval services, over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov and at the MPS web site at http://www.mainepublicservice.com.

        MPS's common stock is listed on the American Stock Exchange, and reports, proxy statements and other information concerning MPS can also be inspected at the offices of that exchange located at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

        Maine & Maritimes Corporation ("HoldCo") has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the HoldCo common stock to be issued to MPS stockholders in the merger. This document is part of that registration statement and constitutes a prospectus of HoldCo, in addition to being part of the annual meeting proxy statement of MPS. As allowed by the rules of the Securities and Exchange Commission, this proxy statement and prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

        The Securities and Exchange Commission allows us to "incorporate by reference" information into this proxy statement and prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement and prospectus, except for any information superseded by information in this proxy statement and prospectus. This proxy statement and prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about MPS and its finances.

DOCUMENT	PERIOD/DATE
Annual Report on Form 10-K	Year ended December 31, 2002
Current Reports on Form 8-K	January 24, 2003, February 14, 2003 and February 28, 2003

        We have enclosed a copy of the Annual Report for 2002 along with this proxy statement and prospectus.

        We are also incorporating by reference additional documents that we file with the Securities and Exchange Commission under the Securities Exchange Act of 1934 between the date of this proxy statement and prospectus and the date of the meeting of our stockholders.

        If you are a stockholder, we may have previously sent you some of the documents that are incorporated by reference. You can obtain any of the incorporated documents by contacting us or the Securities and Exchange Commission. If you would like to request documents from us, including any documents we may subsequently file with the Securities and Exchange Commission prior to the annual meeting, please do so as soon as possible so that you will receive them before the annual meeting. We will send you the documents incorporated by reference without charge, excluding exhibits, unless we have specifically incorporated the exhibit by reference in this proxy statement and prospectus.

        If you would like to request documents, you must do so by May 23, 2003, in order to obtain timely delivery of them before the annual meeting.

        Stockholders may obtain documents incorporated by reference in this proxy statement and prospectus from MPS's website or by requesting them in writing, by e-mail or by telephone from:

        Director of Investor Relations and Corporate Compliance
        Maine Public Service Company
        P.O. Box 1209
        209 State Street
        Presque Isle, Maine 04769-1209
        http://www.mainepublicservice.com.
        e-mail: llaplante@mainepublicservice.com
        1-207-768-5811 (telephone)
        1-207-764-6586 (facsimile)

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT AND PROSPECTUS TO VOTE ON THE PROPOSALS DESCRIBED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS. THIS PROXY STATEMENT AND PROSPECTUS IS DATED APRIL 15, 2003. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT AND PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY. IN THE EVENT ANY INFORMATION CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS IS MATERIALLY CHANGED AFTER THE DATE LISTED ABOVE, MPS WILL RECIRCULATE THE PROXY STATEMENT AND PROSPECTUS TO STOCKHOLDERS.

QUESTIONS AND ANSWERS ABOUT THE HOLDING COMPANY

        Please note:    The following questions and answers are only a summary of some of the important information contained in this proxy statement and prospectus. These questions and answers do not necessarily give you all the facts you need to know in voting on this proposal. Please read the full proxy statement and prospectus for a complete explanation of these matters.

WHAT IS THE HOLDING COMPANY PROPOSAL?

        We are proposing to reorganize our corporate structure to form a holding company, Maine & Maritimes Corporation, that will have as its direct subsidiaries MPS and MPS's present subsidiary Energy Atlantic, LLC ("Energy Atlantic"). In the reorganization, MPS will be merged with an entity ("MergeCo"), to enable MPS to become a wholly-owned subsidiary of Maine & Maritimes Corporation. Further, Maine and New Brunswick Electrical Power Company, Limited, which is an inactive Canadian company, will remain a subsidiary of MPS.

        To see a diagram and description of the present and the proposed corporate structures, please see page 9.

WHAT WILL HAPPEN TO MY SHARES OF MPS COMMON STOCK?

        If the holding company form is adopted, your shares of MPS common stock will be converted on the books (no exchange of certificates will be necessary) into the same number of shares of common stock of the new holding company. The common stock of the new holding company will have the same voting rights as the current shares of MPS common stock. Please see page 36.

WHY IS THIS HOLDING COMPANY BEING RECOMMENDED?

        The main purpose of this proposal is to establish a corporate structure that will position HoldCo to operate in a changing business environment, while maintaining a focus on MPS's core transmission and distribution business. We believe the holding company structure will increase shareholder value by improving our flexibility and increasing opportunities for us to execute conservative growth strategies, resulting in a broadened marketplace and increased earnings diversity. Moreover, there are several risks and impediments to continuing operations under our existing corporate structure that we believe can be mitigated or eliminated by reorganizing into a holding company structure. The risks of not changing include, without limitation, the following:

  •
  We believe that MPS's opportunities under the status quo are limited because it is a regulated public utility whose service territory is Aroostook County and part of Penobscot County, Maine. The predictions for that area are for zero to negative growth in population and economic activity.

  •
  If we implement our growth strategy using MPS as the parent corporation, because MPS is a regulated public utility, there will be less flexibility to pursue a growth strategy outside of MPS's core area of transmission and distribution in that service territory. Under current state regulation, there are several impediments to adopting a growth strategy in non-core markets. These include without limitation:

  •
  Statutory and regulatory requirements that mandate the approval of the Maine Public Utilities Commission ("MPUC") for the development of all material non-core investments and that result in higher regulatory costs than would be the case under a holding company structure;

    •
    Restrictive requirements imposed on MPS by the MPUC to separate the management function of MPS from that of its subsidiary, Energy Atlantic, including restrictions on communication and shared resources; and

    •
    Restrictive capitalization presumptions and limitations (cost of debt and equity) imposed on MPS by the MPUC primarily because of its direct parent affiliation to a non-regulated subsidiary.

  •
  There are limited opportunities for market growth in MPS's core activities, which will continue to be regulated.

        Looking at the positive side, we hope that the holding company structure will:

  •
  Give HoldCo increased flexibility to pursue growth opportunities due to reduced regulatory barriers which will improve its ability to take advantage of non-core business opportunities on a timely basis;

  •
  Afford HoldCo increased financial flexibility that will allow HoldCo to access different capital markets quickly with tailored financings offering a broad range of financial instruments suitable to the type of investment being made, without materially affecting MPS's creditworthiness;

  •
  Reduce risks to the regulated utility associated with unregulated growth;

  •
  Strategically position HoldCo to offset lost generation revenues and earnings resulting from:

  •
  the sale of generating assets;

  •
  de-regulation; and

  •
  the reduction over time of the amounts which MPS is allowed to add to its rates because the MPUC allows it to recover "stranded costs" associated with formerly owned generating assets and long-term power contracts.

        Our proposed diversification strategy is focused on specific and well-studied business activities that make sense within our region. Given the economic stagnation of our service area, it is important that we begin a deliberate and conservative migration into higher growth geographic markets and into expanded lines of business. The holding company will have the responsibility of managing a portfolio of diverse, but complementary, businesses, each developed under a separate business model. Our strategy does not include energy trading, merchant generation, telecom and Internet strategies. Instead, some of the types of unregulated businesses that we have identified for possible acquisition include:

  •
  Another regulated utility;

  •
  Energy-related businesses that are built on the convergence of energy and environmental engineering management; and

  •
  Asset based businesses ranging from energy-related assets to real estate.

        While our proposed growth will come primarily from unregulated subsidiaries, we are evaluating and pursuing non-core utility activities, such as promoting business process outsourcing, offering our unique "live-line" technology (allowing maintenance crews to work on power lines without turning off the power) and crews to other investor-owned and consumer-owned utilities on a performance-based contracting basis.

WHO WILL MANAGE THE NEW HOLDING COMPANY?

        The current directors of MPS will also become directors of the holding company and remain directors of MPS. The principal executive officers of MPS will also be executive officers of the holding company. Please see page 44.

WHAT WILL HAPPEN TO OUR CASH DIVIDENDS ON COMMON STOCK?

        We anticipate that the board of directors of the holding company will continue its current common stock dividend practices, but these practices are always subject to change at the discretion of the board of directors. Dividends paid by the holding company will, at least initially, depend primarily upon the financial performance of its utility subsidiary, MPS. Please see page 33.

WHEN WILL THE HOLDING COMPANY STRUCTURE BE IMPLEMENTED?

        MPS currently is working to complete the reorganization before June 30, 2003. The reorganization will not become effective until June 30, 2003, at the earliest. However, this reorganization is subject to regulatory and stockholder approvals and the completion of all required filings. Please see page 32.

WHAT ARE THE TAX EFFECTS TO ME OF THIS PROPOSAL?

        In the opinion of our legal counsel, for federal income tax purposes, stockholders will recognize no gain or loss on the conversion of MPS common stock into common stock of Maine & Maritimes Corporation. Please see page 34.

I OWN MY SHARES THROUGH A BROKER. WILL MY BROKER VOTE MY SHARES ON THE HOLDING COMPANY PROPOSAL FOR ME?

        Your broker will only vote for you on the holding company proposal if you have given specific instructions to your broker on how to vote. Your broker should have sent you a proxy card for your vote with this proxy statement and prospectus. Please contact your broker if you did not receive the proxy card. Unless you sign and return that proxy card to your broker, your broker cannot vote on the proposal for the holding company, which will have the effect of a vote "against" the holding company proposal. Therefore, we strongly urge that you vote your proxy. Please see page 6.

WHAT SHOULD I DO NOW?

        Please vote your shares by filling out and mailing your proxy card or attend the stockholder meeting on May 30, 2003 to cast your vote in person.

WHO SHOULD I CALL WITH QUESTIONS?

        We have established a special toll-free telephone number with representatives to answer your questions. Georgeson Shareholder Communications, Inc., our proxy solicitor, will be responding to those calls. This service is available from 9:00 a.m. to 5:00 p.m. eastern standard time, Monday through Friday. The number is 1-866-274-2264.

SUMMARY

        This summary highlights selected information about the holding company proposal. It does not contain all of the information that is important to you. You should carefully read the entire proxy statement and prospectus and the other documents to which we have referred you. We have not included information regarding MPS that has previously been included in documents we have filed with the Securities and Exchange Commission, and which are incorporated by reference, unless that information is required to be included in this proxy statement and prospectus or we believe it will assist you in understanding the proposals. For information on how to obtain the documents we have filed with the Securities and Exchange Commission, see "Where You Can Find More Information" on page 1. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        Matters discussed in this proxy statement and prospectus, excluding historical information, include forward-looking statements. Words including, but not limited to, "estimates," "expects," "plans," "anticipates," "intends," "believes," and variations of these words, identify forward-looking statements that involve uncertainties and risks. Forward-looking statements include, but are not limited to, the information concerning possible or assumed future results of operations of HoldCo, MPS and their subsidiaries set forth under "Questions and Answers about the Reorganization," the "Summary," "Reasons for the Reorganization" and "Dividend Policy". Although MPS and HoldCo believe these forward-looking statements are based on reasonable assumptions, they cannot give assurance that every objective will be reached. MPS and HoldCo make these statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. Examples of factors that could cause actual results to differ materially from MPS's beliefs described herein include, but are not limited to, variations in weather, regulatory and legislative changes and increased competition.

NAME OF NEW HOLDING COMPANY

        Maine & Maritimes Corporation ("HoldCo").

BUSINESS OF HOLDCO (SEE PAGE 42)

        HoldCo is currently a wholly owned subsidiary of MPS and was incorporated in Maine for the purpose of implementing the proposed holding company reorganization. HoldCo does not currently own any assets or engage in any business. The address of HoldCo is:

                Maine & Maritimes Corporation
                209 State Street
                Presque Isle, Maine 04769
                1-207-768-5811

THE ANNUAL STOCKHOLDERS MEETING

        The MPS annual stockholders meeting will be held on Friday, May 30, 2003, at 9:30 a.m. (Eastern Daylight Time). At this meeting MPS stockholders will be asked, among other things, to consider and act upon an agreement and plan of merger which will establish the holding company structure.

        You are entitled to vote at the meeting if you were a stockholder of record of MPS common stock at the close of business on April 4, 2003, the record date.

STOCKHOLDER VOTE REQUIRED TO APPROVE THE REORGANIZATION (SEE PAGE 31)

        More than 50% of the outstanding shares of MPS common stock voting separately as a class must be voted "FOR" Proposal 2 at the annual meeting in order to approve the holding company reorganization. For purposes of determining whether the holding company reorganization has been approved, an abstention or broker non-vote will not be counted in favor of adoption of the proposal, but instead will have the effect of a vote against the proposal.

OUR RECOMMENDATIONS TO STOCKHOLDERS (SEE PAGES 14, 27 AND 45)

        The board of directors of MPS recommends a vote "FOR" Proposal 1, to elect all director nominees.

        The MPS board of directors has unanimously adopted the agreement and plan of merger to accomplish the reorganization. The board of directors also believes the reorganization to be in the best interests of MPS and its stockholders, and recommends that the holders of MPS common stock vote "FOR" Proposal 2, to reorganize the company to a holding company structure.

COMPARATIVE STOCKHOLDERS' RIGHTS (SEE PAGE 41)

        When the reorganization is completed, holders of MPS common stock will automatically become holders of HoldCo common stock. Rights of HoldCo stockholders will be governed by the HoldCo articles of incorporation and by-laws instead of those of MPS, which are substantially the same as those of HoldCo.

        HoldCo's articles of incorporation and by-laws will give HoldCo broad corporate powers to engage in any lawful activity for which a corporation may be formed under Maine law, and will include indemnification, limitation of liability and nomination and proposal submission provisions that are included in the articles of incorporation and by-laws of MPS in substantially the same form. In addition, the articles of incorporation of HoldCo will provide that the directors of HoldCo may designate the rights and preferences of preferred stock and issue preferred stock without further approval by HoldCo stockholders. See also the section of this proxy statement and prospectus entitled "Comparison of Rights of MPS and HoldCo Stockholders."

STATUTORY DISSENTERS' RIGHTS (SEE PAGE 43 AND APPENDIX D)

        If the proposed plan of merger (the MPS reorganization) is consummated, holders of common stock of MPS who comply with the requirements of Section 909 of the Maine Business Corporation Act will be entitled to dissenters' rights of appraisal under Maine law with respect to their shares of MPS common stock. See "Right of Dissenting Stockholders to Receive Payment for Shares" and Appendix D for a description of the procedures required to be followed to perfect these rights.

REGULATION OF HOLDCO AND MPS RESULTING FROM THE REORGANIZATION (SEE PAGES 42 AND 43)

        Following the reorganization, MPS will continue to be regulated by the Maine Public Utilities Commission and the Federal Regulatory Energy Commission. As a result of the reorganization, HoldCo will become a "public utility holding company" within the meaning of the federal Public Utility Holding Company Act of 1935 and will register with the Securities and Exchange Commission under that act and apply for an exemption from that Act.

CONDITIONS TO THE REORGANIZATION (SEE PAGE 32)

        Completion of the reorganization depends on meeting some conditions, including:

  •
  Receipt of all required regulatory and third party approvals and consents on acceptable terms;

  •
  Stockholder approval at the annual meeting;

  •
  Approval to list the common stock of Maine & Maritimes Corporation on the American Stock Exchange; and

  •
  Receipt of an acceptable opinion of counsel regarding the tax status of the merger and reorganization.

AMENDMENT OR TERMINATION OF THE AGREEMENT AND PLAN OF MERGER (SEE PAGE 33)

        The boards of directors of MPS, HoldCo and MergeCo may amend the terms of the agreement and plan of merger at any time prior to its approval by MPS stockholders. These boards of directors may amend these terms after stockholder approval if the amendment does not materially and adversely affect the rights of the stockholders of MPS. If the agreement and plan of merger is materially amended, MPS will re-circulate the proxy statement and prospectus.

        If the MPS board of directors determines that the merger and reorganization would be inadvisable, or not in the best interests of MPS or its stockholders, it may terminate the agreement and abandon the reorganization at any time, even after stockholder approval.

PRESENT AND PROPOSED CORPORATE STRUCTURES (SEE PAGE 9)

        Present and proposed corporate structures are shown on the next page. HoldCo will become the holding company. Energy Atlantic, currently a subsidiary of MPS, will become a direct subsidiary of HoldCo.

THE PRESENT CORPORATE STRUCTURE

THE PROPOSED CORPORATE STRUCTURE

RISK FACTORS

        The following risk factors should be considered carefully in deciding whether to vote for the proposed corporate re-organization to a holding company structure. Please also consider other information contained in this proxy statement and prospectus for other matters that should be considered carefully in deciding whether to vote for the proposed corporate reorganization to a holding company structure. In addition, please read the "Cautionary Statement Concerning Forward-Looking Statements" on page 6. None of the factors discussed below arises solely out of the proposed re-organization. These same risk factors are present under the current corporate structure.

THERE IS NO GUARANTEE OF FUTURE HOLDCO DIVIDEND PAYMENTS

        The dividends that HoldCo pays will depend on the dividends of MPS, Energy Atlantic, and potential future subsidiaries pay to HoldCo. Therefore, we cannot guarantee the amount and frequency of dividends HoldCo will pay.

        We expect that HoldCo will continue to pay dividends under similar practices to MPS's. However, as in the case of MPS prior to its reorganization into a holding company structure, we cannot guarantee the amount and frequency of the dividends that HoldCo pays. This will depend on, among other things, the amount of dividends HoldCo's subsidiaries pay to it, the dividend restrictions of HoldCo and MPS and the future financial condition and financial performance of HoldCo and its subsidiaries.

HOLDCO MAY ISSUE PREFERRED STOCK IN THE FUTURE HAVING PREFERENTIAL DIVIDEND RIGHTS THAT COULD RESTRICT PAYMENTS OF DIVIDENDS TO HOLDERS OF HOLDCO COMMON STOCK.

        MPS presently possesses the right to issue preferred stock. HoldCo will also possess this right and may also issue preferred stock in the future which could have a preferential claim on earnings set aside for the payment of HoldCo dividends.

HOLDCO MAY INVEST IN UNREGULATED ACTIVITIES THAT MAY PROVE TO BE RISKIER THAN THE CURRENT ACTIVITIES OF MPS WHICH COULD CAUSE LOSSES AND RESULT IN DECLINES IN HOLDCO'S STOCK PRICE.

        The holding company structure will allow greater opportunities for investments in unregulated businesses. We expect that HoldCo will implement a strategy to become a more diversified company through investments in primarily unregulated activities. Many of these new investments may be in competitive markets which could involve greater investment risk than the regulated utility business. If losses are incurred in unregulated activities, they may not be recoverable in utility rates and could adversely affect the performance of HoldCo's common stock.

MAINE STATE LAW AND HOLDCO'S ARTICLES OF INCORPORATION AND BY-LAWS CONTAIN ANTI-TAKEOVER PROVISIONS WHICH COULD DISCOURAGE OR IMPEDE UNSOLICITED ATTEMPTS TO ACQUIRE CONTROL OF HOLDCO WITHOUT THE APPROVAL OF THE BOARD OF DIRECTORS.

        Currently, the MPS articles of incorporation and by-laws use provisions of Maine law to discourage transactions involving a future change in control of MPS, even if the change in control may appear to be beneficial to MPS's stockholders. These provisions include a fair price provision, an "interested stockholder" provision and advance notice requirements applicable to stockholder meetings and the election of directors. MPS directors also have the power to issue additional shares of common stock which could discourage potential takeover attempts and could adversely affect the market price of MPS's common stock. HoldCo's articles of incorporation and by-laws have these same provisions and

HoldCo's incumbent management could use provisions of Maine law and HoldCo's articles of incorporation and by-laws to discourage transactions involving a future change in control of HoldCo, even if the change in control may appear to be beneficial to HoldCo's stockholders. See a further discussion of these matters beginning on page 37.

THE ANNUAL STOCKHOLDERS MEETING

        We are furnishing you with this proxy statement and prospectus in connection with a solicitation of proxies by the board of directors of MPS to be used at the annual meeting of stockholders of MPS to be held on Friday, May 30, 2003, at 9:30 a.m. (Eastern Daylight Time) and at any adjournment or postponement of that annual meeting. The meeting will be held at the Northern Maine Technical College, Edmunds Conference Center, 33 Edgemont Drive, Presque Isle, Maine 04769 at 9:30 a.m. If you execute and return the enclosed proxy card, it will be voted in the manner directed, but if you return and do not otherwise mark your proxy card, it will be voted "FOR" proposals (1) and (3), and will be considered an abstention on proposal 2. You may revoke your proxy at any time prior to the annual meeting in the following ways:

  •
  delivering to the clerk of MPS, before the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy;

  •
  executing a later dated proxy relating to the same shares and delivering it to the clerk of MPS before the vote at the special meeting; or

  •
  attending the annual meeting and voting in person at the annual meeting, although attending the annual meeting will not itself constitute a revocation of proxy.

        Each holder of common stock is entitled to one vote for each share of the stock outstanding in the name of the holder on the records of MPS at the close of business on April 4, 2003. As of April 4, 2003, the outstanding voting securities of MPS consisted of 1,574,322 shares of common stock. This proxy statement and prospectus describes the matters to be voted on at the annual meeting.

        As provided in MPS's by-laws:

  •
  A majority of the shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum for the meeting;

  •
  The reorganization proposal must be approved by the affirmative vote of a majority of the shares of MPS common stock;

  •
  The four director nominees receiving the greatest number of votes will be elected;

  •
  Abstentions and broker non-votes will be counted in determining a quorum for the meeting;

  •
  Shares withheld and broker non-votes will have no effect on the election of directors;

  •
  Abstentions as to the approval of the reorganization proposal will have the same effect as votes "against" this matter; and

  •
  Broker non-votes will have the same effect as votes "against" the reorganization proposal.

ADJOURNMENTS

        We currently expect to take votes and close the polls on all proposals on the scheduled date of the annual meeting. However, we may:

  •
  keep the polls open to facilitate additional proxy solicitation with regard to any or all proposals; and/or

  •
  allow the inspectors of the election to count and report on the votes that have been cast after the polls have closed.

        If any of the above occurs, we could propose one or more adjournments of the annual meeting. For any adjournment to be approved, the votes cast in favor of the adjournment must represent a majority of the total number of votes entitled to be cast by the holders of all classes of stock present at the meeting in person or by proxy, voting together as a single class.

        Proxies that we have solicited will be voted in favor of any adjournment that we propose but will not be considered a direction to vote for any adjournment proposed by anyone else; provided, however that no proxy in the form included with this proxy statement and prospectus shall be voted in favor of adjournment or postponement of the votes on proposals (1) or (2). If any adjournment is properly proposed at the meeting on behalf of anyone else, the persons named as proxies, acting in that capacity, will have discretion to vote on the adjournment in accordance with their best judgment.

COMMON STOCK OUTSTANDING AND VOTING RIGHTS

        On April 4, 2003, the record date, MPS had outstanding 1,574,322 shares of common stock, excluding 292,928 shares of treasury stock which is not entitled to a vote. The common stock is the only class of stock entitled to vote at this meeting and all the common stockholders are entitled to one vote for each share held on all matters, except that in the election of directors, each common stockholder upon proper notice is entitled to cumulative voting. For cumulative voting each common stockholder will be entitled to as many votes as shall equal the number of shares held on the record date multiplied by the number of directors to be elected, and each stockholder may cast all of the stockholders votes for a single director or distribute them among the total number of directors to be elected or among any number of directors as the stockholder may see fit. Only common stockholders of record on the stock transfer books of the company at the close of business on the record date will be entitled to vote at the meeting.

        In connection with Proposal 1, if any common stockholder either gives written notice to the President of MPS before the time fixed for the meeting of his or her intention to vote cumulatively or states his or her intention to vote cumulatively at the meeting before the voting for directors commences, all common stockholders shall be entitled to cumulate their votes on election of directors. Any common stockholder who wishes to vote cumulatively but who will not be present at the meeting should give written notice to the President of MPS of such intention before the meeting and should clearly indicate in writing on the accompanying proxy the director or directors for whom he or she wishes to vote and the number of votes he or she wishes to distribute to each such director. If no written indication is made on the proxy, the votes will be evenly distributed among all nominees. If any common stockholder has indicated his or her intention to vote cumulatively (either by written notice or by a statement made at the meeting), each common stockholder present at the meeting who has not given his or her proxy or has revoked his or her proxy in the manner described in the following paragraph may vote cumulatively at the meeting by means of a written ballot distributed at the meeting.

        Common stockholders may vote at the meeting either in person or by duly authorized proxy. The giving of a proxy by a common stockholder will not affect the common stockholder's right to vote his or her shares if he or she attends the meeting and wishes to vote in person. A proxy may be revoked or withdrawn by the person giving it, at any time prior to the voting thereof, at the registration desk for the meeting or by advising the Secretary of MPS. In addition, the proper execution of a new proxy will operate to revoke a prior proxy. All shares represented by effective proxies on the enclosed form, received by MPS, will be voted at the meeting or any adjourned session thereof, all in accordance with the terms of such proxies.

        The following table provides information about the beneficial ownership of MPS common stock as of December 31, 2002, by each person or entity known to own more than five percent of MPS common stock:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class Beneficially Owned
FMR Corp. 82 Devonshire Street Boston, MA 02109	99,100	6.3%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	81,100	5.2%

SECURITY OWNERSHIP BY MANAGEMENT

        The following table provides information about the beneficial ownership of MPS common stock as of March 1, 2003, by:

  •
  each of the named executive officers

  •
  each of our directors

  •
  all of our executive officers and directors as a group

Name of Beneficial Owner	Position	Number of Shares (1) Beneficially owned
Robert E. Anderson	Director	1,235
J. Nicholas Bayne	President and Chief Executive Officer	500
D. James Daigle	Director	735
Richard G. Daigle	Director	865
David N. Felch	Director	500
J. Gregory Freeman	Director	735
Deborah L. Gallant	Director	735
Nathan L. Grass	Director	749
G. Melvin Hovey	Chairman of the board	3,435	(2)
J. Paul Levesque	Director	735
Lance A. Smith	Director	576
Larry E. LaPlante	Vice President, Treasurer, Chief Financial Officer, Secretary and Clerk	542.4
All directors and officers as a group (twelve persons)		11,342.4

(1)
The directors and officers as a group own in the aggregate less than 1% of MPS's outstanding common stock.

(2)
1,650 of these shares are held by Mr. Hovey's spouse. Mr. Hovey disclaims beneficial ownership of all these shares.

        None of the persons listed above own beneficially, or directly, any of the securities of MPS's subsidiaries, Maine and New Brunswick Electrical Power Company, Limited, or Energy Atlantic, LLC.

PROPOSAL 1

ELECTION OF DIRECTORS

        MPS's articles of incorporation authorize the board of directors or the stockholders to fix the number of directors from time to time, provided that the number of directors may not be less than nine nor more than eleven, except in certain extraordinary circumstances set forth in the articles of incorporation. In accordance with the articles, the board of directors has fixed the number of directors at eleven. We currently have eleven directors, of which three have a term of office that will expire with the upcoming annual meeting on May 30, 2003. On August 2, 2002, the board appointed J. Nicholas Bayne to fill the vacancy created by the retirement of Paul R. Cariani and to serve until the 2004 annual meeting. J. Paul Levesque, who served as a director since 1985, will retire as of the company's 2003 annual meeting. On December 6, 2002, the board appointed David N. Felch to the board of directors to serve until the 2003 annual meeting. On January 24, 2003 the board approved the nomination of Michael W. Caron for election by the stockholders at the 2003 annual meeting.

        The board is divided into three classes of directorships, with directors in each class serving staggered three-year terms. One class is elected each year for a three-year term. There are currently four directors whose terms will expire at the 2003 annual meeting. The four nominees are named in the table set forth below. Therefore, the stockholders are asked to elect Messrs. Anderson, Caron and Grass, all of whom have been duly nominated by the board of directors, to serve a term of office until the 2006 annual meeting of stockholders and their respective successors have been elected and qualified. Mr. Felch, who was appointed to fill a vacancy, has been duly nominated by the board of directors, to serve a term of office until the 2004 annual meeting of stockholders and his successor has been elected and qualified.

        The shares represented by the proxies which are executed and returned without direction will be voted at the meeting for the election as directors of the persons named as nominees in the table set forth below. However, in the event that directors are to be elected by cumulative voting, shares represented by the proxies which are executed and returned without direction will be voted at the meeting in the discretion of the proxy holders, as to the manner in which the votes represented thereby will be distributed among such nominees. All of the nominees have indicated their willingness to serve as director until the expiration of their respective terms and until their successors shall have been duly chosen and qualified.

        Should any of the nominees for the office of director become unable to accept a nomination or election, which is not anticipated, it is intended that the persons named in the accompanying form of proxy will vote for the election of such other person as the board of directors may recommend in the place of such nominee. Nominees for director who receive the greatest number of votes by common stockholders entitled to vote, even though not a majority of votes cast, shall be elected. Therefore, abstentions and broker non-votes have no effect on the election of directors.

NOMINEES AND CURRENT DIRECTORS

NOMINEES

Name and Business Experience for Last 5 Years	Age	Year First Elected Director
(Nominees for terms expiring in 2006—Class I)
ROBERT E. ANDERSON (for re-election) (4) (6) Chairman of the board, and Chief Financial Officer since before 1998 F. A. Peabody Company (Insurance) Houlton, Maine	65	1993
MICHAEL W. CARON (for election) (x) Controller, Catholic Charities Maine (Social service agency of the Diocese of Portland) Falmouth, Maine, since 2002 Mr. Caron was not employed between 2000 and 2002. Controller, Central Maine Power Company, 1996-2000	55	2003
NATHAN L. GRASS (for re-election) (3) (5)(6) President since before 1998, Grassland Equipment, Inc. (holding company for personal investments) Presque Isle, Maine	64	1983
(Nominee for term expiring in 2004—Class II)
DAVID N. FELCH (for re-election from board appointment) (2) (4) Senior Partner since before 1998 Felch & Company, LLC (Certified Public Accountants) Caribou, Maine	58	2003

CURRENT DIRECTORS

Name and Business Experience for Last 5 Years	Age	Year First Elected Director
(Directors for terms expiring in 2005—Class III)
D. JAMES DAIGLE (2) (3) President since before 1998 D & D Management Co. (real estate investment and management company, which is currently inactive) Orlando, Florida	67	1973
DEBORAH L. GALLANT (3) (5) (6) President & CEO since before 1998, D. Gallant Management Associates (Management Consultants) Portland, Maine	50	1994
G. MELVIN HOVEY (1) (2) (4) (6) Chairman of the board Presque Isle, Maine	73	1981

LANCE A. SMITH (2) (5) President and Co-owner since before 1998 Smith Farms, Inc. (agricultural farm; broccoli is currently its principal crop) Presque Isle, Maine	51	2002
(Directors whose terms expire in 2004—Class II)

J. NICHOLAS BAYNE (1)
President and Chief Executive Officer of Maine Public Service Company since September 1, 2002
President and Chief Executive Officer-Elect of Maine Public Service Company, March 18, 2002 to August 31, 2002, Presque Isle, Maine
Executive consultant to the energy, utilities, and energy-software industries, 2001 to 2002
Chief Executive Officer and Director, Aspect, LP, Houston, Texas, 2001 (energy software development firm)
Senior Vice President for Strategic Advisory Services for Energy E-Comm.com, 2000 to 2001 (energy and telecommunications management consulting practice and developer of energy Internet search software)
Senior Vice President for Energy Sales and Operations and Director of Duke Solutions, Inc., Duke Energy's unregulated retail energy services company, 1997 to 2000	49	2002
RICHARD G. DAIGLE (2) (3) (6) Chairman and CEO since before 1998, Daigle Oil Company (retail and wholesale distributor of petroleum products) Fort Kent, Maine	55	1994
J. GREGORY FREEMAN (5) President and Chief Executive Officer from before 1998 through 2001 Pepsi-Cola Bottling Company of Aroostook, Inc., Presque Isle, Maine, then retired On November 29, 2001, the Pepsi-Cola Bottling Company of Aroostook, Inc., pursuant to Chapter 11 of the U. S. Bankruptcy Code, filed a petition for Bankruptcy in the United States Bankruptcy Court, District of Maine (Bangor).	66	1985
(Retiring director whose term expires in 2003—Class I)
J. PAUL LEVESQUE (2) (4), President and CEO since before 1998, J. Paul Levesque & Sons, Inc. (Lumber Mill) and Antonio Levesque & Sons, Inc. (Logging Operation) Ashland, Maine	72	1985

(1)
Mr. Hovey is director and chairman of the board of the MPS subsidiary, Maine and New Brunswick Electrical Power Company, Ltd. Mr. Bayne is President of this subsidiary.
(2)
Member of the audit committee.
(3)
Member of the performance and executive compensation committee.
(4)
Member of the pension investment committee.
(5)
Member of the corporate governance committee.
(6)
Member of the strategic planning committee.
(x)
Not presently assigned to committees, proposed audit committee financial expert.

DIRECTORS AND COMMITTEE MEETINGS

        During the year 2002, the board of directors held a total of twelve monthly meetings during which a quorum was present at each meeting. The board of directors has the following five standing committees:

  •
  Audit committee;

  •
  Strategic planning committee;

  •
  Pension and investment committee;

  •
  Corporate governance committee; and

  •
  Performance and compensation committee

        The members of the audit committee are Richard D. Daigle, the chairperson, David N. Felch, D. James Daigle, G. Melvin Hovey, and Lance A. Smith. All members of the audit committee are independent in accordance with the current definition in Rule 121 of the American Stock Exchange. During 2002, the audit committee held three meetings. The audit committee recommends to the board of directors the engagement of Maine Public Service Company's independent auditors; provides independent oversight with respect to financial reporting and internal controls, internal audit functions and the independent auditors; determines the independent status of the auditors; and makes recommendations on audit matters and internal controls to the board of directors. The audit committee has a charter, a copy of which is attached as Appendix E.

        The board replaced the budget and finance committee with the strategic planning committee. The members of the strategic planning committee are G. Melvin Hovey, the chairperson, Robert E. Anderson, Deborah L. Gallant, Nathan L. Grass, and Richard G. Daigle. During 2002, the strategic planning committee met five times. The strategic planning committee considers all matters of strategic importance including, without limitation, matters related to the company's budget, operations, customer relations, system security and reliability, and other significant regulatory, transactional, business or political matters of strategic significance.

        The members of the pension and investment committee are Robert E. Anderson, the chairperson, David N. Felch, J. Paul Levesque and G. Melvin Hovey. During 2002, the pension investment committee held two meetings. The pension investment committee reviews the management of the company's pension fund by the pension fund trustee and makes recommendations with respect to the management of such fund to the board and management as it deems necessary. The pension investment committee also makes recommendations in connection with the company's pension plan and 401(k) plan.

        The members of the corporate governance committee, formerly the nominating committee, are Deborah L. Gallant, the chairperson, Nathan L. Grass, Lance A. Smith and J. Gregory Freeman. The corporate governance committee held nine meetings during 2002. The corporate governance committee considers matters related to corporate governance and formulates and periodically revises principles for board governance, recommends to the board of directors the size and composition of the board of directors within the limits set forth in the articles of incorporation and by-laws and recommends potential successors to the Chief Executive Officer. This committee also considers nominees (who are either submitted by stockholders or otherwise) for the board of directors and makes recommendations to the board who may, in turn, nominate the candidates for election by the stockholders. Stockholder nominations of directors, intended for inclusion in the 2004 proxy and proxy statement must be submitted to the clerk of the company, PO Box 1209, Presque Isle, Maine 04769-1209. The clerk will forward such nominations to the corporate governance committee. Nominations received from stockholders after December 5, 2003 are not required to be considered at the 2004 annual meeting.

        The members of the performance and compensation committee, previously named the executive compensation committee, are Nathan L. Grass, the chairperson, D. James Daigle, Deborah L. Gallant, and Richard G. Daigle. The performance and compensation committee held nine meetings during 2002. The performance and compensation committee makes recommendations to the board in connection with the salary and other compensation of the Chief Executive Officer of Maine Public Service Company. It also reviews and makes recommendations to the board of directors regarding the salaries and other compensation of the senior executive officers for consideration and action, with or without the presence or participation of the Chief Executive Officer. The committee also makes recommendations to the board of directors on compensation for outside directors.

        During 2002, all directors, with the exception of Mr. Levesque, attended 75% or more of the aggregate number of meetings of the board of directors and committees on which they serve. Mr. Levesque attended 56% of the aggregate number of board and committee meetings. Mr. Levesque will be retiring from the board when his term expires on May 30, 2003.

BUSINESS RELATIONSHIPS WITH DIRECTORS

        No outside director has any business relationships with MPS at or greater than the minimum threshold for SEC reporting.

AUDIT COMMITTEE REPORT

        The audit committee has reviewed and discussed with management the company's 2002 audited financial statements. It has discussed with the firm of PricewaterhouseCoopers, LLP, the company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, and has received from PWC the written disclosure and letter required by Independence Standards Bond Standard No. 1. The audit committee has discussed with PWC that firm's status as an independent auditor. Based on this review and these discussions, the audit committee has recommended to the company's entire board of directors that the company's financial statement, audited by PWC, be included in the company's annual report on Form 10-K for the fiscal year ended December 31, 2002. The audit committee has also made every effort to conform with new requirements of the recently enacted Sarbanes-Oxley Act of 2002 (the "Act") concerning audit committee composition, governance and responsibilities. The company continues to monitor SEC and American Stock Exchange rule issuances resulting from the Act to ensure its continuing compliance.

        The audit committee does not consider that PWC's provision of services involving matters other than auditing the company's financial statements in any way impairs PWC's status as an independent auditor of the company's financial statements.

        All five members of the audit committee are independent as defined under Section 121(A) of the AMEX's listing standards. At least one member of the audit committee has the required experience in finance and accounting, as required under Section 121 (B) (b) of the AMEX listing standards. The two newest director nominees, Michael W. Caron and David N. Felch, were nominated in part to enhance the financial expertise of the audit committee in light of new, stringent committee composition requirements imposed by the Act. Subject to his election by the stockholders, Mr. Caron is proposed to be the audit committee's designated "financial expert" as that term has been defined by the SEC.

                Richard G. Daigle, chairperson
                D. James Daigle
                David N. Felch
                G. Melvin Hovey
                Lance A. Smith
                Members, audit committee

AUDIT FEES

        For fiscal year 2002, the aggregate fees billed for professional services rendered by PWC for the audit of the company's annual financial statements for fiscal year 2002 and reviews of the financial statements in the company's Form 10-Q for that fiscal year were $128,000.

ALL OTHER FEES

        For fiscal year 2002, the aggregate fees billed for services rendered by PWC for services that did not involve auditing and reviewing the company's financial statements were $35,390, broken down as follows:

Audits of the company's pension plan and nonunion retirement savings plan (401(k))	$13,600
Tax services for review of corporate tax return and earnings and profits (2 years)	12,715
Other tax consulting services	9,075

Total	$35,390

EXECUTIVE COMPENSATION

        The following summary compensation table sets forth the total compensation paid by the company and its subsidiaries in 2000, 2001, and 2002 to Paul R. Cariani, the company's President and Chief Executive Officer through August 31, 2002; J. Nicholas Bayne, the company's President and Chief Executive Officer, effective September 1, 2002; and to the other persons listed below. Except as listed, no executive officer of the company had an annual compensation of more than $100,000 during the company's last fiscal year, ended December 31, 2002.

Summary Compensation Table

	Annual Compensation (1)
Name & Principal Position	Year	Salary ($)	Bonus (2) ($)	Other Annual (3) Compensation ($)	All Other Compensation ($)
PAUL R. CARIANI President and Chief Executive Officer to August 31, 2002	2002 2001 2000	154,423 173,846 162,409	13,769 18,414 4,771	3,364 4,385 2,555	0 0 0
J. NICHOLAS BAYNE President-Elect from March 18, 2002 to August 31, 2002 and President and Chief Executive Officer from September 1, 2002	2002	138,308	0	156	0
LARRY E. LAPLANTE Vice President, Treasurer and Chief Financial Officer	2002 2001 2000	116,199 109,356 103,108	8,661 11,743 3,091	2,680 2,589 1,158	0 0 0
WILLIAM L. CYR Vice President, Power Delivery	2002	103,685	7,270	2,285	0
CALVIN D. DESCHENE General Manager, Energy Atlantic	2002 2001	94,180 83,885	11,347 25,485	2,190 2,250	0 0

(1)
The company does not provide any long-term compensation.

(2)
Refer to the performance and compensation committee report on executive compensation, beginning on Page 23.

(3)
The amounts in this column include the following:

Name	Year	401(k) Match (a)	Group Term Life (b)	Total
Paul R. Cariani	2002 2001 2000	3,364 3,400 1,671	0 985 884	3,364 4,385 2,555
J. Nicholas Bayne	2002	0	156	156
Larry E. LaPlante	2002 2001 2000	2,497 2,425 1,062	183 164 96	2,680 2,589 1,158
William L. Cyr	2002	2,220	65	2,285
Calvin D. Deschene	2002 2001	2,112 2,189	78 61	2,190 2,250

(a)
The company's match under its 401(k) plan.

(b)
Value of insurance previously paid by the company for Term Life Insurance in an amount equal to annual salary.

        As of January 1, 2003, the company had in effect employment continuity agreements with J. Nicholas Bayne, President and Chief Executive Officer; Larry E. LaPlante, Vice President, Treasurer and Chief Financial Officer; William L. Cyr, Vice President, Power Delivery; and Calvin D. Deschene, General Manager of Energy Atlantic. The term of each of these agreements extends through December 31, 2005, subject to automatic renewals for three-year terms. Under these agreements, if the company terminates the employment of Messrs. LaPlante, or Cyr within two years following any change in control at the company, the company will pay the executive an amount equal to two times the executive's then current salary plus two times the amount to which the executive would have been entitled under the company's incentive compensation plan, assuming all applicable performance goals had been satisfied. The agreements also provide for the continuation of the executives' benefits under the then current health, life and disability (but not pension) for two years after termination. Mr. Bayne's agreement is for a period of three years providing for the payment of three times his current salary in the amount to which he would have been entitled under the company's incentive compensation plan, assuming all applicable performance goals have been achieved. Mr. Bayne's agreement provides him the option of continuing employment in the event of change of control or requesting a payout. Mr. Deschene's agreement is for a period of one year providing for the payment of one times his current salary in the amount he would have been entitled under Energy Atlantic's incentive compensation plan, and the provision of benefits for a two-year period. The employment continuity agreements are discussed more fully in the section entitled "Performance and Compensation Committee Report on Executive Compensation," on page 23.

STOCK OPTION PLAN

        With the approval by the company's stockholders at the 2002 annual meeting, the company adopted the 2002 stock option plan. The 2002 plan provides designated employees of the company and its subsidiaries with stock ownership opportunities and additional incentives to contribute to the success of the company, and to attract, reward and retain employees of outstanding ability. The plan is administered by the members of the performance and executive compensation committee of the board, who are not employees of the company or any subsidiaries. The company may grant options to its employees for up to 150,000 shares of common stock, provided that the maximum aggregate number of shares which may be issued under the plan pursuant to incentive stock options shall be 120,000 shares. The exercise price for shares to be issued under any incentive stock option shall not be less than one hundred percent (100%) of the fair market value of such shares on the date the option is granted. An option's maximum term is 10 years. The board, based on a recommendation of the performance and executive compensation committee, modified the grant agreement to the company's President and Chief Executive Officer, J. Nicholas Bayne, from an aggregate of 52,500 shares to annual grants, with options for 5,250 shares granted in 2002, to lessen the economic liability to the company. As modified, the change of control provisions were eliminated and the three-year vesting schedule will be followed.

Option/SAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value $ (1)
J. Nicholas Bayne, CEO	5,250	100	30.45	05-30-2012	$22,510

(1)
Value Model — Black-Scholes with the following assumptions: 20% expected volatility, 4.03% risk-free rate of return, 4.6% dividend yield, and exercise at the end of 7 years from date of grant.

RETIREMENT PLAN

        Pension costs are not and cannot be readily allocated to individual employees. The company normally contributes 100% of the remuneration of plan participants. The following pension plan table shows the estimated annual benefits payable upon retirement:

Pension Plan Table
In Dollars

	Annual Benefits for Years of Service
Highest Average Annual Three Consecutive Years Base Salary (1)	15 yrs	20 yrs	25 yrs	30 yrs or more
120,000	21,546	32,046	42,546	53,046
140,000	26,796	39,046	51,296	63,546
160,000	32,046	46,046	60,046	74,046
180,000	37,296	53,046	68,796	84,546
200,000	42,546	60,046	77,546	95,046

(1)
Because of requirements of the Internal Revenue Code, annual compensation that can be used in calculating retirement benefits is limited to a maximum of $200,000 in 2002.

        The compensation covered by the pension plan consists of the participant's highest average annual three consecutive years salary, which corresponds to the salary shown on the Summary Compensation Table above. Benefits under the pension plan are computed based on a straight-life annuity and are subject to benefits under the Federal Social Security Act. The table above reflects benefits after the Social Security offset.

        The estimated annual benefits payable upon retirement to the company's current executive officers, Messrs. Bayne, LaPlante, Cyr, and Deschene were $38,035, $53,046, $48,846, and $42,546, respectively. These amounts are based upon the assumption that these officers will continue their employment at their salary rate at January 1, 2003, until their normal retirement dates and the company's retirement plan will continue in effect. Messrs. Bayne, LaPlante, Cyr, and Deschene have less than one year, 18 years, 19 years, and 22 years, respectively, in the plan.

        Directors who are not employees of the company are not eligible to participate in the company's retirement plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and executive officers and persons who own more than ten percent of a registered class of the company's equity securities to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of changes in ownership of common stock of the company. Officers, directors and greater than ten-percent beneficial owners are required by the SEC to furnish the company with copies of all Section 16(a) forms they file.

        To the company's knowledge, based solely on review of the copies of such reports furnished to the company and written representations that no other reports were required during the fiscal year ended December 31, 2002, all such Section 16(a) filing requirements were complied with.

DIRECTORS' COMPENSATION

        Effective September 1, 2002, the board of directors increased the compensation paid to directors who are not employees to a level that is 85% of the directors fees for small utilities and energy companies as published by the National Association of Corporate Directors' (NACD) "Director Compensation Survey for 2001-2002 paid to directors". The fees prior to the change and after the change are as follows:

	Prior to September 1, 2002 $	After September 1, 2002 $
Annual Retainer — Chair	11,200	15,000
Annual Retainer — Other	7,000	10,000
Committee Chairs — Annual	600	800
Meeting Attendance — Per Meeting	600	800
Committee Meetings — Per Meeting	600	800
Committee Meetings — (Same Day as Board Meeting) — Per Meeting	400	800
Telephonic Meetings — Per Meeting	100	300
Stock Grant — Annual	2,000	3,000

        A deferred compensation plan for outside directors has been in place since 2000. Under this plan, participants may defer up to 100% of their retainer, meeting, and committee chairperson fees. The company establishes an account for the deferred director fees and adjusts the account balance for fees deferred and by the value of a deemed investment on five-year U.S. treasury notes or the company's stock. Such deferred amount will be paid to the director or to a designated beneficiary in a lump sum or an equal monthly payment over ten years when the director ceases to serve on the company's board of directors.

PERFORMANCE AND COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

        The members of the MPS performance and compensation committee during the fiscal year 2002 were Messrs. R. G. Daigle, D. J. Daigle, Grass, and Ms. Gallant, none of whom are now, or have ever been, employees or officers of the company. Except for their positions as directors, Messrs. R. G. Daigle, D. J. Daigle, Grass, and Ms. Gallant, have not engaged and are not proposing to engage, in any transactions with the company in which they have a direct or indirect material interest. None of the company's executives served as directors of any other entity under conditions requiring disclosure in this proxy statement and prospectus.

PERFORMANCE AND COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

        The company's Performance and Compensation Committee (formerly the Executive Compensation Committee) met on May 13, 2002, to develop recommendations for salary adjustments for all executive officers for the twelve months beginning June 1, 2002, except for Mr. Paul Cariani, the company's retiring President and Chief Executive Officer, and J. Nicholas Bayne, the company's President and Chief Executive Officer—Elect. No increases were recommended to the base salaries of Mr. Cariani and Mr. Bayne due to Mr. Cariani's impending retirement and the fact that Mr. Bayne's employment had recently commenced. A merit increase was recommended by the committee for Mr. William L. Cyr, the company's Vice President, Power Delivery, increasing his annual salary to $112,000. The committee also recommended an increase in salary to $120,000 for Larry E. LaPlante, Vice President, Treasurer, and Chief Financial Officer, and an increase in salary to $90,000 for Mr. Michael A. Thibodeau, Vice President, Human Resources. The committee's recommendations were adopted by the entire board, without material modification, on May 14, 2002 effective June 1, 2002.

        In developing the recommended executive base salary levels, the committee reviewed executive salaries of similar-sized New England electric utilities for comparable executive positions. Additional factors considered in evaluating levels of executive compensation included the company's overall financial condition and its ability to recruit and retain qualified executives. The committee did not use any specific quantitative measures or indices of the company's performance in setting its base salary recommendations for any of its executive officers. The committee and the Chief Executive Officer reviewed the performance of all other officers, factoring in individual performance in developing recommended salary adjustments. In all cases, executive salaries before and after proposed salary increases were less than regional comparisons for similar executive positions.

        The Performance and Compensation Committee is instituting a formal process for setting annual goals and expectations of the Chief Executive Officer's performance. The setting of annual goals and expectations will be accomplished through interactive sessions with the Chief Executive Officer and meetings without the presence of the Chief Executive Officer. These goals and expectations will serve as the basis for annual performance reviews of the Chief Executive Officer. The annual performance review of the Chief Executive Officer and salary recommendations have been and will continue to be presented in executive session to the board of directors without the presence of the Chief Executive Officer. Once the performance review is submitted to the board of directors in executive session, the Chief Executive Officer will meet with the full board to discuss the performance review and areas for improvement.

        The level of compensation for Mr. Bayne, the company's new President and Chief Executive Officer, was set by the Performance and Compensation Committee based on comparable salaries of similar positions with regional electric utilities and the existing salary of the retiring President and Chief Executive Officer. Mr. Bayne's compensation package included (i) a base salary comparable to that of the retiring President and Chief Executive Officer; (ii) stock options as defined and discussed herein; (iii) participation in the company's incentive compensation program available to all officers; (iv) an auto allowance of $400 per month in lieu of mileage reimbursement, (v) temporary living expenses not to exceed $1,500 per month for three months, and (vi) a one time reimbursement of relocation costs of $22,000. The committee presented the proposed compensation package to the board of directors during its March, 2002 meeting at which time the proposed compensation was approved by the full board, subject to required shareholder approval of the stock option plan.

        A total of 52,500 stock options were offered to Mr. Bayne as compensation, subject to a stock option plan being approved by shareholders. Under the originally proposed stock option terms, after a three-year term, Mr. Bayne would have been granted 7,500 stock options per year for seven years at a June 1, 2002 strike price. In the event of a change of control of the company, all non-granted stock options would have been immediately granted and vested at the June 1, 2002 strike price. Although the overall plan was approved by shareholders, due to expressed concerns of shareholders, Mr. Bayne voluntarily agreed to alter the terms of his employment agreement. The revised stock option terms developed within the approved stock option plan provides that Mr. Bayne be granted 5,250 stock options for each of ten years at the fair market value on June 1 of the grant year, versus the June 1, 2002 strike price. The initial grant was to be made on June 1, 2002 and each grant would require a three-year vesting period before becoming exercisable. Additionally, in the event of change of control of the company, only those stock options that have been granted will be vested, versus the vesting of all non-granted shares of the 52,500 stock options.

        In addition to the executive salary adjustments referenced above, the company has also adopted an Executive Incentive Compensation Plan for all executive officers. The plan provides for graduated awards expressed as a percent of executive officers' base salaries (up to a maximum of 9%) for quantitative performance-related goals. For the 2001 Incentive Compensation Plan payable in 2002 (not applicable to Mr. Bayne), these goals included a target stock price of $33.50 on the AMEX, as measured on December 31, 2001. Additional measures included:

  •
  Achieving a targeted net income performance of $3.820 million;

  •
  Controlling operations and maintenance expenditures below a designated threshold level;

  •
  Meeting specific Maine Public Utilities Commission mandated customer satisfaction indices;

  •
  Achieving a designate level of customer retention and economic development;

  •
  Achieving a designated level of safety and wellness;

  •
  Achieving a designated level of employee satisfaction based on employee survey results; and

  •
  Ensuring compliance with all standards of conduct.

        As a result of actual performance relative to each of the designated performance factors, the executive management team was paid an incentive payment equal to 7.92% of base salary incentive for a total incentive compensation award of $35,998.

        In addition to salary and executive compensation, the following executives have entered into an "Employment Continuity Agreement" with the company:

  •
  Mr. Paul R. Cariani (President and Chief Executive Officer until September 1, 2002—retired);

  •
  Mr. James Nicholas Bayne (President and Chief Executive Officer effective September 1, 2002);

  •
  Mr. Larry E. LaPlante (Vice President, Treasurer and Chief Financial Officer and Secretary);

  •
  Mr. William L. Cyr (Vice President, Power Delivery);

  •
  Mr. Michael A. Thibodeau (Vice President, Controller, Chief Risk Officer and Assistant Treasurer); and

  •
  Mr. Kurt A. Tornquist (Vice President, Corporate Performance and Development and Assistant Secretary).

        In the event of a change of control, the above-named executives are assured of continued employment for a period of two years with the acquiring company, except for the exceptions noted below. In the event that such executives are dismissed without good cause, the acquiring company will be responsible for providing a lump sum payment equivalent to the remaining term of the two-year continuity agreement. Should the executive choose not to continue working for the acquiring company, no payout will be provided. For the year 2002 the continuity agreement with Mr. Kurt A. Tornquist covered only a one-year term. However Mr. Tornquist's agreement was made consistent with the two-year terms of the agreements of the company's other vice presidents in 2003. Mr. Bayne's Agreement is for a term of three years and allows Mr. Bayne the option of either continuing his employment in the event of change of control or requesting a payout under his agreement.

        Compensation for the board of directors is based on a target of 85 percent of the annual compensation for small utilities and energy companies set forth in the "Director Compensation Survey for 2001-2002" published by the National Association of Corporate Directors (NACD). The annual compensation for each independent director is $23,000 per year, based on an attendance at six board meetings and six committee meetings per year. In addition, annual compensation paid to the Chairman of the board was increased from $11,200 to $15,000 per year. The Performance and Compensation Committee presented the director compensation proposal to the full board of directors for its approval at the board's August 2, 2002 meeting. The approved compensation philosophy will benchmark director compensation at 85 percent of the annual "Director Compensation Survey" for small utilities and energy companies prepared by NACD. Specific compensation levels approved by the board are shown above under the heading "Directors' Compensation" (page 22).

        The members of the Performance and Compensation Committee are Nathan L. Grass, the chairperson, D. James Daigle, Richard G. Daigle, and Deborah L. Gallant.

INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of PricewaterhouseCoopers, LLP (PWC), independent public accountants, has been appointed by the board of directors for each year since 1996 to examine the accounts of the company. Representatives of PWC are expected to be present at the annual meeting of stockholders.

CORPORATE PERFORMANCE GRAPH

        The following table compares total stockholder returns over the last five fiscal years to the American Market Value Index (AMEX) and the S&P Utilities Index (S&P). Total return values for the AMEX, S&P, and MPS were calculated based on cumulative total return values assuming reinvestment of dividends. As depicted on the performance graph, the five-year total return for the company's stock exceeded the five-year total returns for the AMEX and S&P Utilities indices. The stockholder return, shown on the graph, is not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

*$100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright© 2002. Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

	Annual Total Returns For Graph Above
	12-97	12-98	12-99	12-00	12-01	12-02
MPS	100.00	134.73	163.93	263.94	310.38	352.91
AMEX Composite	100.00	100.64	128.10	131.13	123.81	120.42
S&P Utilities	100.00	114.84	104.29	163.93	114.04	79.83

PROPOSAL 2

REORGANIZATION OF MAINE PUBLIC SERVICE COMPANY

GENERAL

        The board of directors of MPS unanimously believes that it is in the best interests of MPS and its stockholders to reorganize MPS. In the reorganization:

  •
  MPS will become a separate subsidiary of a new parent holding company, HoldCo;

  •
  The present holders of MPS common stock will hold the common stock of HoldCo;

  •
  Energy Atlantic, LLC, which is currently a subsidiary of MPS, will become a subsidiary of HoldCo; and

  •
  Maine and New Brunswick Electrical Power Company, Ltd. ("M&NB"), which is inactive, will remain a subsidiary of MPS.

        To carry out the reorganization, MPS has incorporated two Maine corporations, HoldCo, and MergeCo. Each of these corporations has a nominal amount of stock outstanding and no present business or properties of its own. All of the currently outstanding shares of HoldCo common stock are owned by MPS, and all of the currently outstanding shares of MergeCo, are owned by HoldCo.

        MergeCo will merge into MPS, which will be the surviving company. MPS will become a subsidiary of HoldCo. The outstanding shares of MPS common stock will be converted into shares of HoldCo common stock. MPS stockholders will receive full and fractional shares of HoldCo common stock equal to and in exchange for the number of full and fractional shares of MPS common stock held at the effective time of the merger.

        After the merger, Energy Atlantic, currently a subsidiary of MPS will be transferred to HoldCo and will become a subsidiary of HoldCo.

REASONS FOR THE REORGANIZATION

        The primary purpose of the reorganization is to establish the optimal corporate structure that may position the company to operate more effectively in a changing business environment, while maintaining the principal business focus on the company's core transmission and distribution business.

        Over the past decade, the electric utility industry in the United States has been transformed by various regulatory and market changes. These regulatory changes are largely as a result of the adoption of the Energy Policy Act of 1992 and various decisions handed down by the Federal Energy Regulatory Commission ("FERC") in 1996, including Orders 888 and 889, which mandated open access to transmission services. In Maine, the enactment of the Electric Industry Restructuring Act compelled Maine's electric utilities to exit the generation business. It also limited them to the transmission and distribution of electricity and required the creation of a separate entity to market energy and capacity to retail consumers. Since the enactment of the Electric Industry Restructuring Act, MPS has divested itself of its generation assets, including the Tinker hydroelectric facility owned by M&NB, and has established Energy Atlantic as an affiliated competitive energy provider.

        The impact of these changes is likely to be particularly harsh for MPS with its service territory of Aroostook County and part of Penobscot County, Maine. The predictions for that area are for zero to negative growth in population and economic activity. Thus, it may be difficult for MPS to offset revenues and earnings that have been lost due to:

  •
  sale of generating assets,

  •
  de-regulation, and

  •
  declining balance of "stranded costs", the amounts associated with formerly owned generating assets and long-term power contracts which the Maine Public Utilities Commission ("MPUC") allows it to recover in its rates.

        In addition, all electric utilities face increasing competitive challenges caused by an expanding number of energy options available to consumers. Faced with these new challenges and the opportunities created by the new regulatory environment, MPS has comprehensively assessed its business strategies, its direction and focus, and its structure for continuing to provide regulated transmission and distribution service in the most efficient and competitive fashion for its customers while at the same time maximizing shareholder value. As a result of such assessment, MPS has determined that there are more risks in continuing with its current structure than with creating a new holding company and diversifying into other businesses. The risks of not changing include, without limitation, the following:

  •
  With a regulated public utility as the parent corporation, there is less flexibility to pursue a growth strategy outside of MPS's core area of transmission and distribution. Under current state regulation, there are several impediments to adopting a growth strategy in non-core markets. These include without limitation:

  •
  Statutory and regulatory requirements that mandate MPUC approval for the creation of subsidiaries and mandate approval of investment levels for all material non-core investments, which results in substantial delay and higher regulatory costs than would be the case under a holding company structure; and

  •
  Restrictive ratemaking and capitalization presumptions and limitations (cost of debt and equity) imposed on MPS primarily because of its direct parent affiliation to a non-regulated subsidiary.

  •
  MPS's capital structure and authorized return will continue to be dictated by the MPUC.

  •
  There are limited opportunities for market growth in MPS's core activities, which will continue to be regulated.

        Following the reorganization, MPS's core utility business will continue to be a principal business focus of the combined enterprise. Maintenance and improvement of the quality of MPS's service will continue to be top priorities. From a business standpoint, the focus must remain on MPS's business reputation as a predominant component of the entire corporate group. MPS will not compromise its ability to perform its public service obligation or its relationship with regulators or risk invested capital by retaining insufficient talent or resources to manage those assets effectively and efficiently.

        MPS believes that the holding company structure will allow it to attain greater financial, managerial and organizational flexibility that will allow it to adapt to and take advantage of the changing transmission and distribution business and emerging non-core business opportunities. That flexibility will facilitate initiatives into existing and new businesses, which will enable it to better meet its growth and diversification strategy. In addition, an unregulated holding company will be able to make decisions and enter into more transactions at the speed required by the marketplace, without the additional encumbrance of requiring regulatory approval.

        MPS is in the process of developing a definitive plan for non-core diversification and has proposed a diversification strategy that is focused on specific and well-studied business activities that make sense within its region. The company's migration to these activities will be methodical and realistic. Given the economic stagnation of the MPS service area, it is important that MPS begin a deliberate and conservative migration into higher growth geographic markets and into expanded lines of business. MPS believes that the electric utility business in Canada, and specifically the Province of New Brunswick, will continue to move in the direction taken by the United States and the State of Maine.

MPS has gained significant familiarity with the New Brunswick energy market and business environment over the years and perceives a significant opportunity to develop unregulated business offerings in the energy sector of that Province. MPS is not physically interconnected with the rest of the United States but instead maintains a number of high voltage ties to New Brunswick.

        Operating initially within this market environment, the holding company will act as a "manager" with strategic responsibilities to manage a portfolio of diverse, but complementary, businesses, each developed under a separate business model. MPS's strategy does not include energy trading, merchant generation, telecom and Internet strategies. Some of the types of unregulated businesses that we have identified for possible acquisition include:

  •
  Another regulated utility;

  •
  Energy-related businesses that are built on the convergence of energy and environmental engineering management; and

  •
  Asset based businesses ranging from energy-related assets to real estate.

        While MPS's proposed growth will come primarily from unregulated subsidiaries, it is evaluating and pursuing non-core utility activities, such as promoting business process outsourcing, offering its unique "live-line" technology (allowing maintenance crews to work on power lines without turning off the power) and crews to other investor-owned and consumer-owned utilities on a performance-based contracting basis.

        All new non-core businesses will be operated through a subsidiary of HoldCo rather than through MPS to maintain separation from MPS's core business and provide financing flexibility. MPS believes that the holding company structure will facilitate the analysis and evaluation of new and existing lines of business by the investment community.

        MPS believes that diversified earnings from existing non-utility businesses and proposed new business activities will mitigate the limitations inherent in engaging solely in the transmission, distribution and electricity sales businesses. MPS believes that it can create opportunities for earnings growth and reduce the risks inherent in operating in a single regulated business by engaging in several businesses with different, but acceptable, risk exposures and business cycles. A lower risk profile for the utility business and the potential for improved and more stable earnings offered by an expanded business base could position the company better in the capital markets and lower capital costs. This would enhance the overall financial strength of the new organization.

        Specifically, once the proposed reorganization is completed, HoldCo rather than MPS will make investments in Energy Atlantic and any new subsidiaries of HoldCo. HoldCo will make investments in its subsidiaries by using one or more of the following sources of funds, downstreamed as capital contributions:

  •
  The proceeds of HoldCo equity issuances to the public;

  •
  The proceeds of borrowings under a bank credit facility at the HoldCo level or other debt issuances by HoldCo; or

  •
  Dividends from HoldCo subsidiaries.

        In addition, HoldCo may guarantee borrowings by its non-utility subsidiaries or enter into keepwell agreements to maintain a specified minimum subsidiary net worth. Sources of financing of non-utility subsidiary business ventures may also include the following:

  •
  Non-recourse project financing;

  •
  Internally generated funds from the non-utility subsidiaries;

  •
  Loans from sister companies other than MPS;

  •
  Subsidiary securities issuances; or

  •
  Investments by third parties.

        By more clearly separating utility operations from non-utility enterprises, the new corporate structure will afford financial flexibility that will permit the use of financing techniques that are more directly suited to the requirements, characteristics and risks of particular non-utility operations without materially affecting the creditworthiness of MPS. The ability to access different capital markets quickly with a broad range of financial instruments and maturities will allow a financing to be tailored to the type of investment being made on the most attractive possible terms, taking into account the appropriate capitalization ratio for a particular subsidiary. Financial flexibility is necessary to ensure that alternative financing strategies are available to HoldCo and its non-utility subsidiaries since different types of investments and their attendant ownership structures, cash flows, tax considerations and risks require different financing techniques to optimize the economic benefit of the investment.

        In contrast to a holding company structure, MPS's current corporate structure cannot accommodate the same degree of financial flexibility or separation because all non-core business activities must either be carried on by MPS itself or conducted in entities downstream from MPS. As a result, under the present corporate organization, subsidiary debt is reflected, through consolidation, on MPS's balance sheet, and subsidiary profits and losses are consolidated on MPS's income statement. Consequently, for financial reporting purposes, the financial status and operating results of its non-utility enterprises are combined with those of MPS's transmission and distribution business, and the impact of the non-core businesses is reflected in certain financial performance ratios that MPS reports to its lenders.

THE AGREEMENT AND PLAN OF MERGER

        The discussion in this proxy statement and prospectus of the agreement and plan of merger is subject to and qualified in its entirety to the agreement, a copy of which is attached to this proxy statement and prospectus as Appendix A and is incorporated herein by reference.

        The agreement, which is among MPS, HoldCo and MergeCo, has been approved by the parties' respective boards of directors. The holders of a majority of the issued and outstanding shares of MPS common stock must approve the agreement. See "Vote Required" below.

        The first step in the reorganization is the merger. In the merger:

  •
  MergeCo, a wholly-owned subsidiary of HoldCo, will be merged with and into MPS, with MPS being the surviving corporation;

  •
  Each share of MPS common stock outstanding immediately prior to the effective time of the merger will be converted on the books into an equal number of new shares of HoldCo common stock;

  •
  Each share of MergeCo common stock outstanding immediately prior to the merger will be converted into shares of MPS, resulting in HoldCo becoming the owner of all outstanding shares of MPS common stock; and

  •
  The shares of HoldCo common stock held by MPS immediately prior to the merger will be canceled.

        As a result of the merger, HoldCo will become a holding company with MPS as its wholly-owned subsidiary. All of the HoldCo common stock outstanding immediately after the merger will be owned by the former holders of MPS common stock outstanding immediately prior to the merger.

        After the completion of the merger, Energy Atlantic will be transferred to HoldCo, which will then hold Energy Atlantic as a wholly-owned subsidiary. See "Transfer of Energy Atlantic to HoldCo" on page 32.

        All outstanding indebtedness and other obligations of MPS will remain as outstanding obligations of MPS after the reorganization. Immediately after the consummation of the merger, HoldCo will have no outstanding securities other than common stock, although HoldCo could issue other securities in the future.

VOTE REQUIRED

        The affirmative vote of the holders of record of a majority of the outstanding shares of MPS common stock is required to approve the reorganization.

REGULATORY MATTERS AND APPROVAL

        As a result of the reorganization, if approved, HoldCo will become a "public utility holding company," regulated by the SEC under the Public Utility Holding Company Act of 1935 ("PUHCA"). Upon the effective date of the reorganization HoldCo will file a statement with the SEC pursuant to Rule 2 of PUHCA Section 3(a)(1) claiming exemption as a holding company from the provisions of PUHCA. See "Regulation of HoldCo, MPS and Subsidiaries After the Reorganization—Regulation of HoldCo."

        The reorganization cannot be consummated unless and until all approvals, authorizations and consents are obtained on conditions acceptable to the board of directors of MPS.

        Under Maine law governing public utilities, any transaction involving the transfer of utility stock must be approved in advance by the Maine Public Utilities Commission ("PUC"). Related matters in the reorganization also require PUC approval.

        On March 26, 2003, the PUC approved MPS's request for approval of the merger and reorganization and the affiliated transactions rising from the merger and reorganization. In conjunction therewith, the PUC approved, among other things, MPS's request to transfer to HoldCo its interest in Atlantic Energy, and up to $450,000 of assets over a three year period beginning upon the merger date. Among the conditions of approval are the following:

  •
  If, at any time, MPS's common dividend payout ratio exceeds 1.0 on a two-year rolling average basis, MPS shall notify the PUC in writing.

  •
  HoldCo's total non-utility investment, including its investment in Energy Atlantic but excluding accumulated unregulated retained earnings and retained earnings from Energy Atlantic, shall not exceed $50,000,000, provided that MPS may at any time seek an enlargement of this limitation for good cause shown. Currently the amount of retained earnings on the books of Energy Atlantic is approximately $6 million, and HoldCo is also allowed to reinvest such amounts in Energy Atlantic or any other non-utility investment.

  •
  MPS will keep its common equity at not less than 48% of its total capital at all times.

  •
  MPS will not make any loan to, or guaranty or assume any obligation of, HoldCo or any of its affiliates without prior PUC approval.

  •
  HoldCo will not sell, pledge or otherwise transfer any common stock of MPS without prior PUC approval.

        Section 203 of the Federal Power Act requires approval of the Federal Energy Regulatory Commission ("FERC") for the disposition or merger of jurisdictional facilities, which include facilities used in interstate commerce. In this case, the effective transfer of MPS's common stock to HoldCo in the conversion transaction described above triggers FERC jurisdiction. MPS has submitted an application seeking FERC approval of the merger and reorganization and the affiliated transactions arising from the merger and reorganization.

ACCOUNTING TREATMENT

        The accounting treatment for the reorganization will be based on non-cash, non-taxable transactions, with resulting assets and liabilities recorded at historical cost amounts. Immediately after the consummation of the merger and reorganization, the consolidated financial statements of HoldCo are expected to be substantially similar to those of MPS.

CONDITIONS TO EFFECTIVENESS OF THE REORGANIZATION

        In addition to approval of the agreement by MPS stockholders, the reorganization is subject to the satisfaction of the following conditions:

  •
  The receipt of all necessary orders, authorizations, consents, approvals or waivers from the PUC, FERC and any other third parties. These approvals must remain in full force and effect, and may not include conditions that the board of directors of MPS deems unacceptable;

  •
  The listing of shares of HoldCo common stock on the American Stock Exchange; and

  •
  The receipt of an acceptable opinion of counsel for MPS regarding the non-taxable status of the merger and reorganization.

        After each of these conditions is satisfied, the merger will become effective when HoldCo files articles of merger with the Maine Secretary of State pursuant to the Maine Business Corporation Act. MPS cannot predict if or when the conditions to effectiveness of the merger will be satisfied, but MPS aims to complete the merger and reorganization before June 30, 2003, with the merger not to become effective until June 30, 2003.

EXCHANGE OF STOCK CERTIFICATES NOT REQUIRED

        Upon the effectiveness of the reorganization, holders of MPS common stock will automatically become holders of HoldCo common stock on a share-for-share basis, and the present stock certificates for MPS common stock will automatically represent shares of HoldCo common stock. It will not be necessary for holders of MPS common stock to exchange their existing MPS stock certificates for stock certificates of HoldCo. However, new certificates bearing the name Maine & Maritimes Corporation will be issued in exchange for old MPS stock certificates upon the request of any stockholder. After the restructuring, as MPS stockholders present their outstanding stock certificates for registration of transfer, new certificates bearing the name Maine & Maritimes Corporation will be issued to the transferee.

TRANSFER OF ENERGY ATLANTIC TO HOLDCO

        As part of the reorganization, MPS will transfer to HoldCo all of its outstanding equity interests in Energy Atlantic by noncash dividend. After the reorganization, HoldCo will be the parent holding company of two wholly-owned subsidiary companies, namely MPS and Energy Atlantic.

MPS EMPLOYEE AND DIRECTOR STOCK PLANS

        The merger agreement also provides that all MPS employee and director plans which include investments in MPS common stock will be amended after the merger so that these plans will utilize the common stock of HoldCo instead of MPS common stock.

        After the merger, all outstanding stock options and rights to performance shares under the MPS 2002 stock option plan will be converted into options and rights to performance shares of HoldCo common stock. The terms and conditions of the 2002 stock option plan will not otherwise be changed. Future grants under the 2002 stock option plan will be made in HoldCo common stock. HoldCo will file a post-effective amendment to MPS's registration statement for the 2002 stock option plan shortly after the effectiveness of the merger.

AMENDMENT OR TERMINATION OF THE AGREEMENT AND PLAN OF MERGER

        The boards of directors of MPS, HoldCo and MergeCo may amend any of the terms of the merger agreement at any time before or after its approval by MPS stockholders and prior to the effective time of the reorganization. After the agreement is approved by MPS stockholders, the parties cannot amend the agreement in a manner that would materially and adversely affect the rights of MPS stockholders. If the agreement is materially amended, MPS will recirculate the proxy statement and prospectus. However, notwithstanding the approval by MPS stockholders, if the board of directors of MPS determines, in its sole judgment, that consummation of the merger would, for any reason, be inadvisable or not in the best interests of MPS or its stockholders, the agreement may be terminated and the merger abandoned at any time prior to the effective time of the reorganization.

        In making such a determination, the MPS board would consider, among other things, the number of stockholders of MPS seeking to exercise statutory dissenters' rights under applicable Maine law. See "Right of Dissenting Stockholders to Receive Payment for Shares." The MPS board also may terminate and abandon the reorganization if MPS has not received, within an acceptable period of time after stockholder approval, the approval of the PUC and other regulatory agencies on terms that are satisfactory to MPS. MPS is unable to predict under what other circumstances, if any, the reorganization might be terminated and abandoned.

LISTING OF HOLDCO COMMON STOCK

        HoldCo is applying to have its common stock listed on the American Stock Exchange. It is expected that the listing will be effective at the effective time of the merger. The ticker symbol of HoldCo common stock is expected to be "MAM" on the exchange and quotations will be carried in newspapers as they have been for MPS common stock. Following the reorganization, MPS common stock will no longer be quoted or traded and will be delisted from the American Stock Exchange.

DIVIDEND PRACTICE

        HoldCo does not now, nor will it immediately after the merger and reorganization, conduct directly any revenue generating business operations. HoldCo initially plans to obtain operating funds primarily from dividends paid to HoldCo on the stock of its subsidiaries, and possibly from the sale of securities or debt incurred by HoldCo. Initially, dividends on HoldCo common stock will depend primarily upon the earnings, financial condition and capital requirements of MPS, and the dividends paid by MPS to HoldCo.

        HoldCo presently expects to continue MPS's practice of paying an appropriate percentage of earnings to stockholders of its common stock. In the future, dividends from HoldCo's subsidiaries other than MPS may be a source of funds for dividend payments by HoldCo. In addition, HoldCo may issue preferred stock in the future to meet its capital requirements, although it has no present intention to do so. See "Description of HoldCo Capital Stock—Authorized Capital—Preferred Stock." This preferred stock could have preferential dividend rights over HoldCo's common stock.

        HoldCo presently expects to pay quarterly dividends on HoldCo common stock at least equal to the rate, and on approximately the same schedule as, the dividend most recently declared by MPS on its common stock. The quarterly dividend most recently declared by MPS's board of directors on MPS common stock was $.37 per share, payable April 1, 2003, to holders of record on March 17, 2003. As currently in the case of MPS, the payment and amount of future dividends, however, is at the discretion of HoldCo's board of directors based on financial and other factors and cannot be assured. The amount of dividends paid by MPS to HoldCo following the reorganization may be greater than the amount of dividends HoldCo may pay on its common stock, as HoldCo may need to retain funds for its expected holding company activities, which include potential new investments in subsidiaries.

FEDERAL INCOME TAX CONSEQUENCES

        The following discussion constitutes the opinion of Curtis Thaxter Stevens Broder & Micoleau LLC as to the material federal income tax consequences of the merger and reorganization. No ruling from the Internal Revenue Service (the "IRS") concerning the United States federal income tax consequences of the merger will be requested. Consummation of the merger and reorganization is conditioned upon, among other things, the receipt by MPS on the effective date of the merger of a confirmatory opinion of Curtis Thaxter Stevens Broder & Micoleau LLC. HoldCo has filed a copy of the opinion with the SEC as an exhibit to the registration statement that includes this proxy statement and prospectus. If before the effective date of the reorganization the opinion changes in a manner that makes it materially different from the opinion HoldCo has filed as an exhibit, then HoldCo will re-solicit proxies from the stockholders. Also, if MPS waives the condition to provide an opinion and the change in tax consequences to the stockholders is material, then HoldCo will re-solicit proxies from the stockholders. While this constitutes the opinion of Curtis Thaxter Stevens Broder & Micoleau LLC, this opinion is not binding in any manner upon the IRS or the courts and there can be no assurance that the IRS will not assert contrary positions. Each holder of MPS's common stock should consult the holder's own tax advisor as to the specific income tax consequences to the holder, including the application and effect of state or local income and other tax laws.

        The following is a discussion of material United States federal income tax consequences of the reorganization to holders of MPS common stock. This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof, administrative pronouncements, judicial decisions and Treasury regulations, all of which are subject to change, possibly with retroactive effect, which changes could affect the tax consequences described herein, and on factual representations provided by MPS and HoldCo. The discussion applies only to investors that hold MPS common stock as capital assets and does not address tax considerations which may affect the treatment of special status taxpayers including financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers, persons who acquired stock pursuant to employee stock options or plans and debtors in bankruptcy and similar proceedings. In addition, this discussion does not provide any information regarding the tax consequences of the reorganization under the tax laws of any state or any local or foreign jurisdiction. No rulings have been sought from the IRS with respect to the reorganization and it is not currently expected that rulings will be sought.

        The formation of MergeCo and its merger with and into MPS will be disregarded for federal income tax purposes, and the reorganization will be treated as an exchange, governed by the provisions of Internal Revenue Code section 351, of MPS common stock for HoldCo common stock. As a consequence:

  •
  No income, gain or loss will be recognized by a holder of MPS common stock upon the exchange of the stock of MPS for common stock of HoldCo;

  •
  The tax basis of HoldCo common stock received by the holder will be the same as the tax basis of the MPS stock surrendered in exchange for the HoldCo common stock;

  •
  The holding period of the HoldCo common stock will include the holding period for the MPS common stock exchanged for the HoldCo common stock;

  •
  Holders of MPS common stock who exercise their statutory right to dissent and receive solely cash in exchange for their MPS common stock will be treated as having received such payments as distributions in redemption, as provided in Internal Revenue Code section 302(a), of this stock. Each affected stockholder should consult his, her or its own tax advisor for the tax effect of the redemption (i.e., exchange treatment or dividend) in light of the stockholder's particular facts and circumstances;

  •
  Holders of nonqualified stock options to acquire common stock of MPS will not recognize any income, gain, or loss upon the conversion of those options into nonqualified stock options to acquire HoldCo common stock;

  •
  Neither MPS nor HoldCo will incur current U.S. federal income tax as a result of the reorganization; and

  •
  A holder of MPS stock may be subject to backup withholding at the rate of 30% with respect to "reportable payments," which may include payments of cash as a result of exercising dissenters' rights or rights under Section 909 of the Maine Business Corporation Act. The payor will be required to deduct and withhold the prescribed amounts unless such stockholder:

  •
  is a corporation or comes within other exempt categories and, when required, demonstrates this fact; or

  •
  provides a correct taxpayer identification number, certifies as to no loss to exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

    A holder of MPS stock who does not provide HoldCo with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the stockholder's United States federal income tax liabilities, so long as the required information is provided to the IRS.

EACH HOLDER OF MPS STOCK SHOULD CONSULT HIS, HER OR ITS TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE REORGANIZATION TO THE HOLDER.

DESCRIPTION OF HOLDCO CAPITAL STOCK

        The following statements with respect to HoldCo capital stock are based on HoldCo's articles of incorporation and by-laws, as currently in effect, and the laws of the State of Maine. Copies of HoldCo's articles and by-laws as they will be in effect as of the effectiveness of the merger are attached as Appendices B and C hereto and are incorporated herein by reference.

AUTHORIZED CAPITAL

        HoldCo is authorized to issue up to 5,500,000 shares of capital stock, consisting of 5,000,000 shares of common stock, $7 par value per share and 500,000 shares of preferred stock, 1¢ par value per share. As of March 28, 2003, there were 100 shares of HoldCo common stock issued and outstanding, all of which are owned by MPS. No shares of HoldCo preferred stock are currently issued and outstanding. Immediately after giving effect to the merger, HoldCo common stock will be outstanding in an amount equal to MPS common stock immediately prior to the merger. No shares of HoldCo preferred stock will be issued and outstanding.

HOLDCO COMMON STOCK

Dividend Rights:	Subject to the limitations, if any, specified with respect to the preferred stock, or any series thereof, dividends may be paid on shares of HoldCo common stock, out of any funds legally available therefor, when and as declared by the HoldCo board of directors.
Liquidation Rights:
Subject to the limitations, if any, specified with respect to the preferred stock, or any series thereof, in the event of any dissolution, liquidation or winding up of HoldCo, whether voluntary or involuntary, the assets of HoldCo available for payment and distribution to stockholders shall be distributed ratably in accordance with their holdings to the holders of shares of HoldCo common stock.
Voting Rights:
Each holder of HoldCo Common Stock will be entitled to one vote per share on each matter, other than the election of directors, submitted to a vote at a meeting of shareholders, subject to the rights, if any, of holders of any preferred stock of HoldCo to vote on a matter as a class or series. With respect to the election of directors, each holder of HoldCo Common Stock shall be entitled to as many votes as pertain to his or her shares of HoldCo Common Stock multiplied by the number of directors to be elected and, with proper notice, may cast all such votes for a single director or may distribute them among the number of directors to be voted for in any amount. All matters require a vote of a majority of those present in person or by proxy, except as follows:
•
With respect to election of directors, the HoldCo board is divided into three classes of directors, each elected to staggered three-year terms parallel to those of the MPS directors, as noted above on page 14. Each year, the nominees receiving the largest number of votes, even if not a majority of those cast, are elected as directors, up to the total number of vacancies for that year. If any shareholder triggers the right to cumulative voting, a shareholder or group of shareholders holding enough shares and voting their shares cumulatively can elect a director even though such number of shares would not be sufficient to elect a director without cumulative voting.

	•	A director may be removed only by the vote of the holders at least 66 2/3% the outstanding shares of the common stock.
•
Amendments to provisions in the articles or by-laws governing the directors require the vote of the holders at least 66 2/3% of the outstanding shares of common stock, unless approved by two-thirds of the entire board of directors, in which case approval is required by the holders at least a majority of the outstanding shares of common stock. The provisions covered by this requirement include:
• Changes to the classes of directors,
•
Changes to the maximum age at which persons are permitted to stand for election to the board directors (currently 67, other than for persons elected before May 13, 1987, for whom the maximum age is 75), and
• Changes to cumulative voting rights.
•
Certain types of business combinations may require the affirmative vote of the holders of up to 80% of the outstanding voting shares. See the discussions of the Fair Price Provision and "Interested Stockholder" provision below.
	•	Dissolution and other types of business combination require the vote of the holders at least a majority of the outstanding shares of common stock.
Miscellaneous:	HoldCo common stock has no preemptive or conversion rights or redemption or sinking fund provisions and the outstanding common stock is fully paid and non-assessable.

HOLDCO PREFERRED STOCK

        HoldCo's articles of incorporation permit its board of directors to fix the preferences, limitations and relative rights, within the limits provided by applicable law, of the HoldCo preferred stock before the issuance of any shares of that class or one or more series within the class of preferred stock before the issuance of any shares of that series.

POSSIBLE ANTI-TAKEOVER EFFECT OF PROVISIONS OF HOLDCO'S ARTICLES OF INCORPORATION AND BY-LAWS

        In the merger, the holders of outstanding shares of MPS common stock will receive shares of HoldCo common stock. Both HoldCo and MPS are corporations formed in accordance with the laws of the State of Maine, and the rights of stockholders of both corporations will be governed by the provisions of the laws of the State of Maine. Following is a summary of the material provisions of the HoldCo articles of incorporation and by-laws, which are substantially similar to the MPS articles of incorporation and by-laws. This summary should be read in the context of, and is qualified in its entirety by reference to, the HoldCo articles of incorporation and by-laws, copies of which are attached hereto as Appendices B and C, respectively, and the laws of the State of Maine. In addition, it should be noted that HoldCo's ownership of 100% of the MPS common stock after the consummation of the merger will permit HoldCo to cast all of the votes of MPS common stock with respect to any amendment of the MPS articles of incorporation and by-laws.

        Except as noted below, the HoldCo articles of incorporation and by-laws are substantially the same as the current MPS articles of incorporation and by-laws, except that they do not include certain provisions that are unnecessary or that specifically concern previously issued, but no longer outstanding,

MPS preferred stock. All of these provisions are substantially similar to the existing provisions in MPS's articles of incorporation and by-laws. With respect to removal of directors, current Maine law generally permits stockholders to remove directors, with or without cause, upon the affirmative vote of the holders of at least two-thirds of the shares entitled to vote for directors.

        Finally, it should be noted that the Maine Business Corporation Act contains the following provisions, the operation of which could have the effect of discouraging or delaying certain change-of-control transactions:

  •
  Transactions relating to business combinations with significant stockholders (see "Maine Control Transaction Statute" below);

  •
  Transactions limiting the personal liability of directors (see "Indemnification And Limitation Of Liability" below); and

  •
  Transactions specifically permitting directors to consider other interests in addition to those of stockholders in discharging their duties.

        It is not the intent of the board of directors of HoldCo to discourage legitimate offers to enhance stockholder value. Provisions of HoldCo's articles of incorporation or by-laws, however, may have the effect of discouraging unilateral tender offers or other attempts to acquire the business of HoldCo. The following is a list of those provisions:

  •
  Directors are elected for staggered three-year terms, with the result that only one-third (1/3) of the directors are elected in any one year, unless someone dies, resigns or is removed.

  •
  Vacancies on the board of directors may be filled by a majority of the remaining directors then in office, even if less than a quorum.

  •
  Business combinations may require the affirmative vote of the holders of at least 80% of the outstanding voting shares. See the discussions of the Fair Price Provision and "Interested Stockholder" Provision below.

  •
  Buy-backs at a premium are restricted. See the discussion of the "Provision Restricting Stock Buy-Backs At A Premium" below.

The provisions listed above also currently apply to MPS.

        These provisions might discourage a potentially interested purchaser from attempting a unilateral takeover bid for HoldCo on terms that some stockholders might favor. If they discourage potential takeover bids, these provisions might limit the opportunity for stockholders of HoldCo to sell their shares at a premium.

        In addition, the issuance of authorized but unissued shares of common or preferred stock of HoldCo may have an anti-takeover effect. These shares might be issued by the board of directors without stockholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction, for example by diluting voting or other rights of the proposed acquiror. In this regard, the articles of incorporation of HoldCo will grant the board of directors broad power to establish the rights and preferences of the authorized and unissued preferred stock, one or more series of which could be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert the stock into shares of HoldCo common stock or possibly other securities, to demand redemption at a specified price under prescribed circumstances related to a change of control, or to exercise other rights designed to impede a takeover.

FAIR PRICE PROVISION

        The articles of incorporation of MPS and HoldCo contain a "fair price" provision which requires the affirmative vote of the holders of up to 80% of the voting power of all the outstanding shares of stock of the corporation entitled to vote for the consummation of the following types of business combinations:

  •
  A merger or consolidation of MPS (or HoldCo, as applicable) or any subsidiary with any person or entity; and

  •
  Any sale, lease, exchange or other disposition (in one transaction or a series of transactions) to or with any person or entity of all or substantially all of the assets of MPS (or HoldCo, as applicable).

        The fair price provision does not apply in cases where the business combination has been approved by a majority of the directors unaffiliated with the other party to the transaction.

        If the minimum price rule is invoked, the required vote ranges from a maximum of 80% if the consideration per share to be received is less than the book value per share, down to a simple majority if the consideration per share to be received is at least 120% of the book value per share.

"INTERESTED STOCKHOLDER" PROVISION

        The articles of incorporation of MPS and HoldCo contain a provision restricting transactions with any holder of 10% or more of the MPS (or HoldCo, as applicable) common stock or an affiliate, officer, partner in or beneficial owner or assignee of such stockholder (an "Interested Stockholder"), including the following:

  •
  A merger or consolidation of MPS (or HoldCo, as applicable) or any subsidiary with the Interested Stockholder;

  •
  Any sale, lease, exchange or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder of assets of MPS (or HoldCo, as applicable) or any subsidiary with a fair market value of $1,000,000 or more;

  •
  Any issuance or transfer (in one transaction or a series of transactions) of stock or other securities of MPS (or HoldCo, as applicable) or any subsidiary to any Interested Stockholder, if such securities have a fair market value of $1,000,000 or more;

  •
  The adoption of a plan for liquidation or dissolution of MPS (or HoldCo, as applicable) proposed by or on behalf of the Interested Stockholder; or

  •
  Any reclassification of securities or recapitalization or reorganization of MPS (or HoldCo, as applicable) which has the effect, directly or indirectly, of increasing the proportionate share of the Interested Stockholder in MPS (or HoldCo, as applicable) or any subsidiary.

        The interested stockholder provision does not apply in cases where the transaction has been approved by a majority of the directors unaffiliated with the Interested Stockholder.

        If the transaction has not been so approved by the directors, then it must meet minimum price and procedural requirements, and it requires the affirmative vote of the holders of at least 80% of the outstanding shares of common stock.

PROVISION RESTRICTING STOCK BUY-BACKS AT A PREMIUM

        The articles of incorporation of MPS and HoldCo contain a provision preventing MPS (or HoldCo, as applicable) from purchasing or agreeing to purchase any shares of its common stock from any person whom the board believes to be the holder of 5% or more of the outstanding shares of common stock, at a price exceeding 105% of the fair market value, unless either:

  •
  The seller has owned the stock for at least two years; or

  •
  The purchase is approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock, excluding stock held by the seller.

        In the past, with some publicly traded companies, persons threatening a hostile takeover would agree to be bought out at a premium in exchange for abandoning the takeover attempt. By restricting such buy-backs, the target becomes less attractive to takeovers. This might limit the opportunity for stockholders of HoldCo to sell their shares at a premium under some circumstances.

MAINE CONTROL TRANSACTION STATUTE

        Under Section 910 of the Maine Business Corporation Act, holders of voting stock of a corporation with voting stock listed on a national securities exchange are entitled to demand payment of the fair value of their shares upon occurrence of a "control transaction," which is generally defined as a transaction resulting in an individual, firm, corporation or other entity (or group thereof) acquiring voting power over at least 25% of the voting stock of such corporation.

        Application of the Control Transaction Statute is automatic unless a corporation "opts out" of its application in its initial articles of incorporation. HoldCo has not "opted out."

INDEMNIFICATION AND LIMITATION OF LIABILITY

        HoldCo's by-laws require HoldCo to indemnify any director or officer who is or was a party to a proceeding, including a proceeding by or in the right of HoldCo, by reason of the fact that he or she is or was a director or officer or is or was serving at the request of HoldCo as a director, officer, employee or agent of another entity. Under HoldCo's by-laws, a director or officer of HoldCo will be entitled to be indemnified against all liabilities and expenses incurred by the director or officer in the proceeding, except those liabilities and expenses as are incurred because of his or her willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, a director or officer also will be entitled to have HoldCo make advances and reimbursement for expenses prior to final disposition of the proceeding to the maximum extent permitted by law, under which the board may require a written undertaking from the director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. The board of directors of HoldCo also will have the authority to extend to any person who is an employee or agent of HoldCo, or who is or was serving at the request of HoldCo as a director, officer, employee or agent of another entity, the same indemnification rights held by directors and officers, subject to all of the accompanying conditions and obligations.

        MPS's by-laws contain provisions that are substantially similar to those listed above.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling HoldCo pursuant to the foregoing provisions, HoldCo has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Section 202 of the new Maine Business Corporation Act, effective July 1, 2003 deems that the following is included in the articles of incorporation of all Maine corporations existing on such date, including HoldCo and MPS:

"D. A provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for an action taken or a failure to take an action as a director, except liability for:

  (1)
  The amount of a financial benefit received by a director to which the director is not entitled;

  (2)
  An intentional infliction of harm on the corporation or its shareholders;

  (3)
  A violation of section 833; or

  (4)
  An intentional violation of criminal law;"

Section 833 of the new Maine act makes directors personally liable for unlawful or excessive distributions authorized by them.

COMPARISON OF RIGHTS OF MPS AND HOLDCO STOCKHOLDERS

        When the reorganization is completed, holders of MPS common stock will automatically become holders of HoldCo common stock. Rights of HoldCo stockholders will be governed by the HoldCo articles of incorporation and by-laws instead of those of MPS, which are substantially the same as those of HoldCo.

        HoldCo's articles of incorporation and by-laws will give HoldCo broad corporate powers to engage in any lawful activity for which a corporation may be formed under Maine law, and will include indemnification, limitation of liability and nomination and proposal submission provisions that are included in the articles of incorporation and by-laws of MPS in substantially the same form. In addition, the articles of incorporation of HoldCo will provide that the directors of HoldCo may designate the rights and preferences of preferred stock and issue preferred stock without further approval by HoldCo stockholders.

        Other sections under this Proposal 2 describe in more detail some of the relevant provisions of the articles of incorporation and by-laws. See, for example, "Description Of HoldCo Capital Stock," "Possible Anti-Takeover Effect of Provisions of HoldCo's Articles of Incorporation and By-laws," and "Indemnification and Limitation of Liability."

AUTHORIZED COMMON STOCK

        The number of authorized shares of MPS common stock and HoldCo common stock is 3,000,000 and 5,000,000 shares, respectively. As of April 4, 2003, there were 1,574,322 shares of MPS common stock issued and outstanding. At the time of the reorganization, HoldCo will issue the same number of shares of common stock as there are shares of MPS common stock outstanding at that time. The additional authorized but unissued shares of HoldCo common stock will be available for issuance under existing stock option plans, as well as possibly for stock splits, stock dividends, equity financings, and for other general corporate purposes, including, possibly, acquisitions. See "Description Of HoldCo Capital Stock."

AUTHORIZED PREFERRED STOCK

        MPS presently has 400,000 authorized shares of preferred stock. As of the record date, no shares of preferred stock were issued and outstanding. There will be 500,000 authorized shares of HoldCo preferred stock, all of which will be unissued.

        Management believes that the ability to issue HoldCo preferred stock will provide important flexibility, although it has no present plans to issue preferred stock.

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for HoldCo is The Bank of New York, 101 Barclay Street, New York, New York 10286.

DIRECTOR AND OFFICER EXCULPATION

        HoldCo's articles of incorporation provide for the elimination of personal liability for monetary damages of directors or officers of HoldCo in connection with civil, criminal and administrative proceedings. This elimination of liability will not apply if the director or officer engaged in willful misconduct or a knowing violation of criminal law or any federal or state securities law. See "Indemnification and Limitation of Liability."

        MPS's by-laws contain provisions that are substantially similar to those that will be contained in HoldCo's articles of incorporation and by-laws.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

        HoldCo's and MPS's by-laws contain provisions indemnifying directors, officers, employees and agents of the respective corporations against expenses, judgments, fines and amounts paid in settlement, as set out under "Indemnification and Limitation of Liability." HoldCo's and MPS's by-laws prohibit indemnification in the case of willful misconduct or a knowing violation of criminal law.

DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS

        Stockholder proposals and nominations of directors, intended for inclusion in the 2004 proxy and proxy statement must be received by the clerk of the company, PO Box 1209, Presque Isle, Maine 04769-1209, not later than December 5, 2003, in compliance with applicable law.

BUSINESS OF HOLDCO

        HoldCo is currently a wholly-owned subsidiary of MPS and was incorporated for the purpose of accomplishing the proposed merger and reorganization. HoldCo owns all of the outstanding common stock of MergeCo, a Maine corporation which was formed also for the purpose of accomplishing the merger and reorganization. Neither HoldCo nor MergeCo owns any utility assets or engages in any business.

REGULATION OF HOLDCO, MPS AND SUBSIDIARIES AFTER THE REORGANIZATION

Regulation of HoldCo

        As a result of the reorganization, if approved, HoldCo will become a "public utility holding company" regulated by the SEC under PUHCA, because it will own all of the common stock of MPS, which is an "electric utility company" as defined under PUHCA. Upon the effective date of the reorganization HoldCo will file a statement with the SEC pursuant to Rule 2 of PUHCA Section 3(a)(1) claiming exemption as a holding company from the provisions of PUHCA, including its registration requirements. PUHCA imposes a number of restrictions on the operations, financing and capital structure of registered holding companies. Among these restrictions are requirements that securities acquisitions and issuances, sales and acquisitions of assets or securities of utility companies or acquisitions of interests in any other business must be approved by the SEC. PUHCA also limits the ability of registered holding companies to engage in activities unrelated to their utility operations and regulates many types of affiliate transactions between members of the holding company system.

        HoldCo has no current plans to engage in any business activities or make any investments which would, in its view, be inconsistent with PUHCA standards. Further, HoldCo believes that the standards under PUHCA applicable to the non-utility activities of registered holding companies are less restrictive than those under state regulatory laws that currently apply to non-utility businesses undertaken directly or indirectly through subsidiaries by MPS. Among other benefits of the reorganization, financing of non-utility subsidiaries of HoldCo can be arranged without implicating MPS and without the need to obtain approvals from state regulatory commissions.

        Legislation to repeal PUHCA has been introduced in Congress from time to time. Neither HoldCo nor MPS can predict whether Congress will take any action to repeal or significantly modify PUHCA or whether the Securities and Exchange Commission will take action to further modify significantly PUHCA rules, decisions and interpretations.

        HoldCo is also in the process of obtaining approval of corporate reorganization pursuant to Section 203 of the Federal Power Act ("FPA"), 16 U.S.C. Section 824(b), and Part 33 of the FERC regulations 18 C.F.R. 33. HoldCo anticipates obtaining this approval as well since this reorganization is an intra-corporate reorganization that does not raise substantive issues under FERC's regulations.

        HoldCo does not see any material impediments to the required regulatory approvals, nor is it likely that such approvals would impose onerous restrictions.

Regulation of MPS

        Following completion of the reorganization, the activities of MPS will continue to be subject to regulation by the MPUC, and will continue to be subject to regulation by the Federal Energy Regulatory Commission.

        Transactions between MPS and any other entity, including HoldCo, which is an "affiliated interest" of MPS within the meaning of the Maine statute are subject to prior approval by the Maine Public Utilities Commission. The MPUC also reviews cost allocations by MPS and, in every rate case, requires the company to submit substantial data to support both rate-base components and cost components between or among divisions, utility or nonutility.

RIGHT OF DISSENTING STOCKHOLDERS TO RECEIVE PAYMENT FOR SHARES

        Certain stockholders of MPS dissenting to the proposed Merger Agreement and related restructuring are entitled to payment of the fair value of their shares. With respect to each such stockholder, Sections 908 and 909 of the Maine Business Corporation Act provide that, upon compliance with certain statutory requirements, such stockholder will be entitled to payment of such fair value if the Merger and reorganization are consummated. These statutory requirements include the following:

  •
  The filing of a written objection to the merger agreement prior to the vote on the agreement;

  •
  Not voting such stockholder's shares in favor of the merger agreement (failure to vote is not a waiver; the only way the right is waived is with an affirmative vote for the merger); and

  •
  Within 15 days after the date on which the vote on the merger agreement is taken, filing a written demand for payment of the fair value of such shares.

        Holders of MPS common stock will have the right to such payment of fair value upon following the specified statutory procedures.

        A stockholder of MPS attempting to obtain payment of fair value may object with respect to fewer than all of his shares. A vote against the merger agreement does not satisfy the statutory requirement. Any objecting stockholder failing to make a written demand within the 15-day period will be bound by the merger and restructuring and will have no dissenters' rights. Written objections and written demands for payment should be sent by certified or registered mail addressed to Larry E. LaPlante,

Clerk, Maine Public Service Company, P.O. Box 1209, Presque Isle, Maine 04769, or delivered in person to MPS's principal place of business at 209 State St., Presque Isle, Maine 04769, to the attention of Larry E. LaPlante, Clerk.

        Any stockholder making such objection and demand shall thereafter be entitled only to payment as provided in Section 909 and will not be entitled to vote, or to receive future dividends, or to exercise any other rights of a stockholder, with respect to the shares as to which he is objecting. No demand may be withdrawn without the consent of MPS. At the time of filing his or her demand for payment or within 20 days thereafter, each stockholder demanding payment is required to submit to MPS the certificates representing the shares as to which he or she is objecting for notation thereon that such demand has been made. Failure to do so shall, at the option of MPS, terminate the stockholder's rights under Section 909 unless a court otherwise directs.

        Within 10 days after the date of filing of the articles of merger (the "Merger Date"), MPS will give written notice thereof to each dissenting stockholder who has made written demand in accordance with Section 909, and will offer to pay for the shares as to which the stockholder has objected at a specified price deemed by MPS to be the fair value thereof. If, within 30 days after the Merger Date, MPS and such stockholder agree on the fair value, payment will be made within 90 days after the Merger Date. If, within such 30-day period, one or more dissenting stockholders and MPS do not so agree, then MPS, within 30 days after receipt of a written demand from a dissenting stockholder given within 60 days after the Merger Date, will, or at MPS's election at any time within such 60-day period may, bring an action in the Superior Court in Aroostook County, Maine, to determine the fair value. The fair value shall be determined as of the day prior to the vote approving the merger agreement and related restructuring, excluding any appreciation or depreciation of the shares in anticipation thereof. If MPS fails to institute such a proceeding, any dissenting stockholder may do so.

        Upon payment by MPS of the fair value of a dissenting stockholder's shares as to which the stockholder has objected, the stockholder shall surrender the certificates representing such shares and shall cease to have any interest in such shares.

        The foregoing discussion is qualified in its entirety by reference to Sections 908 and 909 of the Maine Business Corporation Act, copies of which are attached hereto as Appendix D.

        In general, any dissenting stockholders who perfect their rights to be paid the fair value of their MPS common stock in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of this cash. See "Federal Income Tax Consequences."

MANAGEMENT OF HOLDCO

        Members of the board of directors of HoldCo serve in the same manner as members of the board of directors of MPS, with directors being elected for staggered three-year terms. At least initially HoldCo's board of directors will be composed of the same persons who serve on MPS's board of directors.

        Some of the current principal executive officers of MPS also serve as the principal executive officers of HoldCo and are expected to continue as principal executive officers of MPS and HoldCo at the time of the reorganization.

        In the future, the boards and executive officers of HoldCo and MPS may not always necessarily be the same in membership or composition.

        For further information concerning persons who are directors and principal executive officers of HoldCo, see "Proposal 1: Election of Directors" and "Security Ownership of Management" in this proxy statement and prospectus and "Executive Officers of the Registrant" following Part I of MPS's

Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference herein.

FINANCIAL STATEMENTS

        MPS's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 contains MPS's financial statements and other financial information. MPS's annual report has been incorporated in this proxy statement and prospectus by reference. Copies of this annual report are first being mailed to stockholders in the same package as this proxy statement and prospectus. Additional copies of this report may be obtained without charge upon request as provided under "Where You Can Find More Information."

        Financial statements of HoldCo are not presented in this proxy statement and prospectus because HoldCo is an inactive company without material assets or liabilities or operating history. Pro forma financial effects of the merger are not set forth herein since, on a consolidated basis, no change will result from the merger and reorganization.

LEGAL OPINIONS

        The validity of the shares of HoldCo common stock to be issued in the merger will be passed upon by Curtis Thaxter Stevens Broder & Micoleau LLC, One Canal Plaza, Portland, Maine 04101, counsel to MPS and HoldCo. Scott L. Sells, a member of Curtis Thaxter Stevens Broder & Micoleau LLC, is also a duly elected officer of the company and serves as general counsel to the company.

        Statements of legal conclusion contained herein regarding federal tax treatment are also based on the legal opinion of Curtis Thaxter Stevens Broder & Micoleau LLC.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to Maine Public Service Company's Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

THE BOARD OF DIRECTORS OF MPS HAS UNANIMOUSLY APPROVED THE HOLDING COMPANY REORGANIZATION, ADOPTED THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, AND BELIEVES THE REORGANIZATION TO BE IN THE BEST INTERESTS OF MPS AND ITS STOCKHOLDERS, AND RECOMMENDS THAT THE HOLDERS OF MPS COMMON STOCK VOTE "FOR" PROPOSAL 2 AT THE ANNUAL MEETING.

OTHER MATTERS

        The board of directors knows of no other matters to be brought before the meeting. However, if any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote in accordance with their best judgment on such matters.

        The annual report for 2001, including financial statements, was first mailed to stockholders on or about April 4, 2002.

        Upon written request, MPS will furnish without charge a copy of its most recent annual report on Form 10-K. Please direct these requests to: Larry LaPlante, Clerk, Maine Public Service Company, 209 State St., Presque Isle, Maine 04769.

        The solicitation of proxies is being made on behalf of the board of directors, and the cost will be borne by MPS. Brokerage houses and other custodians will be reimbursed by MPS for their expenses in forwarding proxy materials to principals. Further solicitation of proxies may be made by telephone or other communication by regular employees of MPS. Georgeson Shareholder Communications, Inc. has been retained by MPS for a fee of $6,000, plus expenses, to assist in the solicitation of proxies.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

        Note: If the proposed holding company is approved and the holding company is implemented, the following information will be applicable to the annual meeting of stockholders of HoldCo.

        Any stockholder who wishes to submit a proposal for printing in MPS's proxy statement for the annual meeting of stockholders to be held in year 2004 (expected to be held in May 2004) must submit that proposal so it is received by MPS's Clerk no later than the close of business on December 5, 2003. To be included in MPS's proxy statement, the stockholder proposal must meet the requirements of the applicable rules of the Securities and Exchange Commission. Proposals should be addressed to the corporate clerk, MPS, PO Box 1209, Presque Isle, Maine 04769.

ADDITIONAL INFORMATION TO STOCKHOLDERS

        Any stockholder who is a beneficial owner of Maine Public Service Company's securities may, upon written request and without charge, obtain a copy of the Company's Annual Report and Form 10-K for 2002, including financial statements and schedules, but not exhibits. Any such request should be directed to Mr. Larry E. LaPlante, Clerk of Maine Public Service Company, P. O. Box 1209, Presque Isle, Maine 04769-1209.

DISCRETIONARY AUTHORITY

        The only business to be presented to the meeting, by any persons, of which the Company is aware, is that which is specified in said notice, and any action in connection with or for the purpose of affecting the same. The accompanying form of proxy provides for discretionary authority for the persons named in the Proxy, or any substitute, to vote in accordance with their judgment on any matters other than those specified in the notice which may properly come before the meeting and the Proxy will be voted in accordance with such discretionary authority.

VOTING BY PROXY

        Proxy cards will be voted as specified, but if not otherwise marked they will be voted: "FOR" Proposals (1) and (3), and deemed to be an abstention as to Proposal 2.

                      By order of the board of directors,

                      Larry E. LaPlante, Clerk

April 15, 2003

MAINE PUBLIC SERVICE COMPANY ANNUAL MEETING – MAY 30, 2003 – 9:30 A.M.
 Northern Maine Technical College, Edmunds Conference Center, 33 Edgemont Drive, Presque Isle, Maine 04769

DIRECTIONS

From South:
Travel North on I-95 to Houlton Exit, Turn Left from exit onto Rt. 1 North. Follow Rt. 1 into Presque Isle (approx. 46 miles from Houlton). Turn Left at the third traffic signal in Presque Isle and proceed to the next traffic signal. Turn Right onto Parsons Street and proceed until you see the sign for Skyway Industrial Park, Northern Maine Regional Airport and Northern Maine Technical College. Turn Left onto Central Ave at the sign. Turn Right onto Edgemont Drive (1st right on Central) and proceed until you see the sign for Northern Maine Technical College. The Edmunds Conference Center is located on the first floor of the A.K. Christie Building, entrance with the round stained-glass window.

From North:
Travel South on Rt. 1 into Presque Isle. Turn Right at the sixth set of traffic signals in Presque Isle and proceed to next traffic signal. Turn Right onto Parsons Street and proceed until you see the sign for Skyway Industrial Park, Northern Maine Regional Airport and Northern Maine Tech. Turn Left onto Central Ave. at the sign. Turn Right onto Edgemont Drive (1st right on Central) and proceed until you see the sign for Northern Maine Technical College. The Edmunds Conference Center is located on the first floor of the A.K. Christie Building, entrance with the round stained-glass window.

Travel Hint:
Once in Presque Isle, following the blue airport signs will also bring you to Central Drive and Northern Maine Technical College.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        Section 202 of the new Maine Business Corporation Act, effective July 1, 2003 deems that the following is included in the articles of incorporation of all Maine corporations existing on such date, including HoldCo and MPS:

"D. A provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for an action taken or a failure to take an action as a director, except liability for:

  (1)
  The amount of a financial benefit received by a director to which the director is not entitled;

  (2)
  An intentional infliction of harm on the corporation or its shareholders;

  (3)
  A violation of section 833; or

  (4)
  An intentional violation of criminal law;"

Section 833 of the new Maine act makes directors personally liable for unlawful or excessive distributions authorized by them.

        Section 14 of Article III of HoldCo's by-laws requires HoldCo to indemnify any director or officer who is or was a party to a proceeding, including a proceeding by or in the right of HoldCo, by reason of the fact that he or she is or was a director or officer or is or was serving at the request of HoldCo as a director, officer, employee or agent of another entity. Under HoldCo's by-laws, a director or officer of HoldCo will be entitled to be indemnified against all liabilities and expenses incurred by the director or officer in the proceeding, except those liabilities and expenses as are incurred because of his or her willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, a director or officer also will be entitled to have HoldCo make advances and reimbursement for expenses prior to final disposition of the proceeding to the maximum extent permitted by law, under which the board may require a written undertaking from the director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. The board of directors of HoldCo also will have the authority to extend to any person who is an employee or agent of HoldCo, or who is or was serving at the request of HoldCo as a director, officer, employee or agent of another entity, the same indemnification rights held by directors and officers, subject to all of the accompanying conditions and obligations. HoldCo is also permitted to buy insurance on behalf of officers, directors, employees and agents against any liability, whether or not HoldCo would have the power to indemnify against such liability.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

2	Agreement and Plan of Merger dated as of June 30, 2003, by and among MPS, HoldCo and MergeCo (attached as Appendix A to the Proxy Statement/Prospectus)
3(a)	Articles of Incorporation of HoldCo (attached as Appendix B to the Proxy Statement and Prospectus)
3(b)	By-laws of HoldCo (attached as Appendix C to the Proxy Statement and Prospectus)
4	Specimen copy of certificate for HoldCo Common Stock, par value $7 per share
5 and 8	Opinion of Curtis Thaxter Stevens Broder & Micoleau LLC
23(a)	Consent of PricewaterhouseCoopers LLP
23(b)	Consent of Curtis Thaxter Stevens Broder & Micoleau LLC (included in Exhibits 5 and 8)
99	Form of Proxy

ITEM 22. UNDERTAKINGS.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

        (b)  The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange

Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (d)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (e)  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (f)    The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

POWER OF ATTORNEY

        Each director and/or officer of the Registrant whose signature appears below hereby appoints Nicholas Bayne and Larry E. LaPlante, and each of them severally, as Agents for Service and his or her attorney-in-fact to sign his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Presque Isle, State of Maine, on April 15, 2003.

MAINE & MARITIMES CORPORATION
By: /s/ G. MELVIN HOVEY G. MELVIN HOVEY. CHAIRMAN

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ J. NICHOLAS BAYNE J. NICHOLAS BAYNE	President and Chief Executive Officer Director (Principal Executive Officer)	April 15, 2003
/s/ LARRY E. LAPLANTE LARRY E. LAPLANTE	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	April 15, 2003
/s/ MICHAEL A. THIBODEAU MICHAEL A. THIBODEAU	Vice President, Controller and Chief Risk Officer (Principal Accounting Officer)	April 15, 2003
/s/ DAVID N. FELCH DAVID N. FELCH	Director	April 15, 2003
/s/ ROBERT E. ANDERSON ROBERT E. ANDERSON	Director	April 15, 2003
/s/ NATHAN L. GRASS NATHAN L. GRASS	Director	April 15, 2003
/s/ D. JAMES DAIGLE D. JAMES DAIGLE	Director	April 15, 2003
/s/ DEBORAH L. GALLANT DEBORAH L. GALLANT	Director	April 15, 2003
/s/ LANCE A. SMITH LANCE A. SMITH	Director	April 15, 2003

/s/ RICHARD G. DAIGLE RICHARD G. DAIGLE	Director	April 15, 2003
/s/ J. GREGORY FREEMAN J. GREGORY FREEMAN	Director	April 15, 2003
/s/ J. PAUL LEVESQUE J. PAUL LEVESQUE	Director	April 15, 2003

APPENDIX A
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made as of June 30, 2003, by and among MAINE PUBLIC SERVICE COMPANY, a Maine corporation ("Maine Public"), MPS MERGER CO., a Maine corporation ("MergeCo"), and MAINE & MARITIMES CORPORATION, a Maine corporation ("HoldCo").

        WHEREAS, Maine Public has authorized capital consisting of (i) 3,000,000 shares of Common Stock, with a par value of $7 per share ("Maine Public Common Stock"), of which 1,574,582 shares are issued and outstanding as of the date hereof; (ii) 200,000 shares of Preferred Stock, with a par value of $25 per share ("Maine Public $25 Preferred Stock"), no shares of which are issued and outstanding as of the date hereof; and (iii) 200,000 shares of Preferred Stock, with a par value of $100 per share ("Maine Public $100 Preferred Stock"), no shares of which shares are issued and outstanding as of the date hereof; and

        WHEREAS, MergeCo has authorized capital consisting of 3,000 shares of Common Stock, with a par value of $.01 per share ("MergeCo Common Stock"), of which 100 shares are issued and outstanding and are owned beneficially and of record by HoldCo; and

        WHEREAS, HoldCo has authorized capital consisting of 5,000,000 shares of Common Stock, with a par value of $7 per share ("HoldCo Common Stock"), of which 100 shares are issued and outstanding and are owned beneficially and of record by Maine Public, and 500,000 shares of Preferred Stock, with a par value of $.01 per share, no shares of which are issued and outstanding as of the date hereof; and

        WHEREAS, the Boards of Directors of the respective parties hereto deem it advisable to merge MergeCo with and into Maine Public (the "Merger") in accordance with the Maine Business Corporation Act ("Maine BCA"), this Agreement and the Articles of Merger attached hereto as Exhibit A (the "Articles"), for the purpose and with the effect of establishing HoldCo as the parent corporation of Maine Public in a transaction intended to qualify for tax-free treatment;

        NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties agree that (i) MergeCo shall be merged with and into Maine Public, said action constituting the "Merger", (ii) Maine Public shall be the corporation surviving the Merger, and (iii) the terms and conditions of the Merger, the means of carrying it into effect and the manner of converting and exchanging shares of capital stock shall be as follows:

ARTICLE 1

THE MERGER

        1.1    Plan of Merger.    This Agreement shall constitute a plan of merger between Maine Public and MergeCo (Maine Public and MergeCo being sometimes referred to herein as the "Participating Corporations") in accordance with Section 901 of the Maine BCA.

        1.2    Articles of Merger.    Subject to and in accordance with the provisions of this Agreement, the Articles shall be executed by the Participating Corporations and delivered to the Secretary of State of the State of Maine for filing, as provided in Section 903 of the Maine BCA.

        1.3    Merger Date.    The Merger shall become effective upon June 30, 2003 or upon such later date as the Articles are filed with the Secretary of State of the State of Maine (such effective date being herein called the "Merger Date"). On the Merger Date, the separate existence of MergeCo shall cease and MergeCo shall be merged with and into Maine Public, which shall continue its corporate existence as the surviving corporation (Maine Public, as the surviving corporation, being sometimes referred to herein as the "Surviving Corporation"). Maine Public, as the Surviving Corporation, shall succeed, without other transfer, to all the rights and property of MergeCo and shall be subject to all the debts and liabilities of MergeCo in the same manner as if Maine Public had itself incurred them. All rights of creditors and all liens upon the property of each of Maine Public and MergeCo shall be preserved unimpaired.

        1.4    Appropriate Actions.    Prior to, at and after the Merger Date, HoldCo, Maine Public and MergeCo, respectively, shall take all such actions as may be necessary or appropriate in order to effectuate the Merger. In this connection, HoldCo shall issue the shares of HoldCo Common Stock for which outstanding shares of Maine Public Common Stock will be exchanged and surrendered on a share-for-share basis to the extent provided in Article 2 of this Agreement. In case at any time after the Merger Date any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets, privileges, rights, immunities and franchises of either of the Participating Corporations, the officers and directors of each of the Participating Corporations as of the Merger Date shall take all such further action.

ARTICLE 2

TERMS OF CONVERSION AND EXCHANGE OF SHARES

        On the Merger Date:

        2.1    Maine Public Common Shares.    Each share of Maine Public Common Stock issued and outstanding immediately before the Merger shall be automatically changed and converted into and exchanged for one share of HoldCo Common Stock, which shall thereupon be issued and fully-paid and non-assessable; provided, however, that such conversion and exchange shall not affect shares of holders, if any, who perfect their rights as dissenting shareholders under Sections 908 and 909 of the Maine BCA.

        2.2    MergeCo Shares.    The shares of MergeCo Common Stock issued and outstanding immediately before the Merger shall be automatically changed and converted into a number of shares of common stock, par value $7.00 per share, of the Surviving Corporation (which shall thereupon be issued and fully-paid and non-assessable), equal to the number of shares of Maine Public Common Stock as are issued and outstanding immediately before the Merger Date.

        2.3    HoldCo Shares.    Each share of HoldCo Common Stock issued and outstanding and held by Maine Public immediately before the Merger shall be cancelled.

        2.4    Maine Public Stock Options.    Each outstanding option to purchase shares of Maine Public Common Stock will be assumed by HoldCo. Each such option will be exercisable in accordance with its existing terms for the same number of shares of HoldCo Common Stock as the number of shares of Maine Public Common Stock subject to such option.

ARTICLE 3

ARTICLES OF INCORPORATION AND BY-LAWS

        3.1    Maine Public's Articles of Incorporation.    From and after the Merger Date, and until thereafter amended as provided by law, the Articles of Incorporation of Maine Public as in effect immediately before the Merger shall be and continue to be the Articles of Incorporation of the Surviving Corporation.

        3.2    Maine Public's By-laws.    From and after the Merger Date, and until thereafter amended as provided by law, the By-laws of Maine Public as in effect immediately before the Merger shall be and continue to be the By-laws of the Surviving Corporation.

ARTICLE 4

DIRECTORS AND OFFICERS

        4.1    Maine Public's Directors and Officers.    The persons who are directors and officers of Maine Public immediately before the Merger shall continue as directors and officers, respectively, of the Surviving Corporation and shall continue to hold office as provided in the By-laws of the Surviving Corporation. If, at or following the Merger Date, a vacancy shall exist in the Board of Directors or in the position of any officer of the Surviving Corporation, such vacancy may be filled in the manner provided in the By-laws of the Surviving Corporation.

ARTICLE 5

STOCK CERTIFICATES

        5.1    Pre-Merger Maine Public Common Stock.    Following the Merger Date, each holder of an outstanding certificate or certificates that, before the Merger Date, represented shares of Maine Public Common Stock may, but shall not be required to, surrender the same to HoldCo for cancellation or registration of transfer, and each such holder or transferee will be entitled to receive in exchange a certificate or certificates representing the same number of shares of HoldCo Common Stock as the shares of Maine Public Common Stock previously represented by the stock certificate(s) surrendered.

        5.2    Outstanding Certificates.    Until surrendered or presented for registration of transfer in accordance with Section 5.1 above, each outstanding certificate that, before the Merger Date, represented Maine Public Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of HoldCo Common Stock as though such surrender and exchange had taken place.

        5.3    Post-Merger Rights of Holders.    Following the Merger Date, the holders of certificates representing Maine Public Common Stock outstanding immediately before the Merger Date shall cease to have any rights with respect to stock of the Surviving Corporation and their sole rights shall be with respect to the HoldCo Common Stock into and for which their shares of Maine Public Common Stock shall have been converted and exchanged in the Merger, subject to the rights of any dissenting shareholders under Sections 908 and 909 of the Maine BCA.

ARTICLE 6

CONDITIONS TO THE MERGER

        Completion of the Merger is subject to the satisfaction of the following conditions:

        6.1    Shareholder Approval.    The principal terms of this Agreement and the transactions provided for herein shall have been approved by holders of capital stock of each of the Participating Corporations as and to the extent required by their respective Articles of Incorporation and the Maine BCA.

        6.2    HoldCo Common Stock Listed.    The HoldCo Common Stock to be issued and to be reserved for issuance pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the American Stock Exchange.

        6.3    Tax Ruling or Opinion.    There shall have been obtained a ruling or rulings of the Internal Revenue Service, or an opinion of tax counsel, in form and substance satisfactory to the Board of Directors of Maine Public and its counsel, with respect to certain tax consequences of the Merger and related matters.

        6.4    Regulatory Approvals.    All authorizations by and approvals of any governmental or public authority or agency deemed necessary or advisable by the Board of Directors of Maine Public in connection with the Merger and other related transactions shall have been obtained, shall be in full force and effect, shall not have been revoked and shall be legally sufficient to authorize the transactions contemplated by this Agreement.

ARTICLE 7

AMENDMENT AND TERMINATION

        7.1    Amendment.    The parties to this Agreement, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after approval of this Agreement by the pre-Merger shareholders of Maine Public (as provided in Section 6.1 above); provided, however, that no such amendment, modification or supplement shall, if agreed to after such approval by the pre-Merger shareholders of Maine Public, change any of the principal terms of this Agreement.

        7.2    Termination.    This Agreement may be terminated and the Merger and other transactions provided for by this Agreement may be abandoned at any time, whether before or after approval of this Agreement by the pre-Merger shareholders of Maine Public, by action of the Board of Directors of Maine Public if such Board of Directors determines for any reason that the completion of the transactions provided for herein would for any reason be inadvisable or not in the best interests of Maine Public or its shareholders. The parties hereto, and any officers or directors thereof, shall not have liability to any person, including, without limitation, any shareholder of Maine Public, in the event of such termination.

ARTICLE 8

ASSUMPTION OF OBLIGATIONS UNDER MAINE PUBLIC STOCK
AND STOCK OPTION PLANS

        8.1    Assumption of Plans.    HoldCo shall take all required corporate action to assume as of the Merger Date the obligations of Maine Public under the Maine Public Service Company Stock Plan for Outside Directors and the Maine Public Service Company 2002 Stock Option Plan.

ARTICLE 9

MISCELLANEOUS

        9.1    Approval of HoldCo Shareholder.    By its execution and delivery of this Agreement, Maine Public, as the sole pre-Merger shareholder of HoldCo, consents to, approves and adopts this Agreement and approves the Merger, subject to approval of this Agreement by pre-Merger shareholders of Maine Public (as provided in Section 6.1 above).

        9.2    Approval of MergeCo Shareholder.    By its execution and delivery of this Agreement, HoldCo, as the sole pre-Merger shareholder of MergeCo, consents to, approves and adopts this Agreement and approves the Merger, subject to approval of this Agreement by pre-Merger shareholders of Maine Public (as provided in Section 6.1 above).

        9.3    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Maine.

        IN WITNESS WHEREOF, Maine Public, HoldCo and MergeCo, pursuant to approval and authorization duly given by resolutions adopted by their respective Boards of Directors, have each caused this Agreement to be executed by its President or one of its Vice Presidents and its corporate seal affixed hereto and attested by its Clerk or one of its Assistant Clerks.

Maine Public:
MAINE PUBLIC SERVICE COMPANY, a Maine corporation		[Corporate Seal]
By:	/s/ J. Nicholas Bayne J. Nicholas Bayne, President	Attest:	/s/ Larry E. LaPlante Larry E. LaPlante, Clerk
Title:
HoldCo:		[Corporate Seal]
MAINE & MARITIMES CORPORATION, a Maine corporation
By:	/s/ J. Nicholas Bayne J. Nicholas Bayne, President	Attest:	/s/ Larry E. LaPlante Larry E. LaPlante, Clerk
MergeCo:		[Corporate Seal]
MPS MERGER CO., a Maine corporation
By:	/s/ J. Nicholas Bayne J. Nicholas Bayne, President	Attest:	/s/ Larry E. LaPlante Larry E. LaPlante, Clerk

EXHIBIT A

Minimum Fee $80 (See §1401 sub-§17)

DOMESTIC
BUSINESS CORPORATION
STATE OF MAINE
ARTICLES OF MERGER
MPS Merger Co. (A Maine Corporation)	Deputy Secretary of State

INTO	A True Copy When Attested By Signature
Maine Public Service Company (A Maine Corporation)	Deputy Secretary of State

Pursuant to 13-A MRSA §903, the board of directors of each participating corporation approve and the undersigned corporations, adopt the following Articles of Merger:

FIRST:	The plan of merger is set forth in Exhibit A attached hereto and made a part hereof.
SECOND:
As to each participating corporation, the shareholders of which voted on such plan of merger, the number of shares outstanding and the number of shares entitled to vote on such plan, and the number of such shares voted for and against the plan, are as follows:
Name of Corporation	Number of Shares Outstanding	Number of Shares Entitled to Vote		NUMBER Voted For		NUMBER Voted Against
MPS Merger Co.	100 shares of common stock	100		100		0
Maine Public Service Company	1,574,582 shares of common stock	(	)	(	)	(	)
THIRD:	If the shares of any class were entitled to vote as a class, the designation and number of the outstanding shares of each such class, and the number of shares of each such class voted for and against the plan, are as follows:
Name of Corporation	Designation of Class	Number of Shares Outstanding	NUMBER Voted For		NUMBER Voted Against
Maine Public Service Company	common stock	1,574,582	(	)	(	)
(Include the following paragraph if the merger was authorized without the vote of the shareholders of the surviving corporation. Omit if not applicable.)
FOURTH:
The plan of merger was adopted by the participating corporation which is to become the surviving corporation in the merger without any vote of its shareholders, pursuant to section 902, subsection 5. The number of shares of each class outstanding immediately prior to the effective date of the merger, and the number of shares of each class to be issued or delivered pursuant to the plan of merger of the surviving corporation are set forth as follows:
Designation of Class	Number of Shares Outstanding Immediately Prior to Effective Date of Merger	Number of Shares to Be Issued Or Delivered Pursuant to the Merger
Not Applicable

FIFTH:	The address of the registered office of the surviving corporation in the State of Maine is
209 State Street, Presque Isle, Maine 04769 (street, city, state and zip code)
The address of the registered office of the merged corporation in the State of Maine is
209 State Street, Presque Isle, Maine 04769 (street, city, state and zip code)
SIXTH:	Effective date of the merger (if other than date of filing of Articles) is June 30, 2003
(Not to exceed 60 days from date of filing of the Articles)
DATED

MUST BE COMPLETED FOR VOTE
OF SHAREHOLDERS

I certify that I have custody of the minutes showing the above action by the shareholders.

Maine Public Service Company

(name of corporation)

(signature of clerk, secretary or asst. secretary)

DATED

MUST BE COMPLETED FOR VOTE
OF SHAREHOLDERS

I certify that I have custody of the minutes showing the above action by the shareholders.

MPS Merger Co.

(name of corporation)

(signature of clerk, secretary or asst. secretary)

Maine Public Service Company (surviving corporation)
*By	(signature)
Larry E. LaPlante, Clerk (type or print name and capacity)
*By	(signature)
(type or print name and capacity)
MPS Merger Co. (surviving corporation)
*By	(signature)
Larry E. LaPlante, Clerk (type or print name and capacity)
*By	(signature)
(type or print name and capacity)

*
This document MUST be signed by

(1)
the Clerk OR

(2)
the President or a vice-pres. together with the Secretary or an ass't. sec., or a 2nd certifying officer OR

(3)
if no such officers, then a majority of the Directors OR

(4)
if no such directors, then the Holders of a majority of all outstanding shares OR

(5)
the Holders of all of the outstanding shares.

SUBMIT COMPLETED FORMS TO:   CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101
TEL. (207) 624-7740

APPENDIX B
ARTICLES OF INCORPORATION OF HOLDCO

DOMESTIC BUSINESS CORPORATION STATE OF MAINE RESTATED ARTICLES OF INCORPORATION (Shareholders Voting as One Class) Maine & Maritimes Corporation Name of Corporation	Minimum Fee $80 (See §1401 sub-§16) _______________ Deputy Secretary of State A True Copy When Attested By Signature _______________ Deputy Secretary of State

Pursuant to 13-A MRSA §809, the undersigned corporation adopts these Restated Articles of Incorporation:

FIRST:	All outstanding shares were entitled to vote on the following restatement as one class.
SECOND:
The restatement set out in Exhibit A attached contains the same information and provisions as are required for original articles. Statements as to the incorporator or incorporators and the initial directors may be omitted. This restatement was adopted by the shareholders on (date) March 7, 2003 ("X" one box only)
☐ at a meeting legally called and held OR ☒ by unanimous written consent
THIRD:	Shares outstanding and entitled to vote and shares voted for and against said restatement were:
Number of Shares Outstanding and Entitled to Vote	NUMBER Voted For	NUMBER Voted Against
100	100
FOURTH:
If such restatement provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached if it is not set forth in the restatement itself.
FIFTH:	If the restatement changes the number or par values of authorized shares, the number of shares the corporation has authority to issue thereafter, is as follows:
Class	Series (If Any)	Number of Shares	Par Value (If Any)
Common		5,000,000	$7.00
Preferred		500,000	$.01
The aggregate par value of all such shares (of all classes and series) having par value is $35,005,000
The total number of all such shares (of all classes and series) without par value is -0- shares

SIXTH:	The address of the registered office of the corporation in the State of Maine is 209 State Street, Presque Isle, Maine 04769 (street, city, state and zip code)
DATED March 7, 2003	*By	/s/ LARRY E. LAPLANTE (signature)

MUST BE COMPLETED FOR VOTE OF SHAREHOLDERS I certify that I have custody of the minutes showing the above action by the shareholders.		Larry E. LaPlante, Clerk (type or print name and capacity)
	*By	(signature)
/s/ LARRY E. LAPLANTE (signature of clerk, secretary or asst. secretary)		(type or print name and capacity)

NOTE:
This form should not be used if any class of shares is entitled to vote as a separate class for any of the reasons set out in §806, or because the articles so provide. For vote necessary for adoption see §805.

*This document MUST be signed by

(1)	the Clerk OR
(2)	the President or a vice-pres. together with the Secretary or an ass't. sec., or a 2nd certifying officer OR
(3)	if no such officers, then a majority of the Directors OR
(4)	if no such directors, then the Holders of a majority of all outstanding shares OR
(5)	the Holders of all of the oustanding shares.

SUBMIT COMPLETED FORMS TO: CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101
TEL. (207) 624-7740

FORM NO. MBCA-6A Rev. 4/16/2001

EXHIBIT A
TO
RESTATED ARTICLES OF INCORPORATION
OF
MAINE & MARITIMES CORPORATION

        FIRST: The name of the corporation is

MAINE & MARITIMES CORPORATION

Its principal location in the State of Maine is at 209 State Street, Presque Isle, Maine 04769.

        SECOND: The name of its Clerk, who is a Maine resident, and the registered office shall be:

  Larry LaPlante
  209 State Street, Presque Isle, Maine 04769
  Mailing address: P.O. Box 1209, Presque Isle, Maine 04769-1209

        THIRD: The Company shall have a Board of Directors of not less than nine (9) members nor more than eleven (11) members, as from time to time may be determined by resolution of the Stockholders or by resolution of the Directors; provided however, that such maximum number may be increased further, up to a maximum of 25, when the provisions hereof explicitly so provide, and then only to the extent provided in the applicable provision or provisions hereof. Directors must be Stockholders of the Company. In addition to their other powers to fill vacancies, the Board of Directors may fill any newly created directorships which they may have created. No individual who has attained the age of sixty-seven (67) years shall (1) be permitted to stand for election to the Board of Directors or (2) be selected by a majority of the remaining Directors to fill any vacancy on the Board; provided that, with respect to any individual who has been duly elected to, and qualified for, the office of Director prior to May 13, 1987, the age limit stated herein shall be seventy-five (75) years.

        The Board of Directors of the Company shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible. The term of office of the initial Class I Directors shall expire at the Annual Meeting of Stockholders in 2006; the term of office of the initial Class II Directors shall expire at the Annual Meeting of Stockholders in 2005; and the term of office of the initial Class III Directors shall expire at the Annual Meeting of Stockholders in 2004; or in each case thereafter when their respective successors are elected and have qualified. At each annual election after the initial election of Directors according to classes, the Directors chosen to succeed those whose terms then expire, shall be identified as being of the same class as the Directors they succeed and shall be elected for a term expiring at the third succeeding Annual Meeting of Stockholders or in each case thereafter when their respective successors are elected and have qualified. If the number of Directors has changed, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible, but in no case shall a decrease in number of Directors shorten the term of any incumbent Director. Vacancies occurring in the Board of Directors for any reason, including any newly created directorships resulting from an increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining Directors. Each Director so chosen shall hold office until the expiration of the term of the Director whom he or she has been chosen to succeed, if any, or if none, until the expiration of the term of the class assigned to the newly created directorship to which he or she has been elected and until his or her successor shall be duly elected and qualified or until his or her earlier death, resignation or removal. If Directors are elected by the holders of classes of stock other than Common Stock, (a) the entire Board of Directors shall not be so classified, but the terms of the Directors elected as Class I, Class II or Class III Directors which have not expired shall continue until such term would otherwise expire and (b) any Director elected during the period in which Directors are elected by holders of classes of stock other than Common Stock shall hold office for a term expiring at the next Annual Meeting of Stockholders. If Directors are elected by holders of classes of stock other than Common Stock and if such right to elect Directors shall terminate, the initial term of all Directors elected thereafter by holders of the Common Stock shall be established in a manner so as to reinstitute the classified Board of Directors.

        At all meetings for the election of Directors, each holder of stock of any class entitled to elect Directors at such meeting shall be entitled to as many votes as shall equal the number of shares held by him, multiplied by the number of Directors to be elected by such class, and each such Stockholder may cast all of such votes for a single Director or may distribute them among the total number of Directors to be elected by such class, or among any two or more such Directors as such Stockholder may see fit.

        Any Director, except Directors elected by classes of stock other than Common Stock, may be removed from office with or without cause by vote of the holders of sixty-six and two thirds percent (66 2/3%) or more of the shares of the class of stock that voted for his election (or for his predecessor in case such Director was elected by Directors).

        Special meetings of Stockholders may be called by the President, by a majority of the Board of Directors or by the holders of at least a majority of the outstanding shares of Common Stock. Special meetings of Stockholders shall also be held when called for the purpose and in the manner provided in Article FIFTH of these Restated Articles of Incorporation.

        Notwithstanding any other provisions of these Restated Articles of Incorporation or the By-laws of the Company (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the By-laws of the Company), the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the Common Stock of the Company then issued, outstanding and entitled to vote, shall be required to amend, repeal, or adopt any provisions inconsistent with, this Article THIRD, unless two-thirds (2/3) of the entire Board of Directors approves any such amendment, in which case, the affirmative vote of the holders of a majority of the Common Stock of the Company issued, outstanding and entitled to vote shall be required.

        FOURTH: The authorized capital stock of the corporation shall consist of 5,500,000 shares, classified as follows:

        Preferred Stock—500,000 shares of the par value of $.01 each

        Common Stock—5,000,000 shares of the par value of $7.00 each

        The aggregate par value of all authorized shares (of all classes) having a par value is $35,005,000.

        The total number of authorized shares (of all classes) without par value is 0 shares.

        The information required by §403 concerning each such class is as follows:

        Common Stock:    The powers, preferences and rights, and the qualifications, limitations or restrictions of the Common Stock of the Company are as follows:

          Dividends.    Subject to the provisions of these Articles of Incorporation and any provisions contained in any resolution of the Board of Directors authorizing any series of Preferred Stock in accordance herewith, and not otherwise, such dividends as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of funds legally available for dividends.

          Liquidation Rights.    In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Common Stock shall be entitled to receive, pro rata, all assets of the Company available for distribution to its stockholders after payment, or provision for payment, of the amounts to which the holders of any then outstanding stock having rights in the distribution of assets of the Company prior to those of the Common Stock are entitled.

          Voting Rights.    The holders of the Common Stock shall be entitled to the exclusive right to vote for all purposes, except to the extend that the holders of any other class or series of stock may be entitled to vote by reason of any law or statute or anything contained in these Articles of Incorporation or in any resolution of the Board of Directors authorizing any series of Preferred Stock.

        The Company may issue bonds, debentures or other evidences of indebtedness convertible into other bonds, debentures or other evidences of indebtedness, or into shares of Common Stock of the Company, within such period and upon such terms and conditions as shall be fixed by the Board of Directors.

        Preferred Stock:    Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by applicable law.

        Any such resolution may provide as follows regarding the Preferred Stock:

        Clause on rights of holders of Preferred Stock to Elect Directors.    Whenever and as often as dividends payable on any of Preferred Stock outstanding shall be in arrears in an amount equivalent to or the dividends payable for a total period of 18 months, the holders of the Preferred Stock voting separately as a class shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, which right may be exercised at any annual meeting and at any special meeting of Stockholders called for the purpose of electing Directors, until such time as arrears in dividends on the Preferred Stock and the current dividend thereon shall have been paid or declared and a sum sufficient for the payment thereof set apart, whereupon all voting rights given by this Clause on rights of holders of Preferred Stock to Elect Directors (this "Preferred Directors Clause") shall be divested from the Preferred Stock (subject, however, to being at any time or from time to time similarly revived and divested). Such directors shall be elected for a term ending at the next annual meeting. The resolution or resolutions providing for the issue of any series of Preferred Stock may provide a formula for allocating the number of Directors to be elected by each class, in the event that there is more than one class of Preferred Stock outstanding at the time of the arrearage.

        So long as holders of the Preferred Stock shall have the right to elect Directors under the terms of the foregoing Preferred Directors Clause, the holders of the Common Stock, voting separately as a class, shall, subject to the voting rights of any other class of stock, be entitled to elect the remaining Directors and the number of directors constituting a full Board shall be an odd number fixed by the Board of Directors and stated in the notice of each meeting at which a full Board of Directors is to be elected. Such Directors shall be elected as provided in Article SEVENTH of these Articles of Incorporation.

        Whenever, under the provisions of the foregoing Preferred Directors Clause the right of holders of the Preferred Stock, if any, to elect Directors shall accrue, the Board of Directors or the President shall, within twenty (20) days after delivery to the Company at its principal office of a request or requests to such effect signed by the holders of at least ten per cent (10%) of the outstanding shares of any class of stock entitled to vote, call a special meeting, in accordance with the Bylaws of the Company, of the holders of the class or classes of stock of the Company entitled to vote, to be held within sixty (60) days from the delivery of such request, for the purpose of electing a full Board of

Directors to serve until the next annual meeting and until their respective successors shall be elected and shall qualify; provided, however, that if the annual meeting of stockholders for the election of Directors is to be held within sixty (60) days after the delivery of such request, the Board of Directors or the President need not act thereon and the election of Directors shall be held at such annual meeting.

        If at the time of any such meeting there shall not exist sufficient vacancies in the Board of Directors so as to permit the holders of the Preferred Stock to elect a majority of the Directors of the Company, the holders of such stock, voting separately as a single class, shall have the exclusive right to adopt a resolution to increase the number of Directors to the smallest number as will permit the holders of the Preferred Stock to elect a majority of the full Board of Directors unless the Board of Directors shall by resolution so increase the number of Directors. However, at the next annual meeting of holders of the Common Stock at which Directors are elected, the number of Directors shall, by a resolution adopted by the Board of Directors and without further vote of the holders of any class of stock of the Company, be reduced to the number in effect immediately prior to such increase and the holders of the Preferred Stock shall, so long as they have the right to vote for Directors as herein provided, elect the smallest number of Directors which will constitute a majority of such reduced numbers of Directors.

        Whenever under the provisions of the foregoing Preferred Directors Clause all arrears in dividends on the Preferred Stock and the current dividends thereon shall have been paid or declared and set apart for payment, a special meeting of the Common Stockholders for the election of Directors shall be held. If for twenty (20) days after the accrual of such special right of the holders of the Common Stock the Company shall fail to call such special meeting of the Common Stockholders, then such meeting of the Common Stockholders may be called by the holder or holders of at least five per cent (5%) of the Common Stock outstanding and entitled to vote at such meeting after filing with the Company notice of their intention so to do. If at the time of any such meeting there shall not exist sufficient vacancies in the Board of Directors so as to permit the holders of the Common Stock to elect a majority of the Directors of the Company, the holders of such stock, voting separately as a single class, shall have the exclusive right to adopt a resolution to increase the number of Directors to the smallest number as will permit the holders of the Common Stock to elect a majority of the full Board of Directors unless the Board of Directors shall by resolution so increase the number of Directors. Such directors shall be elected for a term ending at the next annual meeting. However, at the next annual meeting of holders of the Common Stock at which Directors are elected, the number of Directors shall, by a resolution adopted by the Board of Directors and without further vote of the holders of any class of stock of the Company, be reduced to the number in effect immediately prior to the initial increase occasioned by Preferred Stock dividend arrearages and the holders of the Common Stock shall have the right to elect all said Directors.

        If, during any interval between annual meetings of stockholders for the election of Directors while holders of the Preferred Stock shall be entitled to elect any Director pursuant to the foregoing Preferred Directors Clause, the number of Directors in office who have been elected by the holders of any class of Preferred Stock (voting as a class) or by the holders of the Common Stock (voting as a class), as the case may be, shall become less than the total number of Directors subject to election by holders of shares of such class, whether by reason of the resignation, death or removal of any Director or Directors, or an increase in the total number of Directors, the vacancy or vacancies shall be filled (1) by the remaining Directors or Director, if any, then in office who either were or was elected by the votes of shares of such class or succeeded to a vacancy originally filled by the votes of shares of such class or (2) if there is no such Director remaining in office, at a special meeting of holders of shares of such class called by the President of the Company to be held within sixty (60) days after there shall have been delivered to the Company at its principal office a request or requests signed by the holders of at least ten per cent (10%) of the outstanding shares of such class; provided, however, that such request need not be so acted upon if delivered less than sixty (60) days before the date fixed for the annual meeting of stockholders for the election of Directors.

        Any Director elected by a class of Preferred Stock may be removed from office for cause, or without cause, by vote of the holders of the shares of the class of stock which voted for his election (or for his predecessor in case such Director was elected by Directors). A special meeting of holders of shares of any class of Preferred Stock may be called by a majority vote of the Board of Directors or by the President for the purpose of removing a Director in accordance with the provisions of the preceding sentence, and shall be called to be held within sixty (60) days after there shall have been delivered to the Company at its principal office a request or requests to such effect signed by holders of at least ten per cent (10%) of the outstanding shares of the class entitled to vote within respect to the removal of any such Director; provided, however, that such a request need not be so acted upon if delivered less than sixty (60) days before the date fixed for the annual meeting of stockholders for the election of Directors.

        The holders of a majority of the shares of a class of stock entitled under the Preferred Directors Clause or subsequent paragraphs to vote for the election or removal of Directors or the filling of any vacancy however created in the Board of Directors, present in person or represented by proxy at a meeting called for the purpose of voting on any such action, shall constitute a quorum for such purpose without regard to the presence or absence at the meeting of the holders of any other class of stock not entitled under the Preferred Directors Clause or subsequent paragraphs to vote in respect thereto. When a quorum is present, the vote of the holders of a majority of the shares of such quorum shall govern each such election, removal or filling of a vacancy in respect of which such class is entitled to vote.

        Except as may be required by law, holders of Preferred Stock of any series and holders of stock of any other class shall not be entitled to receive notice of any meeting of holders of any class of stock at which they are not entitled to vote.

        Subject to the voting rights expressly conferred upon the Preferred Stock or upon other classes of stock by Restated Articles of Incorporation, the holders of the Common Stock shall exclusively possess the full voting power for the election of Directors, and for all other purposes.

        FIFTH: Meetings of the shareholders may be held outside of the State of Maine.

        SIXTH: There shall be no preemptive rights with respect to the stock of any class of the Company.

        SEVENTH: Other provisions of these articles are as follows:

        A. "Interested Stockholder" Provision

        Paragraph 1.

  (a)
  In addition to any requirement of law or these Articles of Incorporation, and except as otherwise expressly provided in paragraph 2 of this Section A,

  (i)
  any merger or consolidation of the Company or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as hereinafter defined) of an Interested Stockholder in each case without regard to which entity is the surviving entity; or

  (ii)
  any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions) (excluding any mortgage or pledge not made to avoid requirements of this Article) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Company or any Subsidiary (as hereinafter defined) having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

    (iii)
    the issuance or transfer by the Company or any Subsidiary (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

    (iv)
    the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

    (v)
    any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

    (vi)
    any agreement, contract or other arrangements that provide for any or all of the actions described in paragraphs (i) through (v);

    shall, except as provided in paragraph 2 below, require the approval of a majority vote of the Continuing Directors (as hereinafter defined).

  (b)
  The term "Business Combination" as used in this Section A of this Article SEVENTH shall mean any transaction which is referred to in any one or more of clauses (i) through (vi) of subparagraph (a) of this paragraph 1.

        Paragraph 2. The provisions of paragraph 1 of this Section A of this Article SEVENTH shall not be applicable to any particular Business Combination, if all of the conditions specified in both of the following subparagraphs (a) and (b) are met:

  (a)
  The Business Combination shall have been approved by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Common Stock of the Company (such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise); and

  (b)
  All of the following conditions have been met:

  (i)
  The aggregate amount of (x) cash and (y) Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by each holder of the Company's Common Stock in such Business Combination transaction shall be at least equal to the highest amount determined under sub-clauses (aa), (bb) and (cc) below:

  (aa)
  (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any share of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend or reclassification with respect to such stock; and

      (bb)
      the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; and

      (cc)
      the book value per share of the Common Stock reported at the end of the fiscal quarter immediately prior to the Announcement Date or the Determination Date, whichever is higher (the "Book Value"), such book value to be determined in accordance with generally accepted accounting principles.

    (ii)
    The consideration to be received by holders of the Common Stock in a Business Combination shall be in cash or, if not cash, in the same form as the Interested Stockholder has paid for shares of Common Stock. If the Interested Stockholder has paid for shares of Common Stock with varying forms of consideration, the form of the consideration shall be either cash or the form used to acquire the largest number of shares of Common Stock previously acquired by the Interested Stockholder.

    (iii)
    After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full dividends (whether or not cumulative) on any stock of the Company having preferential dividend rights; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Common Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder. The approval by a majority of the Continuing Directors of any exception to the requirements set forth in clauses (a) and (b) above shall only be effective if obtained at a meeting at which a Continuing Director Quorum is present.

    (iv)
    After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise.

    (v)
    A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Company at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

        Paragraph 3. For the purposes of this Section A of this Article SEVENTH:

  (a)
  The term "person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity.

  (b)
  The term "Interested Stockholder" shall mean any person (other than the Company or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Company or any Subsidiary or any trustee or fiduciary with respect to any such plan when acting in such capacity) who or which:

  (i)
  is the beneficial owner (as hereinafter defined) of more than ten percent (10%) of the Common Stock; or

  (ii)
  is an Affiliate or Associate (as hereinafter defined) of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of ten percent (10%) or more of the Common Stock; or

  (iii)
  is an assignee of or has otherwise succeeded to any shares of Common Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

  (c)
  A person shall be a "beneficial owner" of any Common Stock:

  (i)
  which such persons or any of its Affiliates or Associates (as hereinafter defined) beneficially owns (as beneficial ownership is defined in Rule 13d-3 of the Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 2003, or amendments thereto), directly or indirectly; or

  (ii)
  which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the voting pursuant to any agreement, arrangement or understanding; or

  (iii)
  which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Common Stock.

  (d)
  For purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (b) of this paragraph 3, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (c) of this paragraph 3 but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

  (e)
  The term "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 2003, or amendments thereto.

  (f)
  The term "Subsidiary" means any entity of which a majority of any class of equity security is owned, directly or indirectly, by the Company, provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph (b) of this paragraph 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Company.

  (g)
  The term "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested

    Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting at which a Continuing Director Quorum is present.

  (h)
  The term "Continuing Director Quorum" means the number of Continuing Directors capable of exercising the powers conferred upon them under the provisions of the Articles of Incorporation or By-laws of the Company or by law.

  (i)
  The term "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the American Stock Exchange, or, if such stock is not quoted on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of such stock as determined by the Board in good faith and (ii) in the case of property other than cash or stock; the fair market value of such property on the date in question as determined in good faith by a majority of Continuing Directors, provided that such determination shall only be effective if made at a meeting at which a Continuing Director Quorum is present.

  (j)
  In the event of any Business Combination in which the Company survives, the phrase "consideration other than cash to be received" as used in subparagraph (b)(i) and the phrase "consideration to be received" as used in subparagraph b(ii) of paragraph 2 of this Section A of this Article SEVENTH shall include the shares of Common Stock retained by the holders of such shares.

        Paragraph 4. Nothing contained in this Section A of this Article SEVENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

        Paragraph 5. Notwithstanding any other provisions of these Articles of Incorporation or the By-laws of the Company (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-laws of the Company), the affirmative vote of the holders of eighty percent (80%) or more of the Common Stock of the Company then issued, outstanding and entitled to vote, shall be required to amend or repeal, or adopt any provisions inconsistent with this Section A of this Article SEVENTH, unless a majority of the Continuing Directors approve any such amendment, in which case the affirmative vote of the holders of a majority of the Common Stock then issued, outstanding and entitled to vote shall be required.

        Paragraph 6. A majority of the Continuing Directors shall have the power to determine for the purposes of this Section A of this Article SEVENTH, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder, (b) the number of shares of Common Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets that are subject to any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more, (e) whether any mortgage or pledge is made to avoid the requirements of this Section A of this Article SEVENTH, and (f) any other matters with respect to which a determination is permitted under this Section A of this Article SEVENTH. Any such determination made in good faith shall be binding and conclusive on all parties.

        B. Fair Price Provision

        Paragraph 1

  (a)
  In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section A of this Article SEVENTH.

  (i)
  any merger or consolidation of the Company or any Subsidiary with any Person (as hereinafter defined) or

  (ii)
  any sale, lease, exchange, or other disposition (in one transaction or a series of transactions) to or with any Person of all or substantially all of the property and assets of the Company (any event which comes within the meaning of subclauses (i) or (ii) hereinafter called a "transaction")

shall require the affirmative vote of

  (a)
  the holders of at least 80% of the then outstanding shares of Common Stock of the Company if the consideration per share to be received by the holders of the Company's Common Stock shall be an amount less than Book Value per share of Common Stock (as defined in Section A of this Article SEVENTH, Paragraph 2(b)(i)(cc));

  (b)
  the holders of at least 75% of the then outstanding shares of Common Stock of the Company if the consideration per share to be received by the holders of the Company's Common Stock shall be an amount equal to or higher than Book Value per share of Common Stock but less than 105% of Book Value per share of Common Stock;

  (c)
  the holders of at least 70% of the then outstanding shares of Common Stock of the Company if the consideration per share to be received by the holders of the Company's stock shall be an amount equal to or higher than 105% of Book Value per share of Common Stock but less than 110% of Book Value per share of Common Stock;

  (d)
  the holders of at least 65% of the then outstanding shares of Common Stock of the Company if the consideration per share to be received by the holders of the Company's stock shall be an amount equal to or higher than 110% of Book Value per share of Common Stock but less than 115% of Book Value per share of Common Stock.

  (e)
  the holders of at least 60% of the then outstanding shares of Common Stock of the Company if the consideration per share to be received by the holders of the Company's Common Stock shall be an amount equal to or higher than 115% of Book Value per share of Common Stock but less than 120% of Book Value per share of Common Stock; or

  (f)
  the holders of at least the majority of the then outstanding shares of Common Stock of the Company if the consideration per share to be received by the holders of the Company's Common Stock shall be an amount equal to or higher than 120% of Book Value per share of Common Stock;

provided, however, the provisions of subclauses (a) through (f) shall not be applicable to any particular Transaction and such Transaction shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if such Transaction shall have been approved by a majority of the Continuing Directors (as defined in Section A of this Article SEVENTH at a meeting at which a Continuing Director Quorum (as defined in Section A of this Article SEVENTH) shall be present.

        Paragraph 2. For the purposes of this Section B of this Article SEVENTH, "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity.

        Paragraph 3. Notwithstanding any other provisions of these Articles of Incorporation or the By-laws of the Company (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-laws of the Company), the affirmative vote of the holders of 80% or more of the Common Stock of the Company then issued, outstanding and entitled to vote, shall be required to amend or repeal, or adopt any provisions inconsistent with this Section B of this Article SEVENTH unless a majority of the Continuing Directors approve any such amendment, in which case, such affirmative vote of the holders of a majority of the Common Stock of the Company then issued, outstanding and entitled to vote shall be required.

        C. Provision Restricting Buy-Backs at a Premium

  (a)
  The Company shall not purchase, or agree to purchase, any shares of Common Stock of the Company from any person or other entity whom the Board of Directors believes to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock of the Company at the time the purchase is authorized by the Board, at a price exceeding one hundred and five percent (105%) of the Fair Market Value per share of the Common Stock of the Company. This provision shall not apply, however, to (i) any purchase of shares believed by the Board to have been beneficially owned by the seller, or by the seller and any of the seller's Affiliates consecutively, for at least the two-year period ending with the date of such purchase or agreement; (ii) any purchase of shares which has been approved by affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock") excluding Voting Stock owned by the Seller; or (iii) any purchase pursuant to a tender or exchange offer to all holders of Common Stock on the same terms.

  (b)
  As used in this Section C of this Article SEVENTH the terms "Affiliate", "beneficial owner" and "Fair Market Value" shall have the respective meanings associated to such terms in Section A of this Article SEVENTH of these Articles of Incorporation.

  (c)
  Notwithstanding any other provision of these Articles of Incorporation or the By-laws of the Company (and notwithstanding the fact that a lesser amount may be specified by law, these Articles of Incorporation or the By-laws of the Company), the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the Common Stock of the Company then issued, outstanding and entitled to vote, shall be required to amend, repeal, or adopt any provisions inconsistent with, this Section C of this Article SEVENTH, unless two-thirds (2/3) of the entire Board of Directors approves such amendments, in which case the affirmative vote of the holders of a majority of the Common Stock of the Company then issued, outstanding and entitled to vote shall be required.

APPENDIX C

BY-LAWS

OF

MAINE & MARITIMES CORPORATION

Adopted on March 7, 2003

ARTICLE I
CORPORATE OFFICES.

        SECTION 1.    PRINCIPAL OFFICE.    The principal office of the Company shall be at 209 State Street, Presque Isle, Maine or such other location as the Board of Directors may from time to time designate.

        SECTION 2.    REGISTERED OFFICE.    The Clerk of the Company shall maintain the registered office of the Company at some fixed place within the State of Maine, which may be, but need not be, the Company's principal office.

        SECTION 3.    OTHER OFFICES.    The Company may also have offices at such other places either within or without the State of Maine as the Board of Directors may from time to time determine or as the business may require.

ARTICLE II
STOCKHOLDERS.

        SECTION 1.    ANNUAL MEETING.    The Company shall hold annually a regular meeting of its Stockholders for the election of Directors and for the transaction of general business at the Principal Office of the Company, except in cases in which the calls therefore designate some other place within or without the State of Maine, at 9:30 A.M., on the second Tuesday in May in each year, if not a legal holiday, and if a legal holiday, then on the first day following which is not a legal holiday. If an Annual Meeting has not been held within thirty days after the date specified in this Section, a substitute annual meeting may be called by any person entitled to call a special meeting of Stockholders. Such annual meetings shall be general meetings, that is to say, open for the transaction of any business within the powers of the Company without special notice of such business, except in cases in which special notice is required by Statute, by the Restated Articles of Incorporation or by these By-laws.

        SECTION 2.    SPECIAL MEETINGS.    At any time in the interval between annual meetings, special meetings of the Stockholders may be called in the manner provided in the Company's Restated Articles of Incorporation. Special meetings of Stockholders shall also be held when called in the manner provided in Article FIFTH of the Restated Articles of Incorporation for the particular purposes therein specified. Special meetings of the Stockholders shall be held at the Principal Office of the Company, except in cases in which the calls therefore designate some other place.

        SECTION 3.    NOTICE OF MEETINGS.    Written notice of every meeting of the Stockholders shall be delivered to each Stockholder entitled to vote at such meeting, by leaving the same with him or her or at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to him or her at his or her address as it appears upon the books of the Company, not less than ten nor more than sixty days before the meeting except as otherwise provided by Statute. In the case of a special meeting, or when otherwise required by Statute, the Restated Articles of Incorporation or these By-laws, such notice shall state the place, day, and hour of such meeting and the nature of the business proposed to be transacted thereat. Attendance of a Stockholder at a meeting, in person or by proxy, shall constitute waiver of notice and call, and of any defects therein, except when the Stockholder attends a meeting solely for the purpose of stating his or her objections, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or that insufficient notice thereof was given. In the case of specific items of business that are required to be specifically mentioned in the notice of the meeting, attendance of a Stockholder at a meeting shall constitute waiver of such specific notice, and of any defect therein, or deficiency thereof, unless the Stockholder states his or her objection to the transaction of that item of business, on the ground of insufficiency of notice thereof, when the item of business is first brought before the meeting, and refrains from voting on such item of business. Any defect in the notice of a meeting of Stockholders, or failure to give such notice, may be waived by any Stockholder in writing, in person or by proxy, either before or after such meeting. Notwithstanding these By-laws, defects in the calling or notice of a meeting of Stockholders shall be deemed waived to the extent provided by Statute. No notice other than by verbal announcement need be given of any adjourned meeting unless the adjournment is for thirty days or more or a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each Stockholder entitled to vote at the adjourned meeting of Stockholders.

        SECTION 4.    QUORUM.    Subject to the provisions of Article FIFTH of the Restated Articles of Incorporation, at all meetings of Stockholders, a majority of the outstanding shares of each class of capital stock entitled to vote, represented by Stockholders in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of Stockholders may be adjourned from time to time by a majority of the shares present, or if no shares are present, by the Clerk. Notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which adjournment is to be, unless the adjournment is for thirty days or more or a new record date is set, in which case a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

        SECTION 5.    VOTING AND PROXIES.    Subject to the Restated Articles of Incorporation, any Stockholder having the right to vote at any meeting shall be entitled to one vote for each share of stock held by him or her as of the record date established pursuant to Section 3, Article VI of these By-laws. Any Stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be valid eleven months after the date of its execution, unless conspicuously and expressly provided in the proxy. Every proxy shall be in writing, subscribed by a Stockholder or his or her duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged.

        SECTION 6.    LIST OF STOCKHOLDERS.    A complete list of the Stockholders entitled to vote at the annual meeting of the Stockholders or at any special meeting of Stockholders, arranged separately by classes of Stock in alphabetical order, with the mailing address of each according to the records of the Company and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office of the Clerk of the Company and at the office of the Company's Transfer Agent, if any, on the day of each such meeting and ten days prior thereto, and shall be subject to inspections by any Stockholder during the Company's regular business hours.

        SECTION 7.    ORGANIZATION.    Each meeting of Stockholders shall be presided over by the President or a person designated by him or her. The Clerk shall act as Secretary of each meeting of Stockholders. At all meetings of Stockholders, the order of business shall be, as far as applicable and practicable, as follows:

          (1)  Organization.

          (2)  Proof of notice of meeting or of waivers thereof (the certificate of the Secretary of the Company, or the affidavit of any other person who mailed the notice or caused the same to be mailed, being proof of service of notice by mail).

          (3)  Submission by Secretary, or by Voting Inspectors if any shall have been elected or appointed, of list of Stockholders entitled to vote, present in person or by proxy.

          (4)  If an annual meeting, presentation of unapproved minutes of preceding meetings, and action thereon.

          (5)  Reports.

          (6)  If an annual meeting, or a meeting called for that purpose, the election of Directors.

          (7)  Unfinished business.

          (8)  New business.

          (9)  Adjournment.

ARTICLE III
BOARD OF DIRECTORS.

        SECTION 1.    ELECTION, QUALIFICATION, AND POWERS.

        (a)  The business and property of the Company shall be conducted and managed by its Board of Directors, which Board may exercise all of the powers of the Company except such as are by Statute, by the Restated Articles of Incorporation or by these Bylaws conferred upon or reserved to the Stockholders. Except as provided in Article FIFTH of the Restated Articles of Incorporation, the number of Directors may be increased or decreased by resolution of the holders of stock entitled to vote for the election of Directors, or by the Board of Directors, but only within the limits set by the Restated Articles of Incorporation. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors must be Stockholders. The members of the Board of Directors shall be elected by the Stockholders at their annual meeting, or at any meeting held in place thereof or pursuant to the provisions of the Restated Articles of Incorporation.

        (b)  No person shall take a position as a Director unless such person agrees to execute and deliver to the Company such limited power of attorney and such other documents as the responsible officers of the Company reasonably determine are advisable to permit compliance with law, regulations, or stock exchange rules. Incumbent Directors similarly shall comply in good faith with all requirements imposed by the responsible officers of the Company as a result of changes in laws, regulations or stock exchange rules taking effect during their terms as Directors.

        (c)  Effective on amendment to the first paragraph of Article THIRD of the Restated Articles of Incorporation after October 1, 2002, no individual who has attained the age of seventy-eight (78) years shall (1) be permitted to stand for election to the Board of Directors or (2) be selected by a majority of the remaining Directors to fill any vacancy on the Board. This subsection (c) may only be amended in the same manner and with the same level of shareholder votes as provided in Article THIRD of the Restated Articles of Incorporation for amendment of said Article THIRD.

        (d)  Except as otherwise provided in Article THIRD of the Restated Articles of Incorporation, the Board of Directors shall be divided into three classes pursuant to said Article THIRD and each Director so chosen shall serve until his or her successor shall have been duly chosen and qualified, or as may be otherwise provided in Article FIFTH of the Restated Articles of Incorporation, or until he shall have resigned or shall have been removed as provided in Section 5 of this Article III or until his or her death or incapacity. In the election of Directors, those nominees receiving the greatest number of votes, even though not a majority of the votes cast, shall be deemed elected.

        SECTION 2.    FIRST REGULAR MEETING.    After each meeting of Stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business, at such time and place as may be designated by the Stockholders at such meeting; and in the event that no other time is designated by the Stockholders, the Board of Directors shall meet at the principal office of the Company at 11 o'clock A.M., on the third day following such meeting if not a legal holiday, and if a legal holiday, then on the first day following which is not a legal holiday. No notice of such first meeting shall be necessary if held as hereinabove provided.

        SECTION 3.    ADDITIONAL REGULAR MEETINGS.    In addition to the first regular meeting, regular meetings of the Board of Directors shall be held on such dates as may be fixed, from time to time, by the Board of Directors.

        SECTION 4.    SPECIAL MEETINGS.    Special meetings of the Board of Directors shall be held whenever called by the President, the Chairman of the Board of Directors, by a majority of the Board of Directors or, if the persons specified in this Section are absent or unable to act, by any Vice-President or any two Directors.

        SECTION 5.    PLACE OF MEETINGS.    Subject to the provisions of Section 2 of this Article III, the Board of Directors may hold its regular and special meetings at such place or places within or without the State of Maine as it may, from time to time, determine. In the absence of any such determination, such regular and special meetings of the Board of Directors shall be held at such places as may be designated in the calls therefore.

        SECTION 6.    NOTICE OF MEETINGS.    Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the By-laws or by resolution of the Board. Notice of the time and place of every special meeting (i) shall be given to each Director at least three days before the meeting by mailing it, postage prepaid, and addressed to him or her at his or her last known residential or business meeting address, according to the records at the Company, (ii) or, if any of the persons specified in Section 4 of this Article III determine that a special meeting upon short notice is necessary shall be given to each Director at least four hours before the meeting, by delivering the same to him or her personally, or by telephone or other electronic means of communication to him or her, or by leaving the same at his or her residence or usual place of business. Notice of any meeting of the Board of Directors shall not be required to have been given to any Director who attends such meeting or who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice of adjourned meetings of the Board of Directors need be given, if the time and place to which it is adjourned are fixed and announced at such meeting. All regular and special meetings of the Board of Directors shall be general meetings, that is to say, open for the transaction of any business within the powers of the Company without special notice of such business, except in cases in which special notice is required by law, by the Restated Articles of Incorporation, by these By-laws or by the call of such meeting.

        SECTION 7.    QUORUM.    Except as provided in Articles SEVENTH and EIGHTH of the Restated Articles of Incorporation, at all meetings of the Board of Directors, a majority of the total number of the Directors then in office, shall constitute a quorum for the transaction of business. Except in cases in which it is by Statute, by the Restated Articles of Incorporation or by the By-laws otherwise provided, a vote of the majority of the Directors present at any meeting of Directors at which a quorum is or was once present shall constitute an act of the Board. In the absence of a quorum, the Directors present by majority vote may adjourn the meeting from time to time without notice other than by verbal announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

        SECTION 8.    TELEPHONIC MEETING.    The Directors, or any committee thereof, may hold a meeting at which any director or committee member may be present by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

        SECTION 9.    WRITTEN CONSENT IN LIEU OF MEETING.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Signatures transmitted by fax or other electronic means shall be valid to the extent permitted by law.

        SECTION 10.    VACANCIES.    Except for vacancies created pursuant to Article FIFTH of the Restated Articles of Incorporation, vacancies occurring in the Board of Directors, for any reason, including newly created directorships resulting from an increase in the number of Directors, shall be filled by the vote of a majority of the remaining Directors, even if less than a majority of the authorized Directorships, or by a sole remaining Director; provided that in the case of any vacancy with respect to a Director elected pursuant to Article FIFTH of the Restated Articles of Incorporation, such vacancy shall be filled in accordance with the provisions of said Article FIFTH.

        SECTION 11.    COMPENSATION.    The Directors may be compensated for their services on an annual basis, payable monthly, quarterly or semi-annually and they may receive a fixed sum for attendance at each regular or special meeting or every adjournment thereof; such compensation and fixed sum to be fixed from time to time by resolution of the Board of Directors. The Directors shall be reimbursed for all reasonable traveling expenses incurred in attending meetings. In accordance with applicable law, including but not limited to securities laws and regulations, no Director who is a member of the Audit Committee shall receive any other compensation from the Company if such compensation would violate the requirements of law or stock exchanges referenced in Section 3 of Article IV below. Except as provided in the immediately preceding sentence, nothing in this section shall preclude a Director from serving the Company in any other capacity and receiving compensation therefore. Directors who are employees of the Company shall not receive compensation for their services as Directors. No Director shall receive any loan from the Company if such loan would cause a violation of applicable law, including but not limited to securities laws and regulations or listing requirements of the American Stock Exchange or such other exchange or exchanges on which the Board of Directors shall determine to have the Company's capital stock listed.

        SECTION 12.    REMOVAL.    At any meeting of the Stockholders called for the purpose, any Director may by the vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the Common Stock of the Company issued and outstanding entitled to vote, be removed from office, with or without cause, provided that in the case of Directors elected pursuant to Article FIFTH of the Restated Articles of Incorporation, such Directors may be removed in the manner provided in said Article FIFTH.

        SECTION 13.    RESIGNATIONS.    Any Director may resign at any time by giving written notice to the President or the Clerk. Unless otherwise specified therein, a resignation shall take effect upon the receipt of such notice, and the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 14.    INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

        (a)    Indemnification of Officers and Directors

        The Company shall indemnify, to the extent permitted by the Maine Business Corporation Act, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or officer of the Company, or which Director or officer is or was serving at the request of the Company as a director, officer, trustee, employee, partner, member, manager, fiduciary or agent of any pension or employee benefit plan, or another corporation, partnership, limited liability company, trust or other enterprise, upon a determination in each specific case that such person has met the applicable standard of conduct for indemnification provided in such Act, such determination to be made by the Board of Directors or other person or persons who would be required by such Act to make determinations on indemnification in the absence of a by-law provision.

        (b)    Indemnification of Employees and Agents

        The Company may, in the sole discretion of the Board of Directors, indemnify, to the extent permitted by the Maine Business Corporation Act, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee of the Company, or which employee or agent is or was serving at the request of the Company as a director, officer, trustee, employee, partner, member, manager, fiduciary or agent of any pension or employee benefit plan, or another corporation, partnership, limited liability company, trust, or other enterprise, upon a determination in each specific case that such person has met the applicable standard of conduct for indemnification provided in such Act, such determination to be made by the Board of Directors or other person or persons who would be required by such Act to make determinations on indemnification in the absence of a by-law provision.

        (c)    Advance Payment of Expenses

        Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, pending or threatened, shall be paid by the Company to any indemnified person in advance of the final disposition of such action, suit or proceeding, to the extent permitted by the Maine Business Corporation Act, upon a determination in each specific case that such person has met the applicable standard of conduct for indemnification provided in such Act, and upon satisfaction of the other conditions provided in such Act.

        (d)    Indemnification Not Exclusive

        The indemnification provided by this SECTION 14 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. A right to indemnification required by the By-laws may be enforced by a separate action against the Company, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.

        (e)    Insurance

        The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee, partner, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise or pension or other employee benefit plan, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability hereunder.

        SECTION 15.    OWNERSHIP OF COMPANY SHARES.    No person may be elected or appointed a Director unless that person owns a minimum of 500 shares of the Company's Common Stock; provided that if a person who is precluded from purchasing shares because of a restriction on insider trading or other requirement of law, such person may be elected or appointed a Director without owning the requisite number of shares, but the term of such Director shall be terminated if such Director does not purchase the requisite number of shares within thirty (30) days of advice from Company counsel that the restrictions have ceased to be effective.

ARTICLE IV.
COMMITTEES.

        SECTION 1.    EXECUTIVE COMMITTEE.    The Board of Directors, by resolution adopted by a majority of the Directors then in office, may designate an Executive Committee of three or more Directors, one of whom shall be the President of the Company. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise, to the extent permitted by law, all of the powers of the Board of Directors in the management of the business and affairs of the Company conferred by these By-laws or otherwise, to the extent authorized by the resolution providing for such Executive Committee or by subsequent resolution adopted by a majority of the whole Board of Directors, in all cases in which specific directions shall not have been given by the Board of Directors; provided, however, that the Executive Committee shall not have the authority to: (i) amend the Restated Articles of Incorporation; (ii) adopt a plan of merger or consolidation; (iii) recommend to the Stockholders the sale or other disposition of all or substantially all of the property and assets of the Company other than in the usual course of business; (iv) recommend to the Stockholders a voluntary dissolution of the Company or revocation of such dissolution; (v) declare corporate distributions other than dividends from earned surplus or from net earnings; or (vi) amend these By-laws. Nothing in the foregoing shall prevent the Executive Committee from approving any transaction, including those exceeding the foregoing limits on authority, without prior Board authorization, if such approval is expressly made subject to approval by the Board of Directors. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision, alteration, and if necessary approval by the Board of Directors; provided that no rights of third parties shall be affected by any such revision, alteration or approval. Vacancies in the Executive Committee shall be filled by the Board of Directors.

        SECTION 2.    MEETINGS OF EXECUTIVE COMMITTEE.    The Executive Committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of the Chairman or any two members of the Committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 5 and Section 6 of Article III relating to the place of holding and notice required of meetings of the Board of Directors shall govern the Executive Committee. A majority of the Executive Committee shall be necessary to constitute a quorum.

        SECTION 3.    AUDIT COMMITTEE.    The Board of Directors shall designate an Audit Committee, which shall hire the independent auditors for the annual audit and have such other responsibilities as shall be required to comply with applicable law, including but not limited to securities laws and regulations, and to maintain the Company's listing on the American Stock Exchange or such other exchange or exchanges on which the Board of Directors shall determine to have the Company's capital stock listed. Each Director who is a member of the Audit Committee shall meet such qualifications as are required for the compliance with law and listing requirements referenced in the immediately preceding sentence. The Audit Committee shall have such additional responsibilities as shall be determined from time to time by the Board of Directors.

        SECTION 4.    OTHER COMMITTEES.    The Board of Directors may by resolution designate such other standing or special committees as it deems desirable and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with Statute, as may be assigned to it by the Board of Directors.

ARTICLE V.
OFFICERS.

        SECTION 1.    ELECTED OFFICERS.    The elected officers of the Company shall be a President, one or more Senior or Executive Vice Presidents, a Secretary, a General Counsel and a Treasurer. The Board shall also elect a Clerk, who shall not be an officer except (a) to the extent required by law, or (b) if so stated by the Board vote electing the Clerk. The Board of Directors in its discretion may elect a Chairman of the Board of Directors who, when present, shall preside at all meetings of the Board of Directors, and who shall have such other powers as the Board from time to time shall prescribe. The Chairman of the Board of Directors, if any and the President shall be chosen from among the Directors. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of Stockholders; provided that any new Vice President position may be filled at the time the position is created. Each elected officer shall hold office until the first meeting following the next annual meeting of Stockholders or until his or her successor shall have been duly chosen and qualified, or until he or she shall have resigned or shall have been removed, in the manner provided in Section 2 of this Article V. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

        SECTION 2.    PRESIDENT.    The President shall be the chief executive officer of the Company. He or she shall, when present, preside at all meetings of the Stockholders and in the absence of the Chairman of the Board of Directors, if any, at all meetings of the Board of Directors; he or she shall have general charge and supervision of the business of the Company; he or she may sign with the Clerk, or with the Treasurer or an Assistant Treasurer, or with the Secretary or an Assistant Secretary, certificates of stock of the Company; he or she may sign and execute in the name of the Company, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing the execution thereof shall have been expressly delegated to some other officer or agent of the Company; shall designate Voter Inspectors at Stockholders Meetings; and, in general the President shall perform all duties incident to the office of a President of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Board of Directors or are provided by Statute.

        SECTION 3.    SENIOR AND EXECUTIVE VICE PRESIDENTS.    At the request of the President, or in his or her absence or disability, any Senior or Executive Vice President shall perform all of the duties of the President, and when so acting shall have the powers of the President, unless otherwise determined by the Board of Directors; he may sign, with the Clerk, or with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates of stock of the Company, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

        SECTION 4.    SECRETARY.    The Secretary shall attend all meetings of the Board of Directors, record its proceedings and, if so appointed, the proceedings of the Executive Committee, in books provided for that purpose; he or she shall see that all notices of meetings of the Directors are duly given in accordance with the provisions of these By-laws, or as required by Statute; he or she shall be custodian of the Directors' minutes and of the corporate seal or seals of the Company; he or she shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Company, under its seal, is duly authorized, and when so affixed may attest the same; he or she may sign, with the President, or a Vice President, certificates of stock of the Company; he or she shall certify all votes, resolutions and actions of the Stockholders, the Board of Directors and Committees of the Board, and in general, he or she shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

        SECTION 5.    TREASURER.    The Treasurer shall have the charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Company; he or she may sign, with the President or a Vice President, certificates of stock of the Company; and, in general, he or she shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may be assigned to him or her by the Board of Directors.

        SECTION 6.    GENERAL COUNSEL.    The General Counsel shall be the chief legal officer of the Company and may be an employee, an outside attorney or law firm, or a member or partner of such outside law firm.

        SECTION 7.    CLERK.    The Clerk shall at all times be a resident of Maine. He or she shall keep at the Registered Office of the Company the records of all meetings of the Stockholders. He or she shall see that proper notice is given of all meetings of the Stockholders. He or she shall attend all meetings of the Stockholders and act as the Clerk thereof and shall record all votes and the minutes of all proceedings in the book kept for that purpose, and, in general, shall perform all duties incident to the office of Clerk, and such other duties as from time to time may be assigned him or her by the Board of Directors. Unless the Board of Directors shall elect a Secretary as provided by these By-Laws, the Clerk shall act as Secretary and perform all duties required by the Secretary under these By-laws.

        SECTION 8.    APPOINTED OFFICERS.    The Board of Directors or, to the extent permitted by law, the President, may appoint such Vice Presidents and assistant officers as are deemed necessary, including one or more Assistant Secretaries and one or more Assistant Treasurers. Unless explicitly designated by the Board or President making the appointment, no Vice President (other than Senior and Executive Vice Presidents) or assistant officer, or Assistant Secretary or Assistant Treasurer, shall be an officer of the Company. Each Appointed Officer or Vice President shall hold office for such period and shall have such authority and perform such duties as the Board or President making the appointment may prescribe.

        SECTION 9.    OFFICERS HOLDING MORE THAN ONE OFFICE.    Any of the above-mentioned offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by Statute, by the Restated Articles of Incorporation or by these Bylaws, to be executed, acknowledged or verified by any two or more officers.

        SECTION 10.    COMPENSATION, LOANS.    The Board of Directors shall have power to fix the compensation of all Elected Officers of the Company. If General Counsel is not an employee of the Company, compensation shall be pursuant to an agreement between the Company and such General Counsel. Compensation for Appointed Officers shall be fixed by the President. No Officer shall receive any loan from the Company if such loan would cause a violation of applicable law, including but not limited to securities laws and regulations or listing requirements of the American Stock Exchange or such other exchange or exchanges on which the Board of Directors shall determine to have the Company's capital stock listed.

        SECTION 11.    REMOVAL.    Any officer of the Company may be removed, with or without cause, by vote of a majority of the entire Board of Directors at a meeting called for that purpose, or (except in case of an officer elected by the Board of Directors) by the Executive Committee or by an officer upon whom such power of removal may have been conferred.

ARTICLE VI.
STOCK.

        SECTION 1.    CERTIFICATES.    Every Stockholder, upon payment in full for his or her shares, shall be entitled to a certificate or certificates of stock of the Company in form prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the Company, and setting forth the number and kind of shares represented thereby to which each Stockholder is entitled. Such certificates shall be signed by an elected officer and by the Clerk, or the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for its stock of any class or classes and may require stock certificates to be countersigned and/or registered by one or more of such Transfer Agents and/or Registrars. If certificates of capital stock of the Company are signed by a Transfer Agent and by a Registrar, the signature of the officers of the Company and the seal of the Company thereon may be facsimiles, engraved or printed. Any provisions of these By-laws with reference to the signing and sealing of stock certificates shall include, in cases above permitted, such facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Board of Directors of the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Company.

        SECTION 2.    TRANSFER OF SHARES.    The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock.

        SECTION 3.    RECORD DATES.    The Board of Directors is hereby authorized to fix the time, not exceeding sixty (60), nor less than ten (10), days preceding the date of any meeting of Stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, or conversion, or exchange of capital stock of any class shall go into effect, during which the books of the Company shall be closed against transfers of stock. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors shall have the authority to fix in advance a date, not exceeding sixty (60), nor less than ten (10), days preceding (1) the date of any meeting of Stockholders, (2) the date for the payment of any dividend, (3) the date for the allotment of rights, or (4) the date when any change or conversion or exchange or capital stock of any class shall go into effect, as a record date for the determination of the Stockholders entitled, to notice of, or to vote at, and such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock of any class, and in such case such Stockholders and only such Stockholders, as shall be Stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid. In any case in which the Board of Directors does not provide for the closing of the books against transfer of stock as aforesaid, or fix a record date as aforesaid, the day next preceding the date on which notice of the meeting of Stockholders is mailed, the day next preceding the date on which the resolution of the Board of Directors declaring such dividend is adopted, or the date for the allotment of rights, shall be the record date for the determination of the Stockholders entitled to notice of and to vote at such meeting, or to receive such dividends or rights, as the case may be.

        SECTION 4.    MUTILATED, LOST OR DESTROYED CERTIFICATES.    The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Company of any mutilation, loss or destruction thereof, and the Board of Directors may, in its discretion, cause one or more new certificates, for the same number of shares in the aggregate, to be issued to such holder upon the surrender of the mutilated certificate, or in case of loss or destruction of the certificate, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. The Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate to give the Company a deposit of indemnity by way of bond or otherwise, in such form and amount and with such sureties or securities as the Board of Directors may require to indemnify the Company against loss or liability by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificates, save upon the order of some Court having jurisdiction in such matters.

ARTICLE VII.
DIVIDENDS AND FINANCE.

        SECTION 1.    DIVIDENDS.    Subject to the provisions of the Restated Articles of Incorporation, the Board of Directors may, in its discretion, declare what, if any, dividends shall be paid upon the stock of the Company, or upon any class of such stock. Except as otherwise provided by the Restated Articles of Incorporation, dividends shall be payable upon such dates as the Board of Directors may designate. Before payment of any dividend there may be set aside out of any funds of the Company available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purposes as the Directors shall think conducive to the interests of the Company, and the Directors may abolish any such reserve in the manner in which it was created.

        SECTION 2.    CHECKS, DRAFTS, ETC.    All checks, drafts or orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Company, and whose face amount is greater than $1000 (or such other level as is determined by the Board of Directors), shall, unless otherwise provided by the Board of Directors, be signed by the Treasurer or an Assistant Treasurer and countersigned by the President or an Executive or Senior Vice President.

        SECTION 3.    ANNUAL REPORTS.    A report on the affairs of the Company shall be submitted at the annual meeting of the Stockholders. Such statement shall be prepared by such executive officer of the Company as may be designated by the Board of Directors. If no other executive officer is so designated, it shall be the duty of the President to prepare such statement.

        SECTION 4.    FISCAL YEAR.    The fiscal year of the Company shall be the calendar year, unless otherwise provided by the Board of Directors.

ARTICLE VIII.
SUNDRY PROVISIONS.

        SECTION 1.    SEAL.    The Corporate seal of the Company shall bear the name of the Company and the words "corporate seal—MAINE". If deemed advisable by the Board of Directors, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Company.

        SECTION 2.    BOOKS AND RECORDS.    The Board of Directors may determine from time to time whether and, if allowed, when and under what conditions and regulations, the books and records of the Company, or any of them, shall be open to the inspection of Stockholders, and the rights of Stockholders in this respect are and shall be limited accordingly, except as otherwise provided by Statute. Under no circumstances shall any Stockholder have the right to inspect any book or record or receive any statement for an illegal or improper purpose.

        SECTION 3.    BONDS.    The Board of Directors may require any officer, agent or employee of the Company to give a bond to the Company, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

        SECTION 4.    VOTING UPON STOCK IN OTHER CORPORATIONS.    Any stock in other corporations, which may from time to time be held by the Company, may be represented and voted at any meeting of Stockholders of such other corporations by the President or a Vice President of the Company or by proxy executed in the name of the Company by its President or a Vice President with the corporate seal affixed and attested by the Secretary or an Assistant Secretary.

        SECTION 5.    AMENDMENTS.    Except in cases in which a larger or different vote is required by law or by the Restated Articles of Incorporation, these By-laws may be altered or amended or repealed by the affirmative vote of a majority of the Directors of the Company or by the affirmative vote of a majority of the Stockholders entitled to vote, at a regular or special meeting of the Directors or Stockholders, as the case may be, provided that notice of the proposed alteration or amendment or repeal be contained in the notice of such meeting.

APPENDIX D
SECTIONS 908 AND 909 OF THE MAINE BUSINESS CORPORATION ACT

§ 908. Right of shareholders to dissent

        1.    Except as provided in subsections 3 and 4, any shareholders of a domestic corporation, by complying with section 909, shall have the right to dissent from any of the following corporate actions:

A. Any plan of merger or consolidation in which the corporation is participating, including a merger or consolidation pursuant to section 911, and any conversion of a corporation under section 912; or

B. Any sale or other disposition, excluding a mortgage or other security interest, of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in liquidation, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale; or

C. Any other action as to which a right to dissent is expressly given by this Act.

        2.    A shareholder may dissent as to less than all of the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

        3.    There shall be no right of dissent in the case of shareholders of the surviving corporation in a merger.

A. If such corporation is, on the date of filing of the articles of merger, the owner of all the outstanding shares of the other corporations or all of the ownership interest in the other business entities, domestic or foreign, that are parties to the merger; or

B. If a vote of the shareholders of such surviving corporation was not necessary to authorize such merger.

        4.    There shall be no right of dissent in the case of holders of any class or series of shares in any of the participating corporations in a merger or consolidation, which shares were, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders at which the plan of merger or consolidation was to be voted on, either:

A. Registered or traded on a national securities exchange; or

B. Registered with the Securities and Exchange Commission pursuant to section 12(g) of the Act of Congress known as the Securities Exchange Act of 1934, as the same has been or may hereafter be amended, being Title 15 of the United States Code Annotated, § 78l(g);

unless the articles of incorporation of that corporation provide that there shall be a right of dissent.

        5.    The exceptions from the right of dissent provided for in subsection 3, paragraph B and in subsection 4 shall not be applicable to the holders of a class or series of shares of a participating corporation if, under the plan of merger or consolidation, such holders are required to accept for their shares anything, except:

A. Shares of the surviving or new corporation resulting from the merger or consolidation, or such shares plus cash in lieu of fractional shares; or

B. Shares, or shares plus cash in lieu of fractional shares, of any other corporation, which shares were, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders at which the plan of merger or consolidation was acted upon, either:

        (1)  Registered or traded on a national securities exchange; or

        (2)  Held of record by not less than 2,000 shareholders; or

C. A combination of shares, or shares plus cash in lieu of fractional shares, as set forth in paragraphs A and B.

§ 909. Right of dissenting shareholders to payment for shares

        1.    A shareholder having a right under any provision of this Act to dissent to proposed corporate action shall, by complying with the procedure in this section, be paid the fair value of his shares, if the corporate action to which he dissented is effected. The fair value of shares shall be determined as of the day prior to the date on which the vote of the shareholders, or of the directors in case a vote of the shareholders was not necessary, was taken approving the proposed corporate action, excluding any appreciation or depreciation of shares in anticipation of such corporate action.

        2.    The shareholder, whether or not entitled to vote, shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to the proposed corporate action. No such objection shall be required from any shareholder to whom the corporation failed to send notice of such meeting in accordance with this Act.

        3.    If the proposed corporate action is approved by the required vote and the dissenting shareholder did not vote in favor thereof, the dissenting shareholder shall file a written demand for payment of the fair value of his shares. Such demand

A. Shall be filed with the corporation or, in the case of a merger or consolidation, with the surviving or new corporation; and

B. Shall be filed by personally delivering it, or by mailing it via certified or registered mail, to such corporation at its registered office within this State or to its principal place of business or to the address given to the Secretary of State pursuant to section 906, subsection 4, paragraph B; it shall be so delivered or mailed within 15 days after the date on which the vote of shareholders was taken, or the date on which notice of a plan of merger of a subsidiary into a parent corporation without vote of shareholders was mailed to shareholders of the subsidiary; and

C. Shall specify the shareholder's current address; and

D. May not be withdrawn without the corporation's consent.

        4.    Any shareholder failing either to object as required by subsection 2 or to make demand in the time and manner provided in subsection 3 shall be bound by the terms of the proposed corporate action. Any shareholder making such objection and demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

        5.    The right of a shareholder otherwise entitled to be paid for the fair value of his shares shall cease, and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim,

A. If his demand shall be withdrawn upon consent, or

B. If the proposed corporate action shall be abandoned or rescinded, or the shareholders shall revoke the authority to effect such action, or

C. If, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or

D. If no action for the determination of fair value by a court shall have been filed within the time provided in this section, or

E. If a court of competent jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section.

        6.    At the time of filing his demand for payment for his shares, or within 20 days thereafter, each shareholder demanding payment shall submit the certificate or certificates representing his shares to the corporation or its transfer agent for notation thereon that such demand has been made; such certificates shall promptly be returned after entry thereon of such notation. A shareholder's failure to do so shall, at the option of the corporation, terminate his rights under this section, unless a court of competent jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear a similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

        7.    Within the time prescribed by this subsection, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice to each dissenting shareholder who has made objection and demand as herein provided that the corporate action dissented to has been effected, and shall make a written offer to each such dissenting shareholder to pay for such shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class. The notice and offer shall be accompanied by a balance sheet of the corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer, and a profit and loss statement of such corporation for the 12 months' period ended on the date of such balance sheet. The offer shall be made within the later of 10 days after the expiration of the period provided in subsection 3, paragraph B, for making demand, or 10 days after the corporate action is effected; corporate action shall be deemed effected on a sale of assets when the sale is consummated, and in a merger or consolidation when the articles of merger or consolidation are filed or upon which later effective date as is specified in the articles of merger or consolidation as permitted by this Act.

        8.    If within 20 days after the date by which the corporation is required, by the terms of subsection 7, to make a written offer to each dissenting shareholder to pay for his shares, the fair value of such shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made within 90 days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares.

        9.    If within the additional 20-day period prescribed by subsection 8, one or more dissenting shareholders and the corporation have failed to agree as to the fair value of the shares:

A. Then the corporation may, or shall, if it receives a demand as provided in subparagraph (1), bring an action in the Superior Court in the county in this State where the registered office of the corporation is located praying that the fair value of such shares be found and determined. If, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation without a registered office in this State, such action shall be brought in the county where the registered office of the participating domestic corporation was last located. Such action:

(1) Shall be brought by the corporation, if it receives a written demand for suit from any dissenting shareholder, which demand is made within 60 days after the date on which the corporate action was effected; and if it receives such demand for suit, the corporation shall bring the action within 30 days after receipt of the written demand; or,

(2) In the absence of a demand for suit, may at the corporation's election be brought by the corporation at any time from the expiration of the additional 20-day period prescribed by subsection 8 until the expiration of 60 days after the date on which the corporate action was effected;

B. If the corporation fails to institute the action within the period specified in paragraph A, any dissenting shareholder may thereafter bring such an action in the name of the corporation;

C. No such action may be brought, either by the corporation or by a dissenting shareholder, more than 6 months after the date on which the corporate action was effected;

D. In any such action, whether initiated by the corporation or by a dissenting shareholder, all dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the complaint shall be served on each dissenting shareholder who is a resident of this State as in other civil actions, and shall be served by registered or certified mail, or by personal service without the State, on each dissenting shareholder who is a nonresident. The jurisdiction of the court shall be plenary and exclusive;

E. The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, has satisfied the requirements of this section and is entitled to receive payment for his shares; as to any dissenting shareholder with respect to whom the corporation makes such a request, the burden is on the shareholder to prove that he is entitled to receive payment. The court shall then proceed to fix the fair value of the shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or an amendment thereof;

F. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares, except for any shareholder whom the court shall have determined not to be entitled to receive payment for his shares. The judgment shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares;

G. The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or not in good faith, it may in its discretion refuse to allow interest to him;

H. The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares, if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for any party and shall exclude the fees and expenses of experts employed by any party, unless the court otherwise orders for good cause. If the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding, and may, in its discretion, award to any shareholder all or part of his attorney's fees and expenses; and

I. At all times during the pendency of any such proceeding, the court may make any and all orders which may be necessary to protect the corporation or the dissenting shareholders, or which are otherwise just and equitable. Such orders may include, without limitation, orders:

(1) Requiring the corporation to pay into court, or post security for, the amount of the judgment or its estimated amount, either before final judgment or pending appeal;

(2) Requiring the deposit with the court of certificates representing shares held by the dissenting shareholders;

(3) Imposing a lien on the property of the corporation to secure the payment of the judgment, which lien may be given priority over liens and incumbrances contracted after the vote authorizing the corporate action from which the shareholders dissent;

(4) Staying the action pending the determination of any similar action pending in another court having jurisdiction.

        10.  Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

        11.  The objection required by subsection 2 and the demand required by subsection 3 may, in the case of a shareholder who is a minor or otherwise legally incapacitated, be made either by such shareholder, notwithstanding his legal incapacity, or by his guardian, or by any person acting for him as next friend. Such shareholder shall be bound by the time limitations set forth in this section, notwithstanding his legal incapacity.

        12.  Appeals shall lie from judgments in actions brought under this section as in other civil actions in which equitable relief is sought.

        13.  No action by a shareholder in the right of the corporation shall abate or be barred by the fact that the shareholder has filed a demand for payment of the fair value of his shares pursuant to this section.

APPENDIX E
CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

MEMBERSHIP AND MEETINGS

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") shall consist of not less than three directors, none of whom are active officers or employees of the Company. The Board shall elect a Chairman and members of the Committee periodically. The Committee has complete oversight of the financial reporting for the Company.

        Directors assigned to the Committee must be independent, as defined by the Securities and Exchange Commission, the American Stock Exchange and other regulatory authorities. Each member must be able to understand the Company's financial statements and must be financially literate. At least one director will be designated as the Committee's financial expert, as defined by the Securities and Exchange Commission and the American Stock Exchange.

        The Committee has the direct responsibility for appointing, compensating and overseeing the Company's independent auditors, who report directly to the Committee. The Committee is responsible for handling the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. The Committee will also handle and investigate confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

        The Committee has the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties, with appropriate funding approved by the Board of Directors.

        The Committee shall meet as necessary and at least twice each year or at the request of the Chairman and shall report to the Board after each meeting. The Committee may meet in person or by teleconferencing.

        Each member of the Committee shall be entitled to one vote, with a simple majority of those members present deciding an issue.

DUTIES AND RESPONSIBILITIES

I. Principal Duties

  •
  The Committee has the responsibility of overseeing the accounting and financial reporting processes for the Company.

  •
  The Committee has oversight responsibilities for the audit by independent auditors of the Company's financial statements.

  •
  The Committee has direct responsibility for the oversight of the Company's independent auditors, management and the Board.

  •
  The Committee has the responsibility to investigate complaints regarding accounting, internal controls or auditing matters.

A.    Independent Auditors

  •
  Confirm and assure the independence of the independent auditors.

  •
  Responsible for the appointment of the independent public accounting firm to conduct the annual audit and interim reviews of the Company's books of account and records for a period not to exceed three years.

  •
  In accordance with regulatory requirements, approve all related party transactions.

  •
  Review and approve proposed audit services, including scope of audit, engagement memorandum, and the associated fees for the current fiscal year audit.

  •
  Review and approve all non-audit services proposed to be undertaken by the independent auditor, giving particular attention to the nature of the services being offered, the qualifications of the accountants to perform the services, the estimated fees and the relationship between the services and the firm's independence.

  •
  Evaluate the performance of the independent auditors.

B.    Annual Audit Plan

  •
  Review status of any outstanding issues from previous comment letter recommendations with the independent auditors and management.

  •
  Review the scope of the annual external audit plan for the Company with the independent auditors and management.

C.    Review Annual and Quarterly Financial Statements with Auditors and Management

  •
  Review and approve with management and the independent auditors prior to release, the audited financial statements for the year, the footnotes and management's discussion and analysis (MD&A) to the Annual Financial Report and Form 10-K, including any significant estimates that exist in the financial statements, and significant accounting issues (e.g., accounting changes, unusual events, disclosure of unusual events, application of new accounting principles, general and litigation contingencies, etc.).

  •
  Review and approve with management and the independent auditors prior to release, the unaudited quarterly financial statements, the footnotes and MD&A of the Form 10-Q, including any significant estimates that exist in the financial statements, and significant accounting issues (e.g., accounting changes, unusual events, disclosure of unusual events, application of new accounting principles, general and litigation contingencies, etc.)

  •
  Review with management and the independent auditors the unadjusted differences identified by the independent auditors as a result of their audit or review of the quarterly financial statements.

  •
  Discuss the nature of any disagreements that occurred between management and the independent auditors with respect to any accounting or audit issue.

  •
  Review Management Comment Letter with the independent auditors and management.

D.    Review of Internal Controls

  •
  Review the Company's process for assessing the risk of, and control strategies for preventing fraudulent financial reporting.

  •
  Review programs the Company may institute to correct any material weaknesses in internal control.

  •
  Review the program established by management to monitor compliance with laws and regulations and the Company's Standards of Conduct policy.

  •
  Review legal issues with counsel at least annually, and as required.

E.    Procedures for Handling Complaints

  •
  The Committee is responsible for processing complaints regarding accounting, internal controls or auditing matters and will establish appropriate procedures to handle these complaints.

  •
  The Committee is responsible for the investigation of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing practices and will establish appropriate procedures to handle these submissions.

II. Other

  •
  Prepare and file all required communications with shareholders.

  •
  Keep records which reflect the Committee's actions, and report to the Board after each meeting of the Committee concerning the activities thereof.

  •
  Meet with the independent auditors and management in separate executive sessions to discuss matters that the Committee or the other parties believe should be discussed privately.

  •
  Carry out other duties as may be delegated to it from time to time by the Board.

  •
  Review and update the Charter to comply with regulatory guidelines.
Date:	April 8, 2003	/s/ RICHARD G. DAIGLE
Audit Committee Chairman
Date:	April 8, 2003	/s/ G. MELVIN HOVEY
Chairman of the Board of Directors

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
2	Agreement and Plan of Merger dated as of June 30, 2003 by an among MPS, MergeCo and HoldCo (attached as Appendix A to the Proxy Statement and Prospectus)
3(a)	Articles of Incorporation of HoldCo (attached as Appendix B to the Proxy Statement/Prospectus)
3(b)	By-laws of HoldCo (attached as Appendix C to the Proxy Statement and Prospectus)
4	Specimen copy of certificate for HoldCo Common Stock, par value $7 per share
5 and 8	Opinion of Curtis Thaxter Stevens Broder & Micoleau LLC
23(a)	Consent of PricewaterhouseCoopers LLP
23(b)	Consent of Curtis Thaxter Stevens Broder & Micoleau LLC (included in Exhibits 5 and 8)
99	Form of Proxy